EX-16.17.j
COMPLIANCE PROGRAM
Geneva Capital Management LLC
October 5, 2004
Revision Dates
March 2, 2005
March 23, 2005
July 18, 2005
August 10, 2005
September 29, 2005
March 14, 2006
May 4, 2006
July 13, 2006
September 6, 2006
November 20, 2006
February 1, 2007
April 26, 2007
November 30, 2007
December 28, 2007
January 8, 2008
June 24, 2008
November 28, 2008
April 23, 2009
October 26, 2009 September 27, 2010 October 15, 2010 November 12, 2010

March 11, 2011
June 27, 2011
October 27, 2011
March 1, 2012
January 28, 2013
November 12, 2013
October 1, 2014
October 30, 2015
October 1, 2016
August 1, 2017
January 2, 2018
April 2, 2018
August 2, 2018
August 27, 2018
November 20, 2018
January 1, 2019
February 21, 2019
May 28, 2019
December 24, 2019
January 1, 2020
April 9, 2020

GENEVA CAPITAL MANAGEMENT
Compliance Program – Table of Contents

Introduction		Current Version
Compliance Program Introduction		(2020-03-18)

Policies
Oversight Policy		(2020-03-18)
Code of Business Conduct		(2020-03-18)
Personal Activity Policies
•	Code of Ethics	(2020-03-18)
•	Outside Business Activities Policy	(2020-03-18)
•	Gifts, Entertainment and Meals Received Policy	(2020-03-18)
•	Political Activities Policy	(2020-03-18)

Conflicts of Interest Policy		(2020-03-18)

Portfolio Management Policies
•	Investment Processes Policy	(2020-03-18)
•	Market Cap Monitoring Policy	(2020-03-18)
•	Proxy Voting Policy	(2020-03-18)
•	Valuation Policy	(2020-03-18)
Trading Policies
•	Allocation of Brokerage to Broker-Dealers Who Promote
And Sell Fund Shares		(2020-03-18)
•	Allocation of Investment Opportunity Policy	(2017-08-01)
•	Broker Selection and Best Execution Policy	(2020-03-18)
•	Directed Brokerage Policy	(2020-03-18)
•	Embargo Security Policy	(2020-03-18)
•	Error Corrections Policy	(2020-03-18)
•	Insider Trading Policy	(2020-03-18)
•	Market/Portfolio Manipulation Policy	(2020-03-18)
•	Sanctions Policy	(2020-04-09)
•	Soft Dollar Policy	(2020-03-18)
•	Trade Aggregation Policy	(2020-03-18)

Administrative Policies
•	Canada Exempt International Adviser Registration Policy	(2020-03-18)
•	Client Complaint Policy	(2020-03-18)
•	Communications Policy	(2020-03-18)
•	Custody & Possession of Assets Policy	(2020-03-18)
•	Electronic Communications Policy	(2020-03-18)

•	ERISA Rule 408(b)(2) Disclosure Requirements Policy	(2020-03-18)
•	Gifts and Entertainment Given Policy	(2020-03-18)
•	Most Favored Nation Policy	(2020-03-18)
•	Privacy and Confidential Information Policy	(2020-03-18)
•	Record Keeping Policy	(2020-03-18)
•	Regulatory Filings Process	(2020-03-18)
•	Responsibilities Under ERISA	(2020-03-18)
•	Solicitation Policy	(2020-03-18)
•	State Lobbyist Registration	(2020-03-18)
•	State Elder Abuse Policy	(2020-03-18)
Other Policies
•	Anti-Bribery and Corruption Policy	(2020-03-18)
•	Anti-Money Laundering Policy	(2020-03-18)
•	Compliant Reporting, Resolution and Non-Retaliation Policy	(2020-03-18)
•	Foreign Corrupt Practices Act Policy	(2020-03-18)
IT Related Policies
•	Business Continuity and Disaster Recovery Plan	(2020-04-01)
•	Computer and Information Systems Usage Policy	(2020-04-01)
•	Information Technology Security Policy	(2020-04-01)

GENEVA CAPITAL MANAGEMENT
Compliance Program Introduction

Geneva Capital Management LLC (“Geneva”, “Company” or “Firm”), has adopted a series of policies (“Compliance Program”) to govern the operation of the Firm and the conduct of its employees. The purpose of these polices is to foster compliance with applicable regulatory requirements as well as to educate Geneva employees regarding the firm’s compliance practices. Employees are expected to be familiar with and to follow the Firm’s policies. Furthermore, employees will be required to acknowledge on an annual basis that they have received, read and understand the policies outlined in Geneva’s Compliance Program.
Geneva is subject to the provisions of the Investment Advisers Act of 1940 (“Advisers Act”), which imposes a fiduciary duty on investment advisers. As a fiduciary, Geneva has a duty of utmost good faith to act solely in the best interests of each of its clients. This fiduciary duty is the spirit in which this Compliance Program was created, and is the spirit in which each employee is expected to approach each and every aspect of his/her responsibilities at Geneva.
Unless otherwise noted, all policies contained within this Compliance Program apply to every employee of the Firm. Any Geneva employee with questions or concerns regarding this Compliance Program or compliance matters in general should consult the Firm’s CCO.
Geneva’s business operations are carried out at its sole office located at 100 E Wisconsin Ave, Suite 2550, Milwaukee, WI 53202.
The following positions are noted throughout the Compliance Program:
Title	Abbreviation	Employee(s) Serving in this Capacity
Chief Compliance Officer	CCO	Stephen J. Shenkenberg
Portfolio Managers	n/a	William (“Bill”) A. Priebe, William (“Scott”) S. Priebe, Derek Pawlak, Jose Munoz.
Head of Operations	n/a	Katie Ellenberg
GIPS Officer	n/a	Chris Eckel

The CCO is responsible for developing, maintaining, updating, testing and enforcing the Compliance Program. Any changes to the Compliance Program and these policies must be approved by the CCO and Compliance Oversight Committee. The CCO is responsible to provide the compliance manual to all employees on an annual basis.
Any material changes to this Compliance Program or any new policies adopted will be disseminated by the CCO as follows:
•	All employees affected by the change will receive a copy of the policy revision (either hardcopy or electronically );
•	If the policy in question is described on Geneva Form ADV, Form ADV will be updated;
•	If the policy is incorporated into Geneva investment management agreement or any other disclosure document, such document will be revised;
•	If required by Geneva investment management agreement with a particular client, material changes will be communicated to such client.

GENEVA CAPITAL MANAGEMENT
Compliance Program Introduction

Employee Education
The CCO is responsible for providing on-going staff education to reasonably ensure that employees understand their responsibilities for the policies included in Geneva’s Compliance Program. The CCO will provide employees with regular ongoing training through employee bulletins, regular staff meetings and targeted compliance training sessions.
Reporting of Actual or Suspected Violations
Geneva encourages reporting of violations or suspected violations of this Compliance Program. Any employee who becomes aware of an incident involving a violation or suspected violation must promptly report the incident to the CCO, whether or not the reporting employee is directly involved. Employees will not be viewed in a negative light for reporting such an incident, even if the reported incident, upon investigation, is determined not to be a violation of the applicable policy.
Sanctions for Violations
Upon discovery of a violation of this Compliance Program, Geneva’s CCO, in consultation with senior management, may impose such sanctions as are deemed appropriate, including, among other sanctions, a verbal warning, a letter of censure or suspension, a financial penalty, or termination of employment.
Policy Date: 2005-06-01
Revised Date: 2006-11-20
2007-11-30
2008-06-24
2008-11-28
2010-09-27
2011-03-11
2011-10-27
2012-03-01
2013-01-28
2015-10-30
2016-10-01
2017-08-01
2018-01-02
2018-04-02
2018-08-27
2020-03-18

GENEVA CAPITAL MANAGEMENT
Oversight Policy

STATEMENT OF POLICY
The purpose of this policy is to outline the committee and meeting structure implemented at Geneva Capital Management LLC (“Geneva” or “Firm”), to manage business processes and oversee the functions described in the Firm’s Compliance Program.
Geneva has established the following formal committees to assist in managing and overseeing various business functions.

GENEVA COMMITTEE STRUCTURE
Committee Name	Committee Members	General Frequency (or as needed)	General Purpose of Committee
Compliance Oversight Committee (“COC”)	Katie Ellenberg Steve Shenkenberg Derek Pawlak Cindy Sheridan Chris Eckel Katie Angel	Quarterly
Committee oversees compliance activities and compliance program policies. Agendas include items such as Firm updates, regulatory developments, policy review, testing results, annual review progress, and compliance initiatives.

Front Office Oversight Committee	Katie Ellenberg Andy Irwin Steve Shenkenberg Derek Pawlak Scott Priebe Chris Eckel	Quarterly
Committee oversees trading and brokerage activities of the Firm. Quarterly agenda includes review of brokers, commissions paid, brokerage services, trading errors, trading and portfolio management policies, disclosure documents and trading initiatives.

Investment Strategy Group (“ISG”)	Derek Pawlak Bill Priebe Scott Priebe Jose Munoz	As outlined below for Equity Strategy and Fixed Income Strategy Meetings	Group is responsible for determining the general investment advice to be given to clients.
Valuation Committee	Katie Ellenberg Derek Pawlak Steve Shenkenberg Chris Eckel	As needed	Committee oversees price monitoring and the valuation of securities holdings.
Business Continuity Committee	Derek Pawlak Katie Ellenberg Steve Shenkenberg Lori Klomstad	Quarterly or more frequently if needed	Committee oversees and helps maintain and implement business continuity plan.
Business Committee	Scott Priebe Katie Ellenberg Matt Pistorio Jose Munoz	As needed	Oversee and address business development and strategic issues.

GENEVA CAPITAL MANAGEMENT
Oversight Policy
Geneva has established the following regular meetings to review activity and determine strategy.
GENEVA MEETING STRUCTURE
Meeting Name	Meeting Members	General Frequency (or as needed)	General Purpose of Meeting
Equity Strategy Meeting	Investment Staff	Weekly	Reviews/evaluates equity holdings and security recommendations. Results of Equity Strategy Meetings are communicated to Geneva’s trading staff as appropriate.
Fixed Income Strategy Meeting	Derek Pawlak Bill Priebe Scott Priebe	Monthly	Reviews fixed income holdings and security recommendations.
Milwaukee Office Meeting	Investment, Trading, Operations, Compliance, Distribution	Bi-weekly	Staff meets to address current issues, provide updates, discuss problems, and recap important initiatives.
Client Oversight Meeting	Investment, Operations, Compliance, Distribution	Monthly	Staff meets to discuss preparation for upcoming and follow up from previous client meetings, as well as current and potential client related issues.
Operations Meeting	Operations Staff	Weekly	Operations Staff review account status for new, closed & changing accounts, current operational issues or problems, procedural updates, billing, system upgrades and new initiatives.

Policy Date: 2008-11-28

Revised: 2009-04-23
2009-10-26
2010-09-27
2011-03-11
2012-03-01
2013-01-28
2013-11-12
2015-10-30
2016-10-01
2017-08-01
2018-01-02
2018-08-27
2018-11-20
2020-03-18

GENEVA CAPITAL MANAGEMENT
Code of Business Conduct
Code of Business Conduct
This Code of Business Conduct (the “Code”) has been adopted by Geneva Capital Management LLC (“Geneva” or the “Company”). The Code applies to all directors, officers and employees, as well as certain consultants, independent contractors and others performing extended services under the supervision or control (collectively, “Employees”), of Geneva. General
The most important asset that Geneva manages on behalf of its clients and its shareholders is their trust. The Company can preserve and grow that most critical asset base by conducting itself with honesty, integrity and transparency in all its activities. As an Employee of Geneva, you share a special responsibility in helping the Company meet that objective. That responsibility extends to reporting any behavior which you believe may violate laws, rules, regulations or Company policies, or the principles set out in this Code. Geneva has a strict non-retaliation policy for good faith reports of such violations.
Geneva Employees should conduct themselves in accordance with the highest legal and ethical standards. You owe fiduciary duties to the Company, including fiduciary duties of loyalty and care. Depending on your role at the Company, you may also owe fiduciary duties to the Company’s clients whose assets it manages. In general, these fiduciary duties require that you act in the best interest of the Company and/or its clients in connection with activities related to your employment.
Geneva has established this Code to help guide you in determining what behavior is appropriate in connection with activities related to your employment. The Code sets forth a basic standard of legal and ethical conduct and highlights some areas of particular concern to the Company, its shareholders and its clients. The Code should be considered as a complement to other, more specific policies of the Company, including the Code of Ethics, the Outside Business Activities Policy, the Gifts and Entertainment Received Policy, and the Political Activities Policy. You are expected to understand and comply with the Code, the Code of Ethics and any other policies of the Company that may be relevant to your employment. You should contact your supervisor, a member of senior management, the Chief Compliance Officer if you have questions or concerns regarding compliance with laws, rules, regulations or Company policies.
Conflicts of Interest
You might have relationships or engage in activities outside of your employment with the Company that have the potential to impact, or appear to impact, your ability to act in the best interest of the Company or its clients. Some examples of what the Company views as “conflicts of interest” include:
•	you may serve as an employee of a company which requires substantial amounts of your time;
•	your spouse may serve in executive management of a company which is a potential service provider of a fund managed by the Company;

GENEVA CAPITAL MANAGEMENT
Code of Business Conduct
•	you may have a significant stake in a company which is a potential investment of a fund managed by the Company;
•	you may receive a loan or gift from a company which is a potential vendor of the Company; or
•	your sibling may serve as an employee of a competitor of the Company.
More generally, a conflict of interest occurs when your private interest interferes in any way – or even appears to interfere – with the interests of the Company or any of its clients.
Although a conflict of interest may not cause you to intentionally place the interests of the Company or its clients below others, it may do so unintentionally and thereby cause harm. Moreover, it may appear to have done so, which can be just as harmful. It is therefore critical for the Company to disclose and mitigate, eliminate or otherwise address any actual, potential or apparent conflicts of interest. Your cooperation in this effort is essential.
You are required to disclose circumstances that might give rise to an actual, potential or apparent conflict of interest. Although the Company administers an ethics and conflict of interest questionnaire at the start of your employment and at the start of each calendar year thereafter, you have a continuing obligation to update your responses to the questionnaire whenever they become materially incomplete or inaccurate. You also have an obligation to identify and disclose any other conflicts of interest that might be relevant to the Company to the extent they are not encompassed by the questionnaire. This includes potential conflicts of interest of the Company itself or other Employees.
You are also prohibited from engaging in outside activities that result in an actual, potential or apparent conflict of interest without the prior authorization of the Chief Compliance Officer. You are required to disclose any outside business activities at the start of your employment and at the start of each calendar year thereafter. You are also required to seek pre-approval for any outside business activities prior to its commencement. The policies with respect to conflicts of interest are described more fully in the Code of Ethics, Outside Business Activities Policy, Gifts and Entertainment Received Policy, Political Contributions Policy and Conflicts of Interest Policy, among others.
Corporate Opportunities
While you are not discouraged from engaging in activities outside of your employment with the Company, your involvement in those activities must be consistent with your duty to act in the best interest of the Company with respect to matters related to your employment. To that end, you are prohibited from competing against the Company without the prior authorization of the Chief Compliance Officer. You are similarly prohibited from taking for yourself opportunities that are discovered through the use of Company property, information or position without the prior authorization of the Chief Compliance Officer. You are further prohibited from using Company property information or position for personal gain or to cause harm to the Company’s clients. You should contact your supervisor or the Chief Compliance Officer if you have any questions or concerns regarding your or another Employee’s compliance with this policy.

GENEVA CAPITAL MANAGEMENT
Code of Business Conduct

Protection and Proper Use of Company Assets
In the course of your employment with Geneva, you will be provided with access to, use of and control over various assets of the Company, including its facilities, equipment, technology, systems, capital, trade secrets and other proprietary information. You have an obligation to protect and conserve those assets on behalf of the Company. Theft, carelessness, and waste have a direct impact on the profitability of the Company. Geneva technology, equipment or other assets should generally not be used for non-Company business, though incidental personal use may be permitted. You should contact your supervisor or the Chief Compliance Officer if you have any questions or concerns regarding your or another Employee’s compliance with this policy.
Confidentiality and Data Protection
You may come into contact with confidential information of the Company, its clients, its Employees, its vendors and its service providers. Your duty of loyalty to the Company and its clients, as well as fundamental principles of integrity, demand that you maintain the confidentiality of such information except where disclosure is authorized or mandated. This obligation continues even after you leave the Company. You are prohibited from using or disclosing confidential information for personal gain or to cause harm to the Company or its clients. In some instances, a failure to maintain the confidentiality of information may expose you or the Company to civil or criminal penalties. The term “confidential information” includes, but is not limited to, all non-public business-related information and personal information that might be of use to competitors, or harmful to the Company or its clients, if disclosed. The policies with respect to the collection, processing, storage, transmission and retention of confidential and personal information are described more fully in the Privacy and Confidential Information Policy, among others. You should contact the Chief Compliance Officer or Head of Operations if you suspect that confidential information has been compromised. It is important to note that nothing in the Code or any of the Company’s policies shall be construed to prohibit you from reporting conduct to, providing truthful information to any federal or state government agency or self-regulatory organization, or participating in any investigation or proceeding conducted thereby.
Fair Dealing
You are prohibited from taking unfair advantage of anyone in connection with your work on behalf of the Company, whether through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other practice which may be construed as unfair dealing. You should always deal fairly with the Company’s clients, vendors, suppliers and competitors, as well as your fellow Employees. In addition to potentially exposing the Company to civil or criminal liability, unfair dealing practices can harm the Company’s reputation and undermine our client’s trust. You should contact your supervisor or the Chief Compliance Officer if you have any questions or concerns regarding your or another Employee’s compliance with this policy.

GENEVA CAPITAL MANAGEMENT
Code of Business Conduct
Compliance with Laws, Rules and Regulations
As an Employee of an investment management company, you may be subject to numerous laws, rules and regulations issued by various government bodies and organizations. In order to avoid exposing yourself or the Company to criminal, civil or other penalties or damages, it is paramount that you conduct yourself ethically and comply with all such laws, rules and regulations applicable to your work on behalf of Geneva. You are prohibited from knowingly participating in any illegal or unethical activity. While a complete cataloguing of all potentially applicable laws, rules and regulations is beyond the scope of the Code, the Company has highlighted some areas of particular concern below.
Securities Laws
Geneva is subject to securities-related laws and regulations. While the nature and extent of these restrictions is beyond the scope of the Code, one of the fundamental principles involved is that you cannot engage in any fraudulent, manipulative or deceptive market activities of any kind, either directly or indirectly, in connection with the purchase or sale of any security (or related derivative). That general prohibition extends to any purchase or sale of any security while in the possession of material non-public information about that security, whether the issuer is a client, sub-advised fund or another company. Any insider trading matter will be dealt with decisively. The policies with respect to securities laws are described more fully in the Code of Ethics, the Insider Trading Policy and the Market/Portfolio Manipulation Policy.
Antitrust Laws
Geneva is subject to antitrust-related restrictions imposed by a number of jurisdictions.
These restrictions may include prohibitions against price fixing, bid rigging and information sharing by competitors. Although these areas of the law can be complex and highly fact-specific, the fundamental principle underlying these restrictions is that you cannot engage in anti- competitive behavior. Detailed advice and training for compliance with competition and antitrust laws are available from the Chief Compliance Officer.
Anti-Bribery and Corruption Laws
Geneva is subject to anti-bribery and corruption laws wherever it operates. While the exact details of these laws and any accompanying regulations differ, they all generally prohibit persons from inducing improper behavior through the offering or giving of anything of value. You are therefore prohibited from offering, promising or authorizing any payment or benefit to a foreign official or an employee in the private sector in order to influence the recipient towards favoring the Company. This includes a prohibition against “facilitation” or “grease payments” regardless of whether such payments are permitted (or not expressly prohibited) by law. You are also expressly prohibited from accepting anything of value that can reasonably be perceived as having been given to improperly influence your actions. You will not be penalized for losing or failing to obtain business due to your refusal to offer, promise or authorize any bribe. The policies with respect to anti-bribery and corruption are described more fully in the Anti-Bribery and Corruption Policy and the Foreign Corrupt Practices Act Policy, among others.

GENEVA CAPITAL MANAGEMENT
Code of Business Conduct
The Company has developed its policies and procedures in consideration of these and other applicable laws, rules and regulations. Therefore, you should generally be in compliance with such laws, rules and regulations if you are in compliance with the Company’s policies and procedures. Nonetheless, there may be circumstances which are not addressed by those policies and procedures or as to which the application of those policies and procedures are unclear. You should contact your supervisor or the Chief Compliance Officer if you have any questions or concerns regarding your or another Employee’s compliance with the Company’s policies or applicable laws, rules or regulations.
Reporting of Illegal and Unethical Behavior
You share a responsibility in ensuring that the Company and your fellow Employees fulfill their obligations to the Company’s clients by conducting themselves in accordance with the highest legal and ethical standards. You should report any known or suspected violations of laws, rules, regulations or Company policies, or other unethical conduct, to a supervisor, the Chief Compliance Officer or other appropriate personnel. Geneva will not allow retaliation for any good faith reports.
Violations
The Chief Compliance Officer monitors overall compliance with the Code. The Compliance Oversight Committee reviews material violations of the Code. Violations will result in discipline proportionate to the misconduct, including but not limited to a warning, letter of censure, suspension or termination of employment.
Waivers
The Company may waive application of the Code only where such waiver is consistent with applicable laws, rules, regulations and fiduciary duties and justified by the facts. The Chief Compliance Officer must authorize any waivers of this Code. The Chief Compliance Officer may authorize waivers of this Code for other Employees.
Amendments
The Compliance Oversight Committee may authorize amendments to this Code.
Policy Date: 2020-03-18
Revised:

GENEVA CAPITAL MANAGEMENT
Code of Ethics
1 Overview
1.1 Policy Statement
As a registered investment adviser, Geneva is entrusted with the assets of our clients for investment purposes. As a result, Geneva employees have a fiduciary obligation to place the interests of our clients before our own. However, because of the potential conflicts of interest inherent in our business, our industry and Geneva have implemented certain standards and limitations designed to minimize these conflicts and help ensure that we focus on meeting our duties as a fiduciary for our clients. The Code of Ethics Policy (the “Policy”) is in place to help manage and mitigate the conflicts of interest that can arise from personal account dealing activities and safeguard our clients’ interests. Please be aware that your ability to liquidate positions may be severely restricted under the Policy, including times of market volatility. Therefore, as a general matter, Geneva discourages personal investments by employees in individual securities and encourages personal investments in managed collective vehicles, such as mutual and exchange traded funds.
1.2 Key principles
You have an obligation to conduct your personal investment activities and related securities transactions lawfully and in a manner that avoids actual or potential conflicts between your own interests and the interests of Geneva and its clients. You must carefully consider the nature of your Geneva responsibilities – and the type of information that you might be deemed to possess in light of any particular securities transaction – before engaging in any investment-related activity or transaction. In addition:
1.	You must take responsibility for ensuring you are aware of the requirements of this Policy.
2.	At all times the interests of clients take priority over your personal investment interests.
3.	You may not personally benefit by causing a Client to act, or fail to act, in making investment decisions.
4.	You may not engage in fraudulent or manipulative conduct in connection with the trading of securities in a Client account.
5.	You may not profit, or cause others to profit, based on your knowledge of completed or contemplated Client transactions.
6.	You must preclear all of your personal trades and subsequently execute your trades in accordance with stated timeframes.

GENEVA CAPITAL MANAGEMENT
Code of Ethics

7.	No trading is permitted that is in conflict with the interests of our clients, the parameters set by the Policy, the restrictions imposed by Geneva restricted/embargo list.
8.	You are discouraged from trading on the basis of unpublished tips or rumors.
9.	Trading on the basis of material non-public information is illegal.
10.	You should ensure that personal transactions are in keeping with your financial circumstances.
11.	You must adhere to the Policy to mitigate the risk of conflicts of interest and to Treat Customers Fairly (TCF).
12.	You must not mislead the Client by presenting untrue statements of material fact to the Client or by failing to provide a material fact necessary to the Client.
1.3 Scope
1.3.1 Persons covered by the policy
You are covered by the Policy if you are an employee or contractor of Geneva and its affiliates.
1.3.2 Investments covered by the policy
Your investments are subject to the Policy if they meet both of the following criteria:
•
Investments held in brokerage accounts under your Beneficial Ownership: You are the beneficial owner of any account in which you have a direct or indirect financial interest. This generally includes accounts held in your name or the names of:

•	Your spouse or equivalent domestic partner
•	Your minor children
•	A relative sharing your home to whom you provide financial support
•	Trusts for which you are a beneficiary
•
Investments defined as Covered Securities: Covered Securities include stocks, bonds, exchange traded funds (ETFs) and private placements/limited offerings. See Appendix I for a detailed list of Covered and non-Covered Securities.

•	Reportable Funds: Any fund or product in which JHG acts as an investment adviser, sub-adviser or principal underwriter. Click here for a current list of Reportable Funds.

GENEVA CAPITAL MANAGEMENT
Code of Ethics
1.4 Roles and Responsibilities
All disclosures, requests and attestations related to the Policy are made in MyComplianceOffice (MCO).
The Compliance department, under the direction of the CCO and the Compliance Oversight Committee administers this Policy. Compliance trains employees on the Policy, approves employee personal trades in Covered Securities and monitors employee brokerage accounts for potential Policy violations.
The Compliance Oversight Committee provides oversight of the Policy by potential violations and approving/issuing reprimands and sanctions for Policy violations.
1.5 References
The Policy is designed to ensure compliance with regulatory requirements and rules of regulators, who have jurisdiction over Geneva’s business, including, but not limited to the Securities and Exchange Commission. Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Adviser’s Act), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their Access Persons as defined in this Policy. Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).
1.6 Escalation Requirements
To report violations of this policy, please contact the Chief Compliance Officer. The Company will not retaliate against anyone for making a good faith report, failure to report violations may lead to appropriate disciplinary action.
2 Definitions
Access Person: An Access Person is any employee or contractor who has access to non-public information regarding any Clients' purchase or sale of securities, or non-public information regarding the portfolio holdings of any Client account. All persons covered by the Policy are deemed Access Persons.
Beneficial Ownership: You are the beneficial owner of any account or securities in which you have a direct or indirect financial interest. This includes accounts held in the name of your spouse or equivalent domestic partner, your minor children, and relatives living with you to whom you provide financial support and can include trusts for which you are a trustee or a beneficiary. See Appendix II for more detailed information on Beneficial Ownership.
CCO: Chief Compliance Officer or his/her designee.
Client: Any investment management client of Geneva including a fund.

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Code of Ethics

Covered Securities: Covered Securities are generally all securities, including but not limited to individual stocks and bonds, exchange traded products (ETFs and ETNs), closed-end funds, private placements and limited offerings. See Appendix I for a detailed list of covered and non-covered securities.
Compliance Oversight Committee: Governance committee comprised of senior leaders throughout Geneva. The Committee generally meets quarterly or more often as needed, to review potential violations of the Code of Ethics, our Code of Business Conduct and other related policies.
Investment Person: An Access Person who also makes or participates in making, decisions regarding the trading of securities in any Client account, has access to such decisions or assists in the trade process. Investment Persons generally can include PMs, research analysts, traders, trade operations and compliance. As a matter of policy, Geneva treats all employees as Investment Persons.
MyComplianceOffice (MCO): The monitoring system utilized for all personal compliance disclosures including personal trading.
Code of Ethics: The personal transactions in Covered Securities held in accounts under the Beneficial Ownership of persons covered by the Policy.
Reportable Funds: Any fund or product in which Geneva acts as an investment adviser, sub-adviser or principal underwriter.
SEC: U.S Securities and Exchange Commission.
3 Policy Requirements
3.1 Disclosure
3.1.1 Initial Brokerage Account Disclosures
Within ten calendar days of your start date, you must disclose all brokerage accounts in which you have Beneficial Ownership. Additionally, you must disclose any account which holds or can hold Geneva managed products (e.g. mutual funds, hedge funds or sub-advised products).
You must allow your brokers or financial institutions to provide duplicate confirmations and statements directly to Compliance. If your broker is unwilling or unable to provide duplicate confirmations and statements, you are required to provide them to Compliance.
3.1.2 Initial Holdings Disclosures
Within ten calendar days of your start date, you must disclose all holdings in Covered Securities that are beneficially owned by you. Additionally, you must disclose any holdings in Geneva

GENEVA CAPITAL MANAGEMENT
Code of Ethics
managed products, including mutual funds, commingled pools, hedge funds or sub-advised products. Holdings information must be current as of 45 days prior to your start date.
See Appendix I for a detailed list of Covered and non-Covered Securities.

3.1.3 Ongoing Disclosure Requirements
Accounts: During your tenure with Geneva, you must promptly disclose any newly opened accounts that are under your Beneficial Ownership.
Transactions/Holdings: You must deal through your own brokers and must ensure that compliance receives duplicate statements and trade confirmations/contract notes in one of the three ways listed below.
1.
Electronic Feeds – You are encouraged to deal through brokers that provide Geneva with trade confirmations and holdings via electronic feed. This provides Compliance with the most timely and accurate personal trading information. A list of electronic feed brokers can be obtained from Compliance.

2.
Broker delivery of duplicate confirmations and statements – You should allow for your brokers to provide delivery of duplicate confirmations and statements directly to Compliance. Compliance staff will enter trade details for you if you are utilizing this option.

3.
Employee upload of confirmations and statements – If neither of the above options are possible, you are required to enter your trade details into [MCO] and upload the trade confirmation/contract notes within 7 days of executing a precleared trade. Additionally, you will be required to attest to your trades quarterly and upload year-end statements annually.

3.1.4 Attestation Requirements
Compliance will promptly notify you of any material changes to this Policy and you will be required to attest to the changes. Additionally, you are required to submit the following periodic attestations. You may also be required to complete additional attestations to meet jurisdictional and regulatory requirements.
Annually:
•	Code of Ethics Attestation
•	Account Attestation
•	Holdings Attestation

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Code of Ethics

Quarterly:
•	Quarterly Trades Attestation (for accounts without direct feed or statement delivery to Compliance)
3.1.5 Management Information
It is your responsibility to ensure that the Compliance Department is appropriately notified of all accounts, transactions and holdings you must ensure that transaction, holdings and account data is accurate in MCO, as Personal Account information is subject to internal and regulatory review. You must allow your brokers to provide duplicate confirmations and statements (electronically or via paper) to Geneva or provide it yourself if a broker is unable or unwilling to provide this information.
The Compliance Department will review the documents for personal accounts to ensure that Geneva’s policies and procedures are being complied with, and perform additional inquiries as necessary. Access to duplicate confirmations and account statements will be restricted to those persons, who are assigned to perform review functions, and all such materials will be kept confidential except as otherwise required by law.
3.2 Preclearance Requirements for Dealing in Covered Securities
The requirements in the Policy are designed to mitigate or eliminate any potential conflict, or appearance of conflict, that may occur between your personal trading and Client security trading. The following requirements apply to your personal trading in Covered Securities in accounts you beneficially own.
3.2.1 Requesting Preclearance
You and your related parties (your spouse, minor children and other adult family members living in your household) must preclear any trades in Covered Securities via MCO, unless the transaction meets one of the provisions noted in the Excluded Transactions section. Preclearance requests are evaluated for potential conflicts of interest that may deem the trade to not be, or appear to not be, in the best interest of Clients. Generally, most requests are approved or denied immediately but some may take up to 48 hours to evaluate.
Compliance retains the right to refuse you permission to conduct a personal trade without providing a reason for the refusal. No reason for refusal will be given if in the opinion of Compliance the explanation would result in the release of confidential information.
3.2.2 Approval Window
Approvals and denials are communicated from MCO via email. If approved, and you choose to transact, you must place and execute your transaction by the close of business on the day after you receive an approval email from MCO.

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If the day after the date of preclearance approval is a market holiday or a weekend then you must place and execute the transaction by the close of business on the day you receive approval.
If the transaction is not instructed and executed within the approved timeframe then you must submit a new request to trade in MCO. Limit orders are only allowed if they are set to expire within the preclearance approval window.
3.2.3 Delayed Execution
If your trade has a delayed execution date, e.g. an illiquid or unlisted security, you should request an exception from Compliance.
3.2.4 Preclearance Attestation (Portfolio Managers only)
If you are requesting to personally trade a Covered Security that is an eligible investment for Client Accounts you manage, you must provide your rationale for the trade via an attestation form in MCO.
3.3 Restrictions on Dealing in Covered Securities
3.3.1 Blackout Periods
Generally, you will not be granted preclearance to deal in a Covered Security when there is a pending buy or sell order for a Client in that same security. Additionally:
•	Access Persons will generally not be granted preclearance to trade in a Covered Security within one (1) business day after a Client trade occurs in the same security.
•	Investment Persons will generally not be granted preclearance to trade in a Covered Security within seven (7) calendar days after a Client trade occurs in the same security.
3.3.2 Minimum Holding Periods
Minimum holding periods are applicable for any purchase and subsequent sale, or any sale then subsequent purchase (for short sales), of the same Covered Security (or its equivalent). In respect of derivatives any transaction to close out a derivative position cannot be executed until the end of the holding period. The holding period starts the day after execution of your trade. Calculations are made using the “first-in, first-out” (FIFO) method.
Profile	ETFs/ETNs	All other Covered Securities
Access Person	One week (7 calendar days)	Three months (90 calendar days)
Investment Person		Six months (180 calendar days)

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Where this restriction would cause undue financial hardship due to your personal circumstances or in periods of extreme market turmoil, you may request an exception to this restriction. This should be seen as an exceptional measure and requires the approval of the CCO or her/his designee and will be ratified by the [Compliance Oversight] Committee
Holding periods are designed to discourage derivatives trading and securities trading with a high frequency.
3.3.3 Best Price Rule
In order to eliminate even the appearance of impropriety, if you (1) buy or sell a security within seven days before a Client trade is executed in the same security, and (2) receive a price advantage over the Client’s trade, at the [Compliance Oversight Committee’s] discretion you may be required to surrender the price advantage.
3.3.4 Private Placements and Initial Public Offerings (IPOs)
You must request pre-approval prior to investing in a private placement or limited offering. Requests are submitted in MCO via the Private Placement/Limited Offering form. No employee, or other Access person, shall acquire any security issued in any limited or private offering (please note that hedge funds are sold as limited or private offerings) unless the CCO (or designee) gives express prior written approval and document the basis for granting approval after due inquiry. The CCO, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his or her position with Geneva. Contact Compliance for assistance with these requests.
You are not allowed to participate in IPOs. Exceptions to this rule will be considered only under limited circumstances and only with prior approval from the CCO, in consultation with the [Compliance Oversight Committee]. Please contact Compliance for advice and direction.
3.3.5 Restricted stocks
You may not trade securities of any issuer that are on the Embargoed/Restricted List. Certain securities may have restrictions placed upon them which restrict both personal and Client dealing, typically when Geneva is in receipt of material, non-public information. These restrictions will be maintained collectively using the Embargoed/Restricted List.
3.4 Exceptions
3.4.1 Excluded Transactions
The following transactions are excluded from the Covered Securities trading restrictions:
•	Transactions involving futures or options in foreign currencies or broad-based indices.

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•	Purchases or sales that are not voluntary, which include but are not limited to: tender offers and broker-initiated transactions.
•	Purchases or sales which are part of an automatic investment plan that has been disclosed to Compliance.
•	The acquisition of:
▪	securities as a result of a corporate action
▪	securities as a result of a gift or inheritance
▪	an employer’s securities through an employer retirement plan such as 401(k) plan or stock purchase plan
(Note: The subsequent sale of any securities acquired is subject to all of the trading restrictions of the Personal Trading Policy.)

•	Transfers in-kind of Covered Securities.
3.4.2 Discretionary Management by Third Parties
The trading restrictions outlined above do not apply to trades in an investment account or another arrangement over which you have no direct or indirect influence or control (“Discretionary Management”). In order to rely upon this provision you must receive approval from Compliance. To receive approval, you must submit documentation to Compliance demonstrating that all trading in the account is under the sole discretion of your advisor or other designee.
Discretionary accounts still require disclosure in MCO and are subject to the restriction on the purchase of IPOs.
You are required to inform Compliance immediately if you terminate any approved advisory relationship or make management changes. Additionally, you are required to acknowledge and attest annually that:
1.	You have had no direct or indirect influence or control over the trading decisions in your discretionary account(s).
2.	You did not suggest trades to the manager or in any way direct the manager to make any particular trades in securities for the discretionary account(s).
3.4.3 Share / Investment clubs
If you wish to participate in collective arrangements (e.g. a share or investment club), seek advice and direction from Compliance.

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3.4.4 Spread Betting
Spread betting is a speculative transaction that involves taking a bet on the price movement of a security, index or other financial product via a spread betting company. Spread betting on financial products is not permitted and you may not use spread betting accounts to circumvent this Policy. Spread betting on non-financial products, such as sporting events, is not covered by this Policy.
3.5 Policy Breaches
Failure to adhere to any of the requirements outlined above may result in a breach of the Policy. Breaches are taken very seriously by Geneva. Any potential violation of the provisions of the Policy will be investigated by Compliance or, if necessary, the [Compliance Oversight Committee]. If a determination is made that a violation has occurred, a sanction may be imposed. Sanctions may include, but are not limited to, one or more of the following: a warning letter, profit surrender, personal trading ban, and termination of employment or referral to civil or criminal authorities.
Policy Date: 2020-03-18
Revised:

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Appendix I
Covered Securities
The following securities (and derivatives thereof) are considered Covered Securities and are therefore subject to this policy:
•	Equities - listed and unlisted shares
•	Fixed Income Instruments
▪	Corporate
▪	U.S. Guaranteed or of federally sponsored enterprises (FHLMC, FNMA, GNMA, etc.)
▪	Municipal
▪	Closely Held
•	ADRs, EDRs and GDRs
•	ETFs/ETNs (including Janus Henderson ETFs/ETNs)
•	Closed-End Funds
•	Hedge Funds
•	Private placements and limited offerings (including Security Token Offerings, or Initial Coin Offerings, related to crypto currencies)
•	Investment Trusts
•	Investments above held in wrapped products such as ISAs, SIPPs, EIS, SEIS etc.
Any investment that you are unsure about should be precleared

Non-Covered Securities
The following securities (and derivatives thereof) are considered Non-Covered Securities and are not subject to this policy:
•	Bank and term deposits
•	Bonds and other direct debt instruments issued by the government of the UK, the US or other foreign governments.
•	Premium bonds (UK specific)
•	Direct investment or derivatives trading (such as futures and options) in:
▪	physical commodities
▪	currencies

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▪	interest rates
▪	broad-based indices
▪	crypto currencies (although Security Token Offerings, or Initial Coin offerings, require pre-approval – see private placements and limited offerings, above)

•	Regulated open-ended funds (UCITS, NURS, US Mutual Funds, Australian Managed Investment Schemes etc.) except for Reportable Funds

While the instruments above are exempt from the specific preapproval requirements and investment restrictions set out in this Policy, be aware that any type of trading that could result in a conflict of interest arising is actively discouraged. This includes high levels of trading in Non-Covered securities.

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Appendix II
Beneficial Ownership Guidelines
Definition of Beneficial Ownership
The Policy applies to all accounts and securities beneficially owned by you as well as accounts under your direct or indirect influence or control. Essentially this means that if you have the ability to profit, directly or indirectly, or share in any profit from a transaction, you have Beneficial Ownership. If you are unsure if an account or investment falls under your beneficial ownership, contact Compliance for further guidance.
Practical Application
You live with your parents: If you live in your parents’ house, but do not financially support your parents, your parents’ accounts and securities are not beneficially owned by you and do not require disclosure.
Your parent lives with you: If you provide financial support to your parent, your parent’s accounts and securities are beneficially owned by you and require disclosure.
You have an adult child living in your home: If you provide financial support to your child, your child’s accounts and securities are beneficially owned by you and require disclosure.
You have a college age child: If your child is in college and you still claim the child as a dependent for tax purposes, you are the beneficial owner of their accounts and securities.
Your child has an UGMA/UTMA account: If you (or your spouse) are the custodian for the minor child, the child’s accounts are beneficially owned by you. If someone other than you (or your spouse) is the custodian for your minor child’s account, the account is not beneficially owned by you.
You have a domestic partner or similar co-habitation arrangement: If you contribute to the maintenance of a household and the financial support of a partner, your partner’s accounts and securities are beneficially owned by you and require disclosure.
You have a roommate: Generally, roommates are presumed to be temporary and therefore you have no beneficial ownership in one another’s accounts and securities.
You have power of attorney: If you have been granted power of attorney over an account, you are not the beneficial owner of the account until the time that the power of attorney has been activated.
You are the trustee and/or the beneficiary of a trust: Due to the complexity and variety of trust agreements, these situations require case-by-case review by Compliance.

GENEVA CAPITAL MANAGEMENT
Outside Business Activities Policy

1. Overview
1.1 Policy Statement
As an Employee of Geneva Capital Management LLC (“Geneva” or “Company”), you have a fiduciary obligation to place the interests of the Company and our clients before your own in matters related to your employment. This fiduciary duty of loyalty does not end when you leave the office: your ability to act in the best interest of the Company and its clients may be compromised by your personal activities outside of work if those activities give rise to a perceived, actual or potential conflict of interest (“conflict”) or other risk.
In order to ensure that the Company adequately manages any perceived, actual or potential conflicts or other risks that might harm the Company or its clients, you have an obligation to first disclose any proposed Outside Business Activity (“OBA”) to Compliance via MyComplianceOffice. Compliance will consult with your manager, as necessary. Second, you must abide by the Company’s determination as to whether participation in the OBA is permissible and, if so, by any conditions it places on your participation in the OBA.
1.2 Key principles
•	All Employees must take responsibility for ensuring they are aware of the requirements of this Policy;
•	Employees’ activities outside of work may present a conflict or other risk that could harm the Company, its shareholders or its clients;
•	At all times the interests of the Company and its clients take priority over the personal activities of Employees with respect to matters related to their employment;
•	All Employees have an obligation to disclose, and seek pre-approval for, any proposed OBAs;
•	All Employees have an obligation to abide by the Company’s decision as to whether to permit an OBA and, if so, any conditions it places on their participation in the OBA;
•	Any OBA that involves a significant amount of time or provides a significant amount of income may present a conflict;
•	Any OBA that is investment-related, including activities on behalf of a non-profit, may present a conflict;
•	Any OBA that involves service on the board of directors of a publicly traded company may present a conflict and will generally not be permitted; and
•
The OBA policy is separate from, and in addition to, other policies at the Company (e.g., the Political Activities Policy and the Conflicts of Interest Policy) which may impose additional restrictions.

1.3 Scope
This policy applies to all Employees.

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1.4 Roles and Responsibilities
You are required to disclose any OBAs to Compliance via MyComplianceOffice.
Compliance is responsible for:
•	providing training and guidance on the policy to all Employees;
•	monitoring disclosures;
•	approving OBAs that do not present a conflict or other risk;
•	escalating OBAs that do present a conflict or other risk to the Chief Compliance Officer and direct managers, as appropriate; and
•	ensuring that any agreed upon controls for approved OBAs are implemented and monitored.
Direct managers are responsible for:
•	Review of the OBA disclosure when escalated from Compliance
•	Recommendations for approval /denial for OBA disclosures.
The Chief Compliance Officer, in consultation with the applicable managers, approves or denies any escalated OBA requests and provides oversight.
1.5 References
Form ADV Part 2B, Item 4 (“Other Business Activities”)

1.6 Escalation Requirements
The Company will not retaliate against anyone for making a good faith report, failure to report violations may lead to appropriate disciplinary action.
2 Definitions
Employees: All employees and contractors of Geneva.
Compliance Oversight Committee: The Committee typically meets quarterly or more often as needed, to review potential violations of the Personal Code of Ethics, our Code of Business Conduct and other related policies.
Geneva or the Company: Geneva Capital Management LLC.
MyComplianceOffice (MCO): The monitoring system utilized for all personal compliance disclosures including OBAs.

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OBA or Outside Business Activity: Any personal activities outside of work subject to the disclosure and pre-approval requirements described in Section 3.
3 Policy Requirements
3.1 Disclosure
You are required to disclose and seek pre-approval for, any of the following OBAs:
•	Serving as an employee, independent contractor, sole proprietor, officer, director or partner of a for-profit business;
•	Serving as a director, officer or executive management of a non-profit entity or performing investment-related functions on its behalf; and
•
Engaging in any other outside employment or activity (paid or unpaid) which may give rise to a conflict with the Company or its clients, or other risk (e.g. operating a blog which provides financial advice).

For clarity, you are not required to disclose service as a non-director, non-officer, non-executive management employee or volunteer for a non-profit entity, including civic organizations (e.g., your local homeowners or resident association), unless you will be performing investment-related functions on its behalf.
3.2 Pre-Approval
Upon joining the Company, you should submit a request for approval in MCO before continuing any existing Outside Business Activity. Additionally, prior to commencing any new Outside Business Activity, you should submit a request for approval in MCO.
Approval process:
1.
Compliance reviews your request. Compliance approves your OBA if it does not present any actual or potential conflict or other risk. Compliance escalates your request to the Compliance Oversight Committee and your direct manager, as appropriate, if the activity presents perceived, actual or potential conflict.

2.	If requested by Compliance, your direct manager reviews your request and provides a recommendation.
3.	The Compliance Oversight Committee reviews all requests. It may ratify or revoke any approvals granted by Compliance or your manager. It also approves or denies any requests escalated by Compliance.
In deciding whether to approve the activity, Compliance, your direct manager and/or the Compliance Oversight] Committee will consider whether the OBA presents any conflict or other risk and, if so, whether that conflict or risk can be effectively mitigated. Your request will not be denied without good cause. Compliance, your direct manager and/or the [Compliance

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Outside Business Activities Policy

Oversight] Committee may impose any conditions on your participation in the OBA reasonably necessary to manage any conflicts or risks, including but not limited to requiring periodic certifications.
As a general rule, you will not be allowed to serve on the board of directors of any publicly-traded company.
3.3 Annual Attestation
You are required to keep your OBA disclosures current and accurate by promptly notifying Compliance of any relevant changes to your status (e.g., you are now serving on the investment committee) or the entity’s status (e.g., the company has become, or is becoming, publicly-traded). You must attest to the accuracy and completeness of your OBA disclosures in MCO annually.
3.4 Policy Breaches
Failure to adhere to any of the requirements outlined above may result in a breach of this policy. Breaches are taken very seriously by Geneva with possible disciplinary procedures being applied including termination of employment.
Policy Date: 2020-03-2018
Revised:

GENEVA CAPITAL MANAGEMENT
Gifts and Entertainment Received Policy
1 Overview
1.1 Policy Statement
The receipt of gifts or entertainment may create the appearance of impropriety or a conflict of interest. In this context, an appearance of impropriety or conflict may occur if the gift or entertainment might reasonably be interpreted as being intended to influence the recipient. For that reason, Geneva Capital Management LLC (“Geneva”) has adopted this Gifts and Entertainment Received Policy (the “Policy”). The Policy applies to any Gifts or Entertainment, including Business Meals, received by or offered to an Employee of Geneva from a Business Relationship.
You are required to ensure that your activity does not raise any question of impropriety or impair our duty to act honestly, fairly and professionally in the best interest of our Clients. This Policy provides general principles that apply globally; however, it also recognizes and authorizes regional differences based on local regulations and customs. Those differences are addressed in the Appendices to the Policy. You are responsible for knowing and understanding both the general and more specific policies that apply to your jurisdiction and business area. This Policy should be utilized in conjunction with Geneva’s Conflicts of Interest Policy and the Anti-Bribery and Corruption Policy.
1.2 Key principles
In order for Geneva to identify, and eliminate, mitigate and/or disclose any perceived, actual or potential conflicts of interest, you must disclose and receive approval for certain Gifts or Entertainment received, or intended to be accepted, from a Business Relationship. Accordingly, you may not:
•	Receive cash, cash equivalents, loans or personal services on behalf of Geneva. This includes gift cards or certificates if they can be redeemed for cash.
•	Receive special discounts unless they are available to all other Employees (e.g., a discount coupon from a retail store).
•	Receive a Gift or Entertainment if it could be perceived by others as a bribe or consideration for a business favor.
•	Receive a Gift or Entertainment that would be embarrassing to you or Geneva if made public.
•	Request a Gift or Entertainment from a Business Relationship.
1.3 Scope
This policy applies to all Employees.

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1.4 Thresholds and Limits
The Appendices outline for each jurisdiction:
•	prohibitions,
•	Disclosure Thresholds,
•	Individual Limits,
•	Annual Limits, and
•	other rules or guidelines.
The described thresholds and limits apply to the total, fair market value of the Gift or Entertainment, including meals, drinks, tickets to sporting events, etc. For the avoidance of doubt, fair market value is the greater of the value at which it could be purchased in the open market and the nominal cost to the Business Relationship. Any Annual Limits per provider apply to the combined total of all Entertainment received from the Business Relationship, including Business Meals. All Individual and Annual Limits related to Business Meals are exclusive of tax and gratuity.
1.5 Roles and Responsibilities
Employees disclose Gifts or Entertainment received, adhere to the limits described in the Appendices and obtain any necessary approvals in accordance with the Policy and relevant Appendix. Compliance trains Employees on the policy. Compliance also reviews and approves any exceptions to the Policy in conjunction with direct managers. The Compliance Oversight Committee reviews all exceptions to the Policy.
1.6 References
Rules on Gifts and Entertainment exist in all jurisdictions in which Geneva operates. Main examples include:
•	FINRA Rule 3220 sets value limits and recordkeeping requirements for gifts/gratuities received by member firms and associated persons.
•	The Foreign Corrupt Practices Act prohibits the payment or receipt of bribes, including those disguised as gifts, travel, entertainment or meals.
1.7 Escalation Requirements
To report violations of this policy, please contact Geneva’s Chief Compliance Officer. You may also anonymously report violations to our independent hotline provider. Although the Company will not retaliate against anyone for making a good faith report, failure to report violations may lead to appropriate disciplinary action.

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2 Definitions
Annual Limit: The maximum fair market value of Gifts or Entertainment which can be received from a single provider over the course of a year, absent an exception. The Annual Limit is combined for Business Meals and Entertainment.
Business Meals: A meal which the Business Relationship pays for and whose primary purpose is to discuss business. If the meal accompanies a form of Entertainment, it should be disclosed in conjunction with the Entertainment.
Business Relationship: Any person or entity that does or seeks to do business with or on behalf of Geneva or any Client.
Client: Any investment management client of Geneva, including a fund.
Compliance Oversight Committee: The Compliance Oversight Committee is comprised of experienced leaders throughout Geneva. The Committee meets regularly to review potential violations of the Personal Code of Ethics, Code of Business Conduct and other related policies.
Disclosure Threshold: The fair market value above which Gifts or Entertainment are required to be disclosed.
Employees: All employees and contractors of Geneva.
Entertainment: A sporting event, concert, theatre performance, outdoor activity, reception, cocktail party, Business Meal or any other event which the Business Relationship pays for. In order to qualify as Entertainment, the Business Relationship must attend the event with you.
Gift: Any item of value that is received from a current or prospective Business Relationship. Entertainment which the Business Relationship pays for, but does not attend, qualifies as a Gift.
Individual Limit: The maximum fair market value of Gifts or Entertainment which can be received from a single provider in connection with a single event, absent an exception.
Geneva: Geneva Capital Management LLC and affiliates.
MyComplianceOffice (MCO): The monitoring system utilized for all personal compliance disclosures, including Gifts and Entertainment received.

3 Policy Requirements
3.1 Disclosure
You are required to promptly disclose in MyComplianceOffice any Gifts or Entertainment that you receive or wish to accept to the extent they exceed the relevant Disclosure Threshold.

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Gifts and Entertainment Received Policy

3.2 Approval and Exceptions Process
Any Gift or Entertainment whose value exceeds the relevant Individual or Annual Limit, or which is otherwise impermissible due to restrictions described in this Policy constitutes an exception to the Policy. Compliance and your direct manager will generally review and approve or deny any exceptions to the Policy. In connection with the approval of an exception, the Company may impose additional conditions or restrictions on the receipt of the Gifts or Entertainment, including but not limited to requiring the Employee reimburse the Business Relationship or donate to an appropriate charitable organization the amount by which the fair market value of the Entertainment exceeds the relevant Individual Limit. The Compliance Oversight Committee will review all exceptions granted.
Employees may be invited to speak at industry conferences and events. In some situations, the speech or appearance involves travel, lodging, or other customary speaker amenities (travel accommodations). You must promptly disclose such accommodations in MyComplianceOffice and seek Compliance approval to receive such accommodations.
If, after you have received Gifts or Entertainment, you or Compliance determine the value is over the relevant Individual or Annual Limit or is otherwise inappropriate, your direct manager and Compliance will work with you to resolve issue and ensure that your remains compliant with the Policy and local regulations. In the event an Employee receives a Gift over the applicable limit, the Employee will be required to return the Gift or, at the direction of Compliance and the Ethics & Conflicts Committee, (i) pay the fair market value of the Gift and keep it; (ii) donate the Gift to charity; or (iii) destroy the Gift.
3.3 Attestation
Employees are required to attest annually that they have disclosed all Gifts and Entertainment required to be disclosed and that they have not received any Gifts or Entertainment outside of the Policy. Certain members of the investment team are also required to attest monthly to their disclosures.
3.4 Policy Breaches
Failure to adhere to any of the requirements outlined above may result in a breach of this Policy. Breaches are taken very seriously by Geneva. Any potential violation of the provisions of the Policy will be investigated by Compliance and, if necessary, the Compliance Oversight Committee. If a determination is made that a violation has occurred, the Compliance Oversight Committee may impose an appropriate sanction in its discretion, up to and including termination of employment
Policy Date: 2020-03-18
Revised:

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Gifts and Entertainment Received Policy

Appendix
Limits and Thresholds
Category	Disclosure Threshold	Individual Limit (per event)	Annual Limit (per provider)
Gifts	$50	$100	$100
Business Meals	$50	$300	$1500 (combined)
Entertainment	$50	$300

Prohibitions
You may not receive any Entertainment that constitutes an “extraordinary” event, such as the Super Bowl, World Series, College Football Playoff Semi-Final and Championship games, NBA Finals, NHL Finals, etc.
Additional Restrictions for Traders
Employees in Trading may only accept Entertainment in the form of reasonable Business Meals. Participation in other Entertainment is allowed with permission from a Managing Director or the Chief Compliance Officer. The Employee’s portion of the event must be paid for by the Employee or treated as a company expense and must be documented in MyComplianceOffice with proof supporting the expense or the reimbursement to the provider.

GENEVA CAPITAL MANAGEMENT
Political Activities Policy and Procedures
1 Overview
1.1 Policy Statement
We recognize that, as active members of the community and involved citizens, our directors, officers and employees may participate from time to time in political activities that may include contributions to political candidates. Although we encourage civic and community involvement by our directors, officers and employees, we seek to avoid any situation that could curtail our current or prospective business opportunities, raises a potential or actual conflict of interest or creates an appearance of impropriety.
This Political Activities Policy (the “Policy”) addresses Rule 206(4)-5 (the “Rule”) of the Investment Advisers Act of 1940, as amended and related recordkeeping rules regarding political activity by investment advisers and their employees who do business with government entities and the use of placement agents. Many states and local municipalities also have their own legislative and regulatory requirements regarding political activity by investment advisers who conduct business with entities under their control.
1.2 Key principles
The Rule is intended to remove the connection between political contributions to state and local officials who may have influence over awarding government and public pension investment advisory business (i.e., “pay-to-play” practices):
•	The following individuals must request pre-approval for any political Contributions and Activities:
▪	All Geneva employees
▪	All family members (i.e., a spouse, domestic partner or minor children) of Geneva officers
•	All employees must ensure they are aware of the requirements of this Policy;
•	At all times the interests of clients take priority over the personal political interests of employees;
•	Only Covered Associates are allowed to “solicit” investment advisory services from Government Entities;
•	No employee may, directly or indirectly, use a third-party to solicit investment advisory services without pre-approval from Compliance; and
•	Employees are prohibited from performing any act which would result in a violation of this Policy whether directly or through or by any other person or means.

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1.3 Scope
This Policy applies to Geneva Capital Management LLC (“Geneva”), its controlling affiliates, and their employees.
1.4 Roles and Responsibilities
Employees are required to request pre-approval for all Political Contributions and Activities via MyComplianceOffice.
Compliance will review all political activities pre-clearance requests for potential employees before they are hired.
The Compliance Oversight Committee provides oversight of the Policy by reviewing amendments and material violations.
1.5 References
External References:
•	Final Rule: SEC Rule 206(4)-5
•	Recordkeeping Requirements: SEC Rule 204-2
Internal References:
•	Foreign Corrupt Practices Act
•	Code of Business Conduct
1.6 Escalation Requirements
To report violations of this policy, please contact the Chief Compliance Officer. Geneva will not retaliate against anyone for making a good faith report. Failure to report violations may lead to appropriate disciplinary action.
2 Definition
Activity: Any activity that directly or indirectly supports a candidate’s campaign for office.
Adviser: Geneva and its control affiliates.

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Contribution: Any gift, subscription, loan, advance, or deposit of money or anything of value for: (i) the purpose of influencing any election for federal, state or local office; (ii) the payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses incurred by the successful candidate for state or local office.
Covered Associate: Employees who are identified by Compliance based upon requirements of the Rule including, but not limited to, members of sales teams, Compliance, Legal, Investments, Marketing, Managing Principals and certain senior officers.
Government Entity: Any U.S. state or local government; any agency, authority or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (such as a defined benefit pension plan, separate account or general fund); and any participant-directed government plan (such as 529, 403(b), or 457 plans).
MyComplianceOffice (“MCO”): The monitoring system utilized for all personal compliance disclosures including Political Activity Requests.
3 Policy Requirements
3.1 Identification of Covered Associates
Compliance will notify individual employees of his or her status as a Covered Associate and will maintain and update these lists as necessary. Individuals may not solicit investment advisory services to Government Entities, or be promoted, transferred, or otherwise hold a Covered Associate position, unless they have been pre-approved by Compliance.
Compliance will work with senior management to screen potential hires and internal transfers who may be entering or exiting Covered Associate status to ascertain if their political contributions have or have not exceeded the applicable de minimis limits prescribed by the Rule or any state, local or contractual limitation.
3.2 Pre-Approval
Employees should submit all requests for pre-approval to Compliance via MCO. Compliance, and Legal as necessary, will review all requests to determine whether they are permissible based on the requirements of this Policy as well as applicable federal, state and local restrictions. In general, employees may make Contributions of $150 to a candidate per election, subject to Compliance approval. If employees are unsure if a Contribution or Activity would comply with this Policy and federal, state or local requirements or require pre-approval, please consult with the Compliance.
All officers must also obtain written approval from Compliance before a family member (i.e., a spouse, domestic partner or minor children) makes a Contribution or engages in any political activity.

GENEVA CAPITAL MANAGEMENT
Political Activities Policy and Procedures

3.3 Policy Breaches
Failure to adhere to any of the requirements outlined above may result in a breach of this policy. Breaches are taken very seriously by Geneva with possible disciplinary procedures being applied, including termination of employment.

GENEVA CAPITAL MANAGEMENT
Political Activities Policy and Procedures

Political Activities Procedures
Pre-Approval of Contributions and Political Activities
All employees must obtain written approval from Compliance prior to making any Contribution or engaging in any political activity. Employees are expected to exercise good judgment in making legal political contributions or in using political influence. All employees, whether a Covered Associate or not, must consider any apparent conflicts of interests when making political contributions. All political contributions, regardless of amount, made by any employee must be entirely voluntary and be unlikely to influence the candidate’s judgment regarding any continued or future business with Geneva. Employees are prohibited from making political contributions when the solicitation or request for such contribution implies that continued or future business with Geneva depends on making such contributions. Similarly, no contributions should be made that create the appearance that Geneva stands to benefit in its business relations because of a contribution.
Contributions
Employees may generally make Contributions of $150 to a candidate per election after receiving prior approval from Compliance. Primary and general elections are considered separate elections. In general, contributions to charitable organizations, such as 501(c)(3)s, are not typically considered Contributions, however employees must keep in mind the anti-circumvention provisions of the Rule and this Policy. Employees may request exceptions to the $150 limit, which may be reviewed by Compliance. Geneva’s Contributions, if any, must be approved by the Chief Compliance Officer.
Contributions may include not only monetary contributions. In-kind contributions in connection with volunteer services could also be considered a Contribution, either by the employee or Adviser. For example, if an employee or Geneva pays for services, provides facilities or a personal residence (e.g., to host a reception), or uses Geneva’s personnel or other resources to benefit any federal, state or local candidate campaign, political party committee, or other political committee or political organization or inaugural committee or transition team, these activities could be considered Contributions. As a result, no employee may undertake any political activity (i) using Geneva’s name, (ii) during working hours, (iii) on Geneva’s premises and/or (iv) with the use of Geneva’s equipment, property, funds or personnel without obtaining pre-approval from Compliance.
Political Activities, Volunteering and Fundraising
Employees may wish to provide their services on a voluntary basis to political campaigns, party committees or PACs. Employees must obtain written approval prior to engaging in any political activities, (i.e., any activity that directly or indirectly supports a candidate’s campaign for office) including:
•	hosting fundraisers for candidates, committees and parties;
•	using your name or Geneva’s name on fundraising literature;

GENEVA CAPITAL MANAGEMENT
Political Activities Policy and Procedures

•	“bundling” or coordinating contributions on behalf of others;
•	volunteering to make phone calls or canvas neighborhoods;
•	participating in a PAC;
•	giving endorsements; or
•	serving on a candidate’s election committee.
Geneva and its Covered Associates are flatly prohibited from “bundling”, pooling or otherwise facilitating contributions or soliciting, directly or indirectly, contributions on behalf of candidates for state and local office and payments to state or local political parties. This includes activities such as serving on a candidate’s campaign finance committee, hosting fundraisers or otherwise engaging in political fundraising for Officials and state and local political parties (including PACs and inaugural and transitional expenses). For example, merely having one’s name appear in letterhead or any other portion of a fundraising letters or sponsoring a meeting or conference which features a government official as an attendee or guest speaker and involves fundraising may be considered soliciting contributions for a candidate or party.
In addition, any payments and/or contributions to state and local parties made to a PAC controlled by Geneva or any of its Covered Associates, either directly or indirectly, are strictly prohibited. As a result, Covered Associates and certain members of an officer’s household are strictly prohibited from establishing, controlling or being involved with a PAC or any other entity that makes Contributions.
Indirect Contributions and Solicitations
Employees are prohibited from performing any act which would result in a violation of this Policy whether directly or through or by any other person or means. This means that employees may not use other persons or entities, including Geneva affiliates or PACs as "conduits" to circumvent the Rule, any state or local prohibition or restriction that would impact Geneva’s ability to conduct business in that state or municipality, and/or this Policy. Contributions made by others (for example, spouses, domestic partners, family members, friends, placement agents, consultants, attorneys, businesses, etc.) at the direction or suggestion of an employee, are considered to be made by that employee for purposes of this Policy.
Soliciting Business
Covered Associates
Only Covered Associates are allowed to “solicit” Investment Advisory Services Business from Government Entities. Soliciting in this context means any direct or indirect communication with a Government Entity for the purpose of obtaining or retaining Investment Advisory Services Business. The following are examples of when such solicitation could result:
•	leading, participating in or merely being present at a sales/solicitation meeting with a state or local Government Entity, such as a government pension plan or general fund;
•	otherwise holding oneself out as part of the investment advisory services sales/solicitation effort with a state or local Government Entity;

GENEVA CAPITAL MANAGEMENT
Political Activities Policy and Procedures

•	signing a submission to a "Request for Proposal" in connection with investment advisory business;
•	receiving sales commission, servicing trailer, a finder's fee or other compensation for helping Geneva to obtain or retain Investment Advisory Business with a Government Entity; or
•	making introductions between Officials and Geneva.
The list above is not exhaustive, but merely illustrates the types of activities that could result in designation as a Covered Associate on the basis of "solicitation."
Third-Party Solicitors
No employee may directly or indirectly use a third-party or an affiliate (i.e., anyone who is not an employee of Geneva) to solicit Investment Advisory Services Business without pre-approval from Compliance. Among other things, Compliance will vet all potential third-parties to determine if it is a permissible placement agent under the Rule, Rule 206(4)-3 of the Advisers Act and Adviser’s Solicitor Policy.
Record-Keeping Requirements
Rule 204-2 of the Advisers’ Act also requires Geneva to maintain certain books and records relating to state and local government entity clients, political contributions, use of placement agents, and information relating to Covered Associates. Specifically, Geneva must maintain a list or other record of:
(A)	The names, titles and business and residence addresses of all Covered Associates;
(B)
All Government Entities to which Geneva provides or has provided investment advisory services, or which are, or were, investors in any Covered Investment Pool to which Adviser provides or has provided investment advisory services, as applicable, in the past five years;

(C)
All direct or indirect Contributions, in chronological order, made by Geneva or any of its Covered Associates to an official of a Government Entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a political action committee indicating:

•	the name and title of each contributor;
•	the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment;
•	the amount and date of each contribution or payment; and
•	whether any such Contribution was the subject of the exception for certain returned contributions pursuant to Rule 206(4)-5(b)(2).

GENEVA CAPITAL MANAGEMENT
Political Activities Policy and Procedures

(D)
The name and business address of each Regulated Person to whom Geneva provides or agrees to provide, directly or indirectly, payment to solicit a Government Entity for Investment Advisory Services on its behalf, in accordance with the Rule.

Notwithstanding Section (B) above, and solely with respect to Covered Investment Pools which are registered under the Investment Company Act of 1940 (“Registered Covered Investment Pools”), Geneva may satisfy Rule 204-2 by maintaining a list or other record solely of the following:
(A)
Each Government Entity that invests in a Registered Covered Investment Pool where the account of such Government Entity can reasonably be identified as being held in the name of or for the benefit of such Government Entity on the records of the Registered Covered Investment Pool or its transfer agent;

(B)
Each Government Entity, the account of which was identified as that of a Government Entity – at or around the time of the initial investment – to Geneva or one of its Regulated Persons or Covered Associates;

(C)	Each Government Entity that sponsors or establishes a 529 Plan and has selected a specific Registered Covered Investment Pool as an option to be offered by such 529 Plan; and
(D)
Each Government Entity that has been solicited to invest in a Registered Covered Investment Pool either (i) by a Covered Associate or Regulated Person of Adviser; or (ii) by an intermediary or affiliate of the Registered Covered Investment Pool if a Covered Associate or Regulated Person of Adviser participated in or was involved in such solicitation, regardless of whether such Government Entity invested in the Registered Covered Investment Pool.

Policy Date: 2020-03-18
Revised:

GENEVA CAPITAL MANAGEMENT
Policy and Procedures for the Identification, and Elimination or Management of Conflicts of Interest

1 Overview
1.1 Policy Statement
Geneva Capital Management LLC (“Geneva” or “Company”) has fiduciary and/or contractual duties to its clients. Moreover, Employees have duties to Geneva, its owners and its clients. In recognition of these duties, Geneva has adopted this Policy to ensure that all appropriate steps are taken to identify and eliminate, mitigate and/or disclose any perceived, potential or actual conflicts of interest across the organization which might reasonably be expected to give rise to a breach of these duties or adversely affect a client. In addressing such conflicts of interest, the interests of clients will be equal to each other, the interests of clients will be superior to the interests of Geneva, and the interests of Geneva will be superior to the interests of Employees with respect to matters within the scope of the relationship. Geneva will not accept any business, carry on any activity, or permit any relationship that results in conflicts of interest which Geneva determines cannot be managed effectively or are otherwise unacceptable.
This Policy does not, and cannot, exhaustively detail policies and procedures with respect to every specific conflict or every specific context. Instead, it sets forth certain basic principles and processes relating to the identification, and elimination, mitigation and/or disclosure of conflicts of interest. There are a number of topic specific and local entity policies and procedures which are dedicated to particular business activities that should be read in conjunction with this Policy where required. These include, but are not limited to, the Code of Business Conduct, the Code of Ethics, the Gifts and Entertainment Given Policy, the Allocation of Investment Opportunity Policy, the Broker Selection and Best Execution Policy, the Soft Dollar Policy and the Trade Aggregation Policy.
1.2 Key principles
•	Geneva has fiduciary and/or contractual duties to its clients, and Employees have duties to Geneva and its clients;
•
Geneva must take all appropriate steps to identify and eliminate, mitigate and/or disclose any perceived, potential or actual conflicts of interest across the organization which might reasonably be expected to give rise to a breach of these duties or adversely affect a client;

•	The effective identification and management of such conflicts of interest is a continued area of focus for clients, owners and regulators;
•
Wherever such conflicts of interest arise between clients and Geneva or its Employees with respect to matters within the scope of the relationship, those conflicts will be resolved in favor of clients;

•
Employees must disclose any personal relationships, financial interests, outside activities, political activities, gifts and entertainment, or other such matters that Employees should reasonably recognize as giving rise to a conflict of interest or the appearance of a conflict of interest; and

GENEVA CAPITAL MANAGEMENT
Policy and Procedures for the Identification, and Elimination or Management of Conflicts of Interest

•
Although Geneva has a number of committees that consider conflicts of interest, Geneva has also separately established a Compliance Oversight Committee to help oversee management of personal and generic conflicts of interest.

1.3 Scope
This Policy applies Geneva and each of its Employees, except as expressly noted herein. Employees are required to have regard to the principles set out in the Policy with respect to engagement and oversight of any non-covered contractors or other third party service providers, including when conducting any initial or ongoing due diligence.
1.4 Roles and Responsibilities
All Employees have a responsibility to identify and disclose any personal conflicts of interest which might reasonably be expected to adversely affect Geneva or its clients. In addition, all Employees have a responsibility to identify and disclose any generic conflicts of interest (e.g., side-by-side management of accounts) which might reasonably be expected to adversely affect Geneva or its clients to the extent they have not been previously identified or managed. Employees should disclose personal conflicts of interest to Compliance through MyComplianceOffice. Employees should disclose generic conflicts of interest to their manager, Compliance or a Relevant Committee. Compliance and Relevant Committees will have a distinct obligation to identify and disclose any conflicts of interest to the extent they have not been previously identified or managed.
Compliance and the Compliance Oversight Committee have primary responsibility for designing, implementing and overseeing controls that address conflicts (e.g., personal trading or gifts and entertainment received). Employees and the business unit in which the conflicts of interest arise have primary responsibility for designing and implementing controls to address conflicts of interest specific to their business unit (e.g., trade allocation). Compliance and the relevant committees will support and advise in designing and implementing controls to address conflicts of interest specific to that business unit. Compliance will design and implement appropriate oversight arrangements and monitoring to ensure that conflicts of interest are being appropriately managed by the business units, including through reviews of electronic communications or testing. Compliance and the relevant committees will have primary responsibility for monitoring the effectiveness of controls and the degree of compliance therewith. This Policy will be overseen by the Compliance Oversight Committee.
1.5 References
The Securities and Exchange Commission has identified conflicts of interest broadly as areas of particular concern to those in the financial services industry. More broadly, many of the laws, regulations and rules applicable to Geneva are derived from the principles of managing conflicts appropriately and treating stakeholders fairly. These include provisions relating to trade allocation, gifts and personal trading. These more specific areas of potential conflicts of interest are covered by separate policies, as noted above.

GENEVA CAPITAL MANAGEMENT
Policy and Procedures for the Identification, and Elimination or Management of Conflicts of Interest

1.6 Escalation Requirements
You should report any known or suspected violations of this policy to the Chief Compliance Officer. You can report violations directly to the Chief Compliance Officer or your department manager. Geneva will not retaliate against anyone for making a good faith report, but failure to report violations may lead to appropriate disciplinary action.
2 Definitions
•
A “conflict of interest” refers to a situation in which a person may have an interest or incentive (or the appearance or potential of such an interest or incentive) which runs counter to any of their professional duties to clients, to the firm or to our company’s owners. Employees may have conflicts of interest due to personal relationships, financial interests, outside activities, political activities or gifts and entertainment. Geneva may have conflicts of interest due to financial relationships with affiliates, owners, brokers, bankers, intermediaries, vendors or services providers, clients and mutual fund investors. A conflict of interest can be apparent, potential or actual, depending on the circumstances.

•
“Employees” means officers and employees of Geneva. Depending on the facts, it could include certain consultants, independent contractors and others performing extended services under its supervision or control.

•
“Compliance Oversight Committee” means the Conflicts of Interest Committee. The Compliance Oversight Committee is composed of senior members of management. It has oversight of any ethics and conflicts-related matters, including this Policy.

•
“Geneva” or the “Company” means Geneva Capital Management LLC, its subsidiaries and its control affiliates. It does not include Estancia Capital Management LLC, its control affiliates or its portfolio investments.

•
“Relevant Committee” means any committee or forum whose responsibility covers the conflict or the business unit or function from which the conflict arises. For example, the Front Oversight Committee is a Relevant Committee for purposes of analyzing conflicts related to brokerage.

3 Policy Requirements
3.1 Training

Employees are required to have an understanding of conflicts of interest and how they might impact their responsibilities to the Company, its owners and its clients. By so doing, any conflicts of interest that arise in the ordinary course of business can be dealt with in accordance with established procedures or escalated through line management or Compliance so as to

GENEVA CAPITAL MANAGEMENT
Policy and Procedures for the Identification, and Elimination or Management of Conflicts of Interest

minimize the risk of harm. Geneva will provide education and training appropriate to the level of risk presented by the particular Employee or business unit.
Employees are provided a copy of the Code of Business Conduct and Personal Code of Ethics every year and must certify that they have read and understand these documents, including the sections pertaining to conflicts of interest. As discussed above, Employees must also complete a conflicts of interest questionnaire and outside business activity certification every year. At the start of their employment with the Company, Employees are required to participate in training on the Code of Business Conduct and Code of Ethics. Employees may also be required to participate in the face-to-face or computer-based training on conflicts of interest offered periodically by Compliance as appropriate.
3.2 Identification and Management of Generic Conflicts
Geneva will take all appropriate steps to identify and eliminate, mitigate and/or disclose any generic conflicts of interest across the organization which might reasonably be expected to give rise to a breach of fiduciary and/or contractual duties or adversely affect a client. In order to better identify and manage generic conflicts of interest (i.e., those conflicts of interest generic to the organization), Geneva has a formalized process in place for disclosure and management of such conflicts. Geneva maintains a Conflicts of Interest Matrix (the “Conflicts Matrix”) which summarizes the conflict, identifies any disclosure, outlines key controls, identifies any related policies or procedures and assigns a risk.
Geneva is a privately-held asset manager. However, conflicts of interest will naturally arise between the Company and clients; Employees and clients; Employees and the Company; two or more clients; and vendors or service providers and clients. These conflicts may arise in connection with a number of activities, including but not limited to portfolio management, trading, proxy voting, distribution, client reporting, pricing and valuation, accounting, vendor or service provider engagement and personal activities (e.g., personal trading). See Appendix 1. In identifying conflicts, Geneva considers, among other things, whether it or an Employee (1) is likely to make a financial gain, or avoid a financial loss, at the expense of the client; (2) has an interest in the outcome of a service provided to the client or of a transaction carried out on behalf of the client, which is distinct from the client's interest in that outcome; (3) has a financial or other incentive to favor the interest of another client or group of clients over the interests of the client; (4) carries on the same business as the client; or (5) receives or will receive from a person other than the client an inducement Conflicts of Interest Policy in relation to a service provided to the client, in the form of monies, goods or services, other than the standard commission or fee for that service. Geneva does not have any proprietary trading activities.
The Conflicts Matrix is periodically reviewed and updated by Compliance in consultation with other parts of the firm. In updating the Conflicts Matrix, Compliance relies in part on Employees and relevant committees to disclose any previously unidentified actual, potential or apparent generic conflicts of interest and to provide information on the effectiveness of existing controls. A conflict and control may be added to the Conflicts Matrix for a variety of reasons, including the development of a new product, the acquisition of another company, or the identification of a

GENEVA CAPITAL MANAGEMENT
Policy and Procedures for the Identification, and Elimination or Management of Conflicts of Interest

new area of legal and regulatory focus. Any significant new conflicts of interest added to the Conflicts Matrix will be reported to the Compliance Oversight Committee.
The Conflicts Matrix is reviewed by the Compliance Oversight Committee on a periodic basis, no less than annually, to ensure that all identified conflicts have been eliminated, mitigated and/or disclosed as appropriate. The relevant excerpts of the Conflicts Matrix are also reviewed by Relevant Committees on a periodic basis, no less than annually.
3.3 Identification and Management of Specific Conflicts
Geneva will take all appropriate steps to identify and eliminate, mitigate and/or disclose any specific conflicts of interest across the organization which might reasonably be expected to give rise to a breach of fiduciary and/or contractual duties or adversely affect a client. A specific conflict of interest may arise from Employees’ personal relationships, financial interests, outside activities, political activities or gifts and entertainment. It may also arise from Geneva’s financial relationships with affiliates, owners, brokers, bankers, intermediaries, vendors or services providers, clients and mutual fund investors, which Geneva monitors and manages through various reports and processes.
In order to better identify and manage personal conflicts of interest (i.e., those conflicts of interest unique to the individual employee), Geneva has processes for disclosure and management of such conflicts.
3.4 Types of Controls
Geneva will generally subordinate its interests and those of its Employees to the interests of its clients where they conflict as to matters within the scope of the relationship. Geneva will not accept any business, carry on any activity, or permit any relationship that results in conflicts of interest which the Company determines cannot be managed effectively or are otherwise unacceptable.
When managing conflicts of interest, the Company may adopt one of following controls or a combination thereof:
•
Training. Providing Employees with appropriate training regarding conflicts of interest and controls implemented to address them (e.g., portfolio manager training around limited offering allocation or employee training around personal account dealing).

•
Tracking. Monitoring relationships in the Conflict Register and elsewhere for later reference in testing or otherwise (e.g., analyzing whether a new or expanded business relationship presents potential conflict of interest concerns as a result of an Employee relationship).

•
Certification. Requiring Employees certify that they have not breached any duty of loyalty to the Company, its owners, or its clients (e.g., certifying that they have not used or disclosed any material non-public information to family members).

GENEVA CAPITAL MANAGEMENT
Policy and Procedures for the Identification, and Elimination or Management of Conflicts of Interest
•
Internal disclosure and recusal. Requiring Employees to disclose any personal conflict that might be relevant to their work (e.g., requiring analysts disclose any personal conflicts of interest with a covered company) and/or recuse themselves from decision making that might be affected by such a conflict (e.g., prohibiting Employees from approving service provider contracts in which they directly or indirectly benefit).

•
Control of information. Controlling the exchange of information between Employees with potentially opposing interests (e.g., establishing an information barrier between employees responsible for index maintenance and employees responsible for fundamental research).

•
Separate supervision. Ensuring that supervision or reporting lines do not result in a conflict of interest (e.g., preventing employees responsible for monitoring compliance with investment guidelines from reporting to those being monitored).

•
Segregation of duties. Controlling the simultaneous/sequential involvement of Employees in separate tasks or services (e.g., prohibiting employees from both performing a task and having exclusive responsibility for identifying errors in the performance of that task).

•
Remuneration links. Removing remuneration links between Employees with potentially opposing interests (e.g., preventing employees responsible for monitoring compliance with sales laws, regulations and rules from having their compensation tied to product sales), or remuneration links that may cause an Employee to improperly favor a particular product or service.

•
Restrictions on activities. Restricting the circumstances under which an activity is permitted (e.g., prohibiting cross trades with ERISA accounts) or conditions under which an activity is permitted (e.g., allowing employees to serve on non-profit boards, but prohibiting them from making recommendations as to specific investments).

•
Testing. Testing to ensure that any controls are effective (e.g., monitoring any personal account dealing activities to identify violations of Code of Ethics or conducting performance dispersion analysis to identify violations of side-by-side policies).

•	Avoidance. Prohibiting the activity giving rise to the conflict of interest (e.g., generally prohibiting employees from serving on the board of directors of a publicly traded company).
•	Disclosure. Disclosing the conflict of interest to the owners or clients as relevant (e.g., disclosing relationships between Geneva and its affiliates to affected clients).
In determining appropriate controls, the Company must consider whether the controls result in the conflict of interest being effectively managed so as to reduce the risk of harm to acceptable

GENEVA CAPITAL MANAGEMENT
Policy and Procedures for the Identification, and Elimination or Management of Conflicts of Interest

levels. It may be necessary to adopt alternative or additional measures to mitigate or eliminate the perceived, actual, potential or apparent conflict of interest. As noted supra, the Relevant Committee (or the relevant business unit if none) and Compliance should agree upon the appropriate control for management of conflicts. In the event of any disagreement, the matter will be referred to the Compliance Oversight Committee for resolution.
Geneva will disclose conflicts of interest to relevant parties to the extent required by law, regulation, rule or duty, including any material conflicts of interest.
3.5 Violations
Employees are expected to comply with this Policy, the Code of Business Conduct, the Code of Ethics and any other policies which might apply to their work. The intentional failure to disclose a personal or generic conflict of interest – known to be unidentified or unmanaged by the Employee – may result in severe sanctions, including a letter of censure, suspension or termination of employment.
Policy Date: 2020-03-18
Revised:

GENEVA CAPITAL MANAGEMENT
Policy and Procedures for the Identification, and Elimination or Management of Conflicts of Interest

Appendix 1
The following list identifies specific circumstances which may constitute or may give rise to a conflict of interest entailing a material risk of damage to the interests of one or more clients. The inclusion of a conflict of interest does not necessarily mean that the Company believes that the conflict is material, that the conflict gives rise to a material risk of harm or that the measures implemented to manage the conflict are insufficient to ensure, with reasonable confidence, that risks of damage to the interests of clients will be prevented. This list is qualified in its entirety by reference to this Policy and the Conflicts Matrix, which more fully reflects the Company’s evaluation of conflicts, risks and controls.
•	Employees may have personal investments in securities held by clients, or intended to be held by clients which may cause them to favor their personal accounts over others.
•
Employees involved in portfolio management may have personal investments in certain accounts or may receive greater compensation from certain accounts which may cause them to favor those accounts over others in trade execution, trade allocation, trade aggregation, limited offering allocation and cross-trading (collectively, “side-by-side matters”).

•	Employees involved in portfolio management may receive compensation based on performance and assets which may cause them to use material non-public information.
•	Employees may have multiple roles (e.g., both portfolio manager and analyst) which may cause them to favor one role over others.
•	Employees involved in trading may have personal investments or relationships which may cause them to favor certain brokers over others.
•	Employees involved in proxy voting may have personal relationships which may cause them to favor those relationships over others in proxy voting matters.
•	Employees involved in sales functions may receive compensation based on product sales which may cause them to favor their personal financial interest over clients.
•	Employees involved in executive management at Geneva may have financial interests which may cause them to favor the Company over clients.
•
Employees involved in portfolio management and vendor and service provider engagement may have personal relationships or affiliations which may cause then to favor those relationships or affiliations over others.

•	The Company may have proprietary investments in certain accounts or may receive greater fees from certain accounts which may cause them to favor those accounts over others in side-by-side matters.

GENEVA CAPITAL MANAGEMENT
Policy and Procedures for the Identification, and Elimination or Management of Conflicts of Interest

•	The Company may receive fees from its proprietary funds or accounts which may cause it to direct investments to those accounts or investments.
•
The Company may have professional relationships which may cause it to favor those relationships over others in proxy voting, vendor and service provider engagement, investment selection and side-by-side matters.

•
The Company may be restricted from participating in certain transactions due to its possession of material non-public information, aggregated holdings limits or other restrictions imposed by its affiliations.

GENEVA CAPITAL MANAGEMENT
Investment Processes Policy

GUIDING PRINCIPLES
Geneva Capital Management LLC (“Geneva” or “Firm”) offers portfolio management services to clients across multiple equity strategies. We also offer investments in fixed income securities. The purpose of this policy is to delineate investment processes related to security selection, account objectives, and client imposed restrictions to reasonably ensure that client accounts are invested appropriately.
STATEMENT OF POLICY
Security Selection
Geneva has developed a disciplined approach to determining the securities to be bought and sold on behalf of client accounts. Geneva’s Investment Strategy Group (“ISG”), comprised of Equity and Fixed Income Portfolio Managers, meets weekly with Geneva’s research analysts and traders to discuss their current economic and market view, industry trends and analysis as well as individual security holdings and securities being considered for purchase or sale. From this meeting the ISG formulates security buy and sell decisions.
Members of the ISG who are Portfolio Managers for a strategy determine trade activity for that strategy. Portfolio Managers for each strategy function as a team and each Portfolio Manager for a strategy must agree to all purchase and sell decisions. No individual strategy Portfolio Manager may make security determinations independently. Geneva’s Portfolio Managers and Analysts maintain documentation to support all portfolio recommendations.
Equity Portfolio Managers are responsible to:
•	hold regular meetings to review current and proposed equity holdings;
•	determine the weight of each holding within the model for each strategy and the applicable underlying client accounts;
•
maintain notes and research files that support equity security recommendations which may include corporate filings such as offering documents, shareholder reports, corporate announcements, corporate dividend history, third-party or internally generated research reports, including Strategy Meeting Notes, Bloomberg reports and other relevant documents. These materials are typically maintained in electronic format on appliable data drives.

Written instructions for all trading programs will be prepared by an Equity Analyst or Portfolio Manager. Each trading instruction requires the signature one Portfolio Manager for the strategy.
Fixed Income Portfolio Managers are responsible to:
•	hold regular meetings to review current and proposed fixed income holdings;
•
create and update a list of core holdings and maintain notes and research files that support fixed income security recommendations which may include offering documents and official statements, financial statements, credit or ratings history, third-party or internally generated research reports, Bloomberg or other documents. These materials are typically maintained in electronic format on appliable data drives or Bloomberg;

GENEVA CAPITAL MANAGEMENT
Investment Processes Policy

•	execute fixed income trades in client accounts;
•	prepare written trade information to facilitate the trade settlement process.
Geneva may deviate from this general approach under certain circumstances. For example, to accommodate client tax considerations, client cash needs/availability, and for other common sense or practical reasons.
Account Objectives
Members of Geneva’s ISG will work with new and existing clients to establish appropriate asset allocation guidelines and account investment objectives, except where such guidelines or investment objectives are dictated by the client or its consultants and Geneva’s input is not required. Geneva’s Operations Team is responsible to obtain, document and save, in designated electronic and paper file locations, the written investment objectives obtained from clients initially and as updated from time to time.
Geneva will perform ongoing reviews and monitoring of accounts to reasonably ensure that investments are consistent with a client’s written investment objectives and that holdings are representative of securities selected by the ISG. Members of the Operations and Portfolio Managers will perform periodic account reviews and are subject to daily testing by Advent’s Rules Manager, which will send out daily email alerts for possible investment restriction warnings and violations. Documentation of account reviews will be maintained.
Investments in Geneva Managed Mutual Funds
Geneva may recommend to current clients mutual funds for which Geneva acts as investment manager. These accommodation accounts allow a current client in one Geneva strategy, to gain access to a different Geneva strategy, where the client may not be large enough for a separately managed account. Geneva does not have investment discretion with these accommodation accounts and does not charge a fee for their assets. They are typically set up on Geneva’s system solely to enable Geneva to provide better customer service by including information about such investments in periodic reports and meetings. Geneva Portfolio Managers who recommend a mutual fund to a client should be aware of the different share classes available, the share class expenses and any other fees imposed on the client. Portfolio Managers should, to the extent possible, recommend the overall lowest cost share class available. Where a client has chosen a custody platform such as Fidelity that may only make available one fund share class, Portfolio Managers should periodically review whether other share classes have been made available on the platform and whether the client is still invested in the most advantageous share class. Ultimately, the decision on brokerage and share class investments resides with the clients.
Client Imposed Restrictions
Geneva recognizes that clients may impose restrictions with respect to the securities that may be purchased for their account(s). Geneva requests client imposed restrictions be submitted in writing. Upon receipt of restriction instructions, Geneva will take the following actions:
•	Submit restriction instructions to a member of the ISG for review.
•	Document restriction instructions within the Firm’s trading compliance and portfolio monitoring software (Advent’s Rules Manager).

GENEVA CAPITAL MANAGEMENT
Investment Processes Policy

•	Regularly review restriction instructions to reasonably ensure ongoing compliance.
•	Request that clients provide Geneva updates to any client imposed restrictions. Geneva will include this request in the Disclosure Notice that is sent with quarterly client reporting packages.
•	Promptly notify a client of a violation of these guidelines.
Risk Monitoring
Risk and liquidity reports are provided to Geneva Investment Strategy Group for review and are internal reports only.
Policy Date:
2010-09-27
2013-01-28
2015-10-30
2016-10-01
2017-08-01
2018-01-02
2020-03-18

GENEVA CAPITAL MANAGEMENT
Market Cap Monitoring Policy

STATEMENT OF POLICY

Geneva Capital Management LLC (“Geneva”) is required to monitor the market cap range of holdings in certain sub-advised funds per the requirements of Rule 35d-1 (“Name Rule”). The Name Rule requires that an investment company (Fund) with a name that suggests a particular investment emphasis to invest in a manner consistent with its name. As a sub-adviser to the investment companies below that include a reference to market cap in their name, Geneva must monitor its investments in the Fund for compliance with the names rule and related investment parameters.
In an FAQ released by the SEC, the question “Does rule 35d-1 apply to funds that use the terms "small-cap," "mid-cap," and "large-cap?" is raised. The SEC responds:
“Yes. Terms such as "small-, mid-, or large-capitalization" suggest a focus on a particular type of investment, and investment companies that use these terms will be subject to the 80% investment requirement of the rule. As a general matter, an investment company may use any reasonable definition of these terms and should define these terms in its discussion of its investment objectives and strategies in its prospectus. In developing a definition of the terms "small-, mid-, or large-capitalization," registrants should consider all pertinent references, including, for example, industry indices, classifications used by mutual fund rating organizations, and definitions used in financial publications. Definitions and disclosure inconsistent with common usage, including definitions relying solely on average capitalization, are considered inappropriate by the staff.
As noted in the SEC’s response above, the investment company prospectus should include a definition of small, mid or large cap and Geneva should refer to the Fund prospectus for guidance. Below is the prospectus language pertaining to the Geneva sub-advised funds, as of December 20, 2017. The prospectus date for each Fund is noted below under the Fund name. Please note that this language may change and Geneva should review the fund prospectuses at least annually.
Fund	Benchmark for Monitoring	Prospectus Language
Nationwide Geneva Small Cap Growth Fund Prospectus dated February 28, 2020.	Russell 2000 Index
The Fund’s investment focus is on U.S. companies whose market capitalizations are generally within the market capitalization range of the companies represented in the Russell 2000 Index at time of purchase (“small-cap companies”), although the Fund may invest in companies outside this range. Under normal circumstances, the Fund will invest at least 80% of its net assets in small-cap companies. The Fund makes market capitalization determinations with respect to a security at the time of purchase of such security. Because the Fund may continue to hold a security whose market capitalization increases or decreases, a substantial portion of the Fund’s holdings can have market capitalizations outside the range of the Russell 2000 Index at any given time.

BNY Mellon Select Managers Small Cap Growth Fund Prospectus dated September 30, 2019	Russell 2000 Growth Index
To pursue its goal, the fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in the stocks of small cap companies. The fund currently considers small cap companies to be those companies with market capitalizations that fall within the range of companies in the Russell 2000® Growth Index, the fund’s benchmark index. The fund's portfolio is constructed so as to have a growth tilt. The fund may invest up to 15% of its net assets in foreign securities (i.e., securities issued by companies organized under the laws of countries other than the U.S.).

Nationwide Geneva Mid Cap Growth Fund Prospectus dated February 28, 2020.	Russell Midcap Growth Index
The Fund’s investment focus is on U.S. companies whose market capitalization is generally within the market capitalization range of the companies represented in the Russell Midcap Growth Index at time of purchase (“mid-cap companies”), although the Fund may invest in companies outside this range. Under normal circumstances, the Fund will invest at least 80% of its net assets in mid-cap companies. The Fund makes market capitalization determinations with respect to a security at the time of purchase of such security. Because the Fund may continue to hold a security whose market capitalization increases or decreases, a substantial portion of the Fund’s holdings can have market capitalizations outside the range of the Russell Midcap Growth Index at any given time.

BNY Mellon Midcap Multi-Strategy Fund Prospectus dated December 31, 2019	Russell Midcap Index
The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of mid cap companies. The fund currently considers mid cap companies to be those companies with market capitalizations that are within the market capitalization range of companies comprising the Russell Midcap® Index.

PROCESS
1.	The Geneva Marketcap Monitoring report will typically be prepared twice a month, or more frequently if requested, for each fund using the prior day’s marketcap for each security.
2.
The completed report(s) will be distributed via email to individuals on the Investment, Compliance, and Operations teams. The distribution list will be reviewed periodically to ensure all necessary parties receive the information.

3.	All recipients will review the report to determine the % of holdings within the range of the relevant benchmark
4.	Fund holdings that fall outside the range of the relevant benchmark, will be flagged with a restriction in Moxy.
5.
If trading is necessary, Traders will include a timestamp market cap report (<DES> page from Bloomberg) for the security at the top end of the relevant benchmark’s market cap range to document any intraday movement of the range. The DES report will then be attached to the daily market cap monitoring report.

6.	The Operations and Trading Teams will be responsible for ensuring all processes are carried out.
Policy Date: 2016-10-01

Revised: 2017-08-01
2018-01-02
2020-03-18

GENEVA CAPITAL MANAGEMENT
Proxy Voting Policy

The following represents the Proxy Voting Policy for Geneva Capital Management LLC (“Geneva”) with respect to the voting of proxies on behalf of all clients advised by Geneva, for which Geneva has voting responsibility, and the keeping of records relating to proxy voting.
GUIDING PRINCIPLES
The guiding principle of this policy statement is that proxies should be voted consistent with the best interests of Geneva’s clients. Geneva must not put its own interests ahead of the interests of clients. Geneva views proxy voting as a mechanism for shareholders to protect and promote shareholder wealth. Accordingly, Geneva seeks to vote proxies in a manner designed to maximize the economic value of the clients’ investment. In addition, Geneva will abide by specific voting guidelines on certain policy issues as requested by particular Clients on a case by case basis.
Geneva believes a single uniform proxy voting policy is in the best interests of its clients. Geneva manages all equity accounts in one of several US growth-style investment strategies, all of which are managed by the same investment team.1 These strategies follow the same approach to security selection, invest the same types of high quality and seasoned US growth companies, and (subject to individual client restrictions) do not vary security selections or weightings within a strategy for different types of clients. The primary differences between the strategies are their market capitalization ranges. Because some strategies have overlapping capitalization ranges, they may have overlapping holdings.
STATEMENT OF POLICY
This policy describes the general voting guidelines to be applied; the procedure to be followed if a vote is to be cast contrary to the Glass Lewis recommendation; the procedure to be followed in case of a conflict of interest between Geneva and its clients with respect to how a ballot issue will be voted; the oversight of Glass Lewis; other general voting procedures; and record retention.
GLASS LEWIS & CO.
Because of the increasing complexity in administering policies in this area, Geneva has engaged an independent proxy voting service and industry expert, Glass Lewis & Co. (“Glass Lewis”), to research proxy proposals, provide in-depth analysis, provide voting recommendations, and administer client proxy votes. Glass Lewis is responsible for coordinating with the clients’ custodians to ensure that all proxy materials received by the custodians are processed in a timely fashion. In addition, Glass Lewis is responsible for maintaining copies of all proxy statements received from issuers and records of its recommendations, analyses, and votes cast by Geneva. It must promptly provide such materials to Geneva upon request.

1 Geneva currently manages all equity client accounts in one of the following investment strategies: US Small Cap Growth, US SMID Cap Growth, US Mid Cap Growth and US All Cap Growth.

General Voting Guidelines
Geneva has adopted Glass-Lewis’s Proxy Paper Guidelines (“Guidelines”) as well as Glass Lewis’s Taft Hartley Addendum (“Addendum”) to determine how each proposal on proxy ballots is to be voted for each applicable client. If instructed by a client, the Addendum will be utilized. The Guidelines and the Addendum are incorporated herein by this reference, and copies of the Guidelines and Addendum, as revised from time to time, are maintained with Geneva’s proxy voting records. Geneva has determined that the Guidelines and Addendum are consistent with the Guiding Principles described above, and has instructed Glass Lewis to vote in accordance with the Guidelines or the Addendum, as applicable, unless one of the following exceptions applies:
1.
Override Glass Lewis. Geneva’s Investment Strategy Group (“ISG”) decided to override the Glass Lewis vote recommendation for a client based on its determination that the client would best be served with a vote contrary to the Glass Lewis recommendation. Such decision will be documented by Geneva and communicated to Glass Lewis; or

2.
Corporate Events and Contests. On matters involving corporate events (such as merger and acquisition transactions, dissolutions, conversions, or consolidations) and proxy contests, Geneva will determine how to vote the proxies and direct Glass Lewis accordingly; or

3.
No Recommendation. If Glass Lewis does not provide a vote recommendation, Geneva will determine how a particular issue should be voted. In these instances, Geneva, through its ISG, will document the reason(s) used in determining a vote and communicate Geneva’s voting instruction to Glass Lewis.

Proxy Voting Process
1.
Proxy Paper. For every shareholder meeting for which Geneva is authorized to vote a proxy, Geneva’s proxy administrator will download Glass Lewis’s analysis and recommendations (aka the “proxy paper”) and email it to the applicable analyst(s) and/or portfolio manager(s) who are responsible for following the company.

2.	Review and Analysis.
a.
Routine Matters. Most shareholder meetings of companies held in Geneva’s investment strategies involve only routine or straightforward proposals that do not require additional research or analysis; however the applicable analyst or portfolio manager may nonetheless use any additional information he or she, and any other member of ISG, believe appropriate and necessary to make an informed decision on how to vote a proposal.

b.
Corporate Events and Contests. When a company proposes a corporate event or is involved in a proxy contest, Geneva typically is already fully aware of the matter as part of its normal investment oversight process and has determined how to vote in the best interests of its clients; however, ISG may consider any additional information it has obtained from the proxy paper and other sources, such as issuer supplements to its proxy materials and other analysis and research, to arrive at a final voting determination.

c.
No Recommendation. In the unusual case where Glass Lewis does not provide a recommendation on a proposal, Geneva will conduct such research and analysis as it deems appropriate for the matter and arrive at a voting decision.

d.
Subsequent Information. In addition the processes maintained by Glass Lewis to update its proxy papers with subsequent information, Geneva analysts and portfolio managers who follow specific companies will, as a matter of course, have timely access to all publicly available information relating to such companies, including alerts informing them of material communications relating to the companies they follow, such as press releases, Forms 10-Ks,10-Qs,8-Ks and other SEC filings. As a result, Geneva expects that any research and analyses performed in connection with proxy recommendations will be informed by current developments.

3. Communication of Voting Decision.
a.
To Proxy Administrator. ISG, usually through the applicable analyst or portfolio manager, will instruct the proxy administrator to either vote in accordance with Glass Lewis’s recommendations by affirming agreement with it or, with respect to override decisions, corporate events, contested matters or where Glass Lewis did not provide a recommendation, direct the proxy administrator how to vote the shares. Voting instructions will typically be documented with an email.

b.	Conflicts Check. All voting recommendations that differ from Glass Lewis’s recommendations will be subject to the Conflicts of Interest process described below.
c.
To Glass Lewis. On matters not involving corporate events or contests, Glass Lewis has standing instructions to vote shares in accordance with its applicable proxy voting guidelines without additional direction from Geneva. After receiving direction from ISG, the proxy administrator will either leave Glass Lewis’s proposed vote unchanged or, if ISG determines to vote differently, communicate the decision to override such vote in Glass Lewis’s proxy voting portal. The proxy administrator will enter into the proxy voting portal all votes involving corporate actions, contests or matters on which Glass Lewis did not provide a recommendation.

Ongoing Review and Oversight2
In order to provide ongoing oversight of Glass Lewis and Geneva’s proxy voting policies and procedures, Geneva will, no less frequently than annually:
1.
Review the adequacy of its proxy voting policies and procedures to ensure that they have been formulated reasonably and implemented effectively, including whether they continue to be reasonably designed to ensure that Geneva casts votes on behalf of its clients in the best interest of such clients. ISG will annually review and approve the guidelines.

2 See SEC Release No. IA-5325, Commission Guidance Regarding Proxy Voting Responsibilities of Investment Advisers (Aug. 21, 2019), available at www.sec.gov/rules/interp/2019/ia-5325.pdf, for additional guidance.

2.	Review whether Glass Lewis has the capacity and competency to adequately analyze proxy issues considering such factors as the adequacy and quality of its staffing, personnel and/or technology.
3.
Assess whether Glass Lewis has robust policies and procedures that enable it to make proxy voting recommendations based on current and accurate information, including an effective process for seeking timely input from issuers and clients with respect to, for example, its proxy voting policies, methodologies, and peer group constructions and, if Geneva becomes aware of any credible and relevant factual errors, incomplete analysis or potential methodological weaknesses, the extent to which such matters materially affected Glass Lewis’s research or recommendations.

4.
Assess whether Glass Lewis has adequately disclosed its methodologies in formulating voting recommendations such that Geneva can understand the factors underlying its recommendations and when and how it expects to engage with issuers and third parties.

5.
Assess whether Glass Lewis has robust policies and procedures that enable it to identify and address conflicts of interest relating to its voting recommendations, which conflicts may include (a) those relating to the provision of proxy voting recommendations and proxy voting services generally, (b) conflicts relating to activities other than providing proxy voting recommendations and services, and (c) those presented by certain affiliations.

6.
Assess whether Glass Lewis’ policies and procedures provide for adequate disclosure of its actual and potential conflicts with respect to the services it provides to Geneva and whether technology is used to deliver conflicts disclosures that are readily accessible to Geneva.

7.	Review Glass Lewis conflict of interest disclosures as described below.
DETERMINATION OF WHETHER TO VOTE A PROXY
Geneva may refrain from voting a client’s proxy if (a) Geneva and the client have agreed to limit the scope of Geneva’s proxy voting responsibilities, or (b) Geneva determines that refraining is in the client’s best interest (for example, where the cost exceeds the expected benefit to the client), consistent with Geneva’s duty of care.

SECURITIES LENDING PROGRAMS
In certain circumstances, clients may choose to participate in a securities lending program through their custodian or another agent. Such participation is at the discretion of the client and is not monitored or supervised by Geneva. As a general matter, securities on loan are not recalled to facilitate proxy voting (in which case the borrower of the security is entitled to vote the proxy). However, if the ISG has determined in good faith that the importance of an item to be voted upon is so significant that it materially outweighs the loss in lending revenue that would result from recalling the security (i.e., if there is a controversial upcoming merger, acquisition or other corporate event or contest that may have a significant impact on the value of the security or some other similarly significant matter), Geneva will work with the client (or its custodian or other designee) to seek to have the security recalled for voting purposes.
CONFLICTS OF INTEREST
Geneva
Because the Guidelines and the Addendum are pre-determined by Glass Lewis and designed to be in the best interests of clients, application of the Guidelines and Addendum to vote client proxies should, in most cases, adequately address any possible conflicts of interest. However, when Geneva determines to override a recommendation by Glass Lewis or otherwise votes a proxy in connection with a corporate event, contest or missing recommendation, the analyst for the company in question will refer the matter to the ISG. The ISG will consider any applicable business conflicts between Geneva and the company or other facts and circumstances that may give rise to a conflict of interest on the part of Geneva, because of a business relationship between Geneva and the company, or otherwise. A conflict of interest may exist, for example, if Geneva has a business relationship with (or is actively soliciting business from) either the company soliciting the proxy or a third party that has a material interest in the outcome of a proxy vote or that is actively lobbying for a particular outcome of a proxy vote. In addition, any member of the ISG with knowledge of a personal conflict of interest (e.g., a family member in a company’s management) relating to a particular referral item shall disclose that conflict to the ISG and the Chief Compliance Officer and may be required to recuse himself or herself from the proxy voting process for that proposal. The ISG will determine whether the proxy may be voted by Geneva, whether to seek legal advice, or whether to refer the proxy to the Client (or another fiduciary of the Client) for voting purposes. When the ISG determines to cast votes, it will document the reasons in writing. All such determinations will be reviewed by the Chief Compliance Officer (or his or her designee) to determine that a material conflict does not appear to exist.
Glass Lewis
Glass Lewis monitors its conflicts of interest in voting proxies and has provided the firm a written summary report of its due diligence compliance process. Geneva has reviewed such report and will review updates from time to time to determine whether Glass Lewis conflicts of interest may materially and adversely affect Geneva’s clients and, if so, whether any action should be taken as a result.
RECORD RETENTION
Geneva shall maintain the following records for a period of at least five years, to comply with Rule 204-2(c)(2) under the Investment Advisers Act of 1940:
•	Current and historical proxy voting policies and procedures, including Glass-Lewis Proxy Paper Voting Guidelines and the Addendum.
•
Proxy statements received regarding client securities. Geneva may rely on Glass-Lewis to make and retain a copy of each proxy statement, provided that Geneva obtains an undertaking from Glass-Lewis to provide a copy of the proxy statement promptly upon request. Geneva may also rely on obtaining electronic statements from the SEC’s EDGAR system.

•
Records of proxy votes cast on behalf of each client. Geneva may rely on Glass-Lewis to make and retain records of the votes cast, provided that Geneva obtains an undertaking from Glass-Lewis to provide a copy of the record promptly upon request.

•	Records of client requests for proxy voting information, including a record of the information provided by Geneva.
•	Records of all decisions to vote proxies pursuant to one of the three exceptions described in the General Voting Guidelines, including the basis for the decisions and the appropriate sign-offs.
Upon request, Clients shall be provided a copy of the voting record for their account and a copy of Geneva’s proxy voting policies and procedures, including the Guidelines and, if applicable, the Addendum.
Policy Date: 2004-09-20	2015-10-30
Revised: 2005-03-02	2017-08-01
2005-06-22	2019-02-21
2007-01-31	2019-12-24
2007-11-30	2020-03-18
2010-09-27

GENEVA CAPITAL MANAGEMENT
Valuation Policy
STATEMENT OF POLICY
Geneva Capital Management LLC (“Geneva”) recognizes that accurate valuation of client holdings is a critical function. Geneva uses market values of client holdings to calculate investment performance, portfolio characteristics and advisory fees.1 Accordingly, Geneva has developed policies and procedures reasonably designed to accurately value client holdings, and to enable Geneva to accurately prepare client fees, reports and performance calculations based on those valuations.2

VALUATION PROCEDURES
Client Custodians
Geneva obtains security prices electronically each business day from participating client custodians using the Advent Custodial Data (ACD) interface. In the event that multiple custodians provide varying prices for the same security, a translation hierarchy attached hereto as Schedule A, as updated from time to time, will be used to value the security in client accounts. The translation hierarchy is consistently applied.
Third-Party Sources
When a price is not available from custodians, Geneva will use third-party sources to obtain price information listed below. Geneva assigns responsibility for updating security prices to its Operations Team. Geneva maintains a record of all prices used to value securities held in client accounts.
If Geneva is unable to obtain a price for a security from one of the custodial pricing sources, it will seek to value the security in the following order: (i) by using ICE Market Data Services via Geneva’s APX portfolio accounting system,3 (ii) by using readily available market quotations, (iii) by using pricing services, (iv) by obtaining broker-dealer quotations, or (v) at fair value, as determined below.

1 The performance numbers and attribution statistics distributed to clients and used in marketing materials are calculated from month-end values. Similarly, advisory fees are generally calculated with month end values, except that intra-month values may be used with new accounts, terminating accounts and certain large cash flows.
2 Geneva will generally not monitor values for securities and other investments held in accounts where Geneva was directed to acquire or hold the position or otherwise does not have discretionary authority over the asset. Geneva does not charge advisory fees on such assets. Examples of such non-discretionary investments include certificates of deposit, cash equivalent positions and unsupervised assets.
3 ICE Market Data Services (ICE) is a pricing service made available through Geneva’s client accounting system, APX, by Advent Software, Inc. ICE supplies pricing data for equity securities and evaluated pricing for fixed income securities. Given Geneva’s current investment styles, it will be a very unusual situation when both custodian sources and ICE are unable to provide a valuation for a security held by Geneva clients.

GENEVA CAPITAL MANAGEMENT
Valuation Policy

(i)
Readily Available Market Quotations (Generally Equity Securities). Readily available market quotations may be obtained from various pricing sources (i.e., Bloomberg, Reuters, etc.). Using such quotations, a security will be valued at its last sale price, if it is traded on the valuation date, on its principal exchange or market. If there were no sales on the principal exchange or market, then any other national exchange or market on which the security was traded may be used.

(ii)
Pricing Services (Generally Fixed-Income Securities). If market quotations are not readily available, securities may be valued by pricing services identified on Schedule B, or such other services as may be approved by the Valuation Committee. The pricing services utilize generally accepted pricing methodologies (i.e., matrix pricing and other analytical pricing models) to value investments.[4]

(iii)
Broker-Dealer Quotations. If market quotations are not readily available and the pricing services cannot provide a valuation of a security, the investment may be valued using broker-dealer quotations. For fixed income securities, the bid price[5] will be used. For equity securities, the mean between the bid and asked price will be used.

Monitoring of Pricing Data
As a check against potential valuation errors, Geneva compares the prices used to value securities in client accounts to other third-party sources on a monthly basis in order to identify price variances in excesses of one percent (1%) for equity securities and three percent (3%) for fixed income securities. Because Geneva receives pricing daily from multiple custodians and maintains various processes that involve current prices, it is able to quickly identify potential stale prices.
Valuation Committee
Geneva established a Valuation Committee to oversee valuation of securities holdings in accordance with these procedures. One portfolio manager serves as a regular member the Committee and at least one additional portfolio manager is invited to each meeting.
Although Geneva serves as a sub-adviser to registered investment companies, it is not responsible for the valuation of securities held by any of those funds, although it may be asked to

4 If a portfolio manager or the Valuation Committee believes a pricing service does not reasonably reflect the fair market value of a security due to, for example, thin trading volume or the possible impact of unusual isolated trades, the portfolio manager or Valuation Committee may consider broker-quotes and other fair market valuation factors, such as recent trading history and valuations of other comparable securities.
5 In arriving at their quotations for fixed income securities, broker-dealers may use matrix pricing or other analytical techniques to derive valuations for securities that are not actively trading. Geneva does not require a broker-dealer’s quotation to also constitute a “bid” on a security because it may result in the quote reflecting the dealer’s reluctance to encourage a transaction and thus constitute a less reliable measure of market value.

GENEVA CAPITAL MANAGEMENT
Valuation Policy

provide a valuation recommendation to a fund’s pricing committee in the event there are no readily available market quotations for a security.
FAIR VALUATION PROCEDURES
If a security is not fairly priced by a custodial pricing source and cannot be fairly priced by the market, by a custodial pricing service or by broker-dealer quotations, the Valuation Committee will make a good faith determination of its fair market value.6 The fair market value of a security will depend upon the circumstances of each individual case. All appropriate factors relevant to the value of the security and available to Geneva must be considered. Methods for valuing a security for which there are no readily available market quotations may include, but are not limited to: multiple of earnings; multiple of book value; financial statements and fundamental data relating to the investment; price and trading in similar securities of comparable companies or entities (as applicable); pricing history and trading volume of a security; analyst reports; subsequent private transitions; merger proposals or tender offers with respect to the security; and a combination of these and any other relevant factors.
A portfolio manager (or designee) for the applicable client accounts should recommend to the Valuation Committee how the security should be priced by preparing a memorandum outlining the pricing recommendation of the portfolio manager and deliver it to the Valuation Committee with any necessary supporting documentation. The Valuation Committee will review the materials and either approve or disapprove of the pricing recommendation or arrive at its own determination.
Because Geneva provides subadvisory services to mutual funds subject to Financial Accounting Standards Board, Accounting Standards Codification Topic 820 (“FASB ASC Topic 820”), the Valuation Committee will, if requested by a fund, also consider the application of FASB ASC Topic 820 to the fair value process for any securities held in such mutual funds, and will (if requested) assign a FASB ASC Topic 820 hierarchy level to each fair valued security based on the inputs they use to determine the fair value of the security.
The Valuation Committee will document the rationale used to fair value a security and review such fair valuation monthly (or more frequently if needed) until a price becomes available through the third-party source or, in the case of a price override, until the price provided by the third-party source is deemed to fairly reflect the value of the security. Once a reliable price for the security becomes available through the third-party source, Geneva will adjust the price as appropriate.
The CCO (or designee) will maintain written records of the rationale supporting the fair valuation determination in each case and, if requested, the FASB ASC Topic 820 level assigned to each fair valued security.
Policy Date: 2004-10-05
Revised: 2007-11-30
2008-11-28
2010-09-27

6 In some cases, Geneva and a client have an agreement on the procedure to apply in “fair valuing” a security. Where such an agreement exists, Geneva will apply the agreed upon procedure.

GENEVA CAPITAL MANAGEMENT
Valuation Policy

2013-01-28
2015-10-30
2016-10-01
2017-08-01
2018-08-27
2020-03-18

GENEVA CAPITAL MANAGEMENT
Valuation Policy

Schedule A
Translation Hierarchy
1.	Charles Schwab
2.	Fidelity Investments
3.	Wells Fargo Clearing Services, LLC.
4.	Morgan Stanley Smith Barney
5.	Northern Trust

Schedule B
Pricing Services
1. Bloomberg Valuation Service (BVAL)

GENEVA CAPITAL MANAGEMENT
Allocation of Brokerage to Broker-Dealers Who Promote And Sell Fund Shares
GUIDING PRINCIPLES
Rule 12b-1(h) under the Investment Company Act of 1940 (“the Rule”) prohibits a mutual fund from compensating a broker-dealer for promoting or selling fund shares by directing brokerage transactions to such broker-dealer. The prohibition applies both to directing transactions to selling broker-dealers, and to indirectly compensating selling broker-dealers by participation in step-out or similar arrangements by which the selling broker-dealer receives a portion of the commission. The prohibition extends to any payment by a fund, including, but not limited to, any commission, mark-up, mark-down, or other fee (or portion of another fee) received or to be received with respect to a fund’s portfolio transactions effected through any broker-dealer.
Geneva Capital Management LLC (“Geneva” or “Firm”) serves as sub-adviser to various registered investment companies (the “Funds”), all of which must comply with the Rule. Therefore, Geneva seeks to comply with the prohibitions of, and procedures required by, the Rule with respect to transactions executed by Geneva.
STATEMENT OF POLICY
Geneva will not knowingly compensate any broker-dealer, or enter into an agreement or understanding with any broker-dealer, for the purpose of compensating such broker-dealer for promoting or selling shares of the Funds. Geneva Investment and Trading personnel should also be cognizant of entertainment and gifts received from broker-dealer firms as an attempt to influence brokerage selection for Fund share trades.
Geneva will direct portfolio transactions to broker-dealers approved by the Firm according to its Broker Selection & Best Execution Policy (the “Policy”). As outlined in the Policy, Geneva has established a Front Office Oversight Committee (“FOOC”) or (the “Committee”) to formally approve, review and monitor broker-dealers used by the Firm. The Committee has developed and implemented processes for reviewing broker-dealers, establishing annual commission guidelines, and approving new broker-dealers based upon an objective review including, among other factors, the demonstrated quality of the broker-dealers’ trade execution and research services. Geneva does not consider the promotion or sales activities of a broker-dealer on behalf of the Funds when reviewing and approving a broker-dealer.
Geneva believes that the consistent application of this process will ensure that the selection of broker-dealers to effect portfolio securities transactions is based solely on Geneva best execution obligations and is not influenced by the promotion or sales activities of any broker-dealer on behalf of the Funds.
Policy Date: 2005-06-22 Revised: 2007-11-30 2008-01-08 2009-04-23 2010-10-15 2013-11-12 2015-10-30	2016-10-01 2017-08-01 2020-03-18

GENEVA CAPITAL MANAGEMENT
Allocation of Investment Opportunity Policy

GUIDING PRINCIPLES
Geneva Capital Management (“Geneva”) offers portfolio management services to clients across multiple equity and fixed income strategies. Geneva recognizes that central to its management of client portfolios is an impartial and balanced trading policy. Therefore, the following policy is designed to ensure that Geneva’s allocation procedures and practices are fair and equitable to all clients with no particular group or client(s) being favored or disfavored over any other clients.
STATEMENT OF POLICY
Portfolio Managers complete written trading programs based on meetings of the Investment Strategy Group (“ISG”) and as determined by all Portfolio Managers for a given strategy. Trading Programs are generally prepared by investment strategy and are not generally completed for more than one strategy at the same time. However, in the event that programs for multiple strategies are submitted concurrently, Portfolio Managers will determine an equitable order in which strategies are to be traded and communicate such direction to trading staff.
EQUITY ACCOUNTS
When Portfolio Managers complete a written trading program, it is provided to Staff who make the necessary updates to the affected strategy model. The model updates are performed in the Firm’s trade order management system which determines the number of shares that must be traded for each account to be in line with the strategy model. Upon completion of the strategy modeling, trades are submitted to the Trading desk for execution. Should an account have a restriction on a specific security, the System will automatically exclude the account from the allocation based on a pre-programmed account restriction.
It is Geneva’s objective to trade in such a manner to avoid a situation where its clients are competing against one another in the marketplace for execution. When Geneva purchases or sells the same security for two or more client accounts in the same strategy at the same time, it may aggregate client accounts for which Geneva has full brokerage discretion (“free accounts”) and enter trades in a single block order (See Trade Aggregation Policy). The aggregation or blocking of client trades may allow Geneva to execute trades in a more timely, equitable and efficient manner and may reduce overall commission charges to clients. Geneva’s policy is generally to aggregate client trades where possible and when we believe it is in our clients’ best interests.
Accounts generally not eligible for inclusion in block trades include accounts where a client has directed Geneva to effect trades through a particular broker-dealer or for clients participating in a wrap fee program (collectively, “directed accounts”), model accounts, clients who have imposed trading or brokerage restrictions (“limiting accounts”), as well as accounts where the client directs trades through its own trading desk (“client-traded accounts”).
Trade Order
Geneva will use a rotational process to alternate the trading order for those accounts participating in a block order and client-traded and client limiting accounts, if any. In the event that a Trading Program is submitted for a security across multiple strategies, free accounts in all strategies will be aggregated in a single block order, where possible. In some instances this may not be possible due to the trade rotation with client-traded and limiting accounts in certain strategies. In such cases free accounts in strategies where there are no client-traded or limiting accounts will be aggregated into a single block order and will be traded at the same time as client-traded accounts in another strategy, followed by

GENEVA CAPITAL MANAGEMENT
Allocation of Investment Opportunity Policy

free accounts from the strategy containing the client-traded or limiting accounts.. The trading order is documented by the trading staff.
Trades for directed accounts will be placed behind trades for block orders and client-traded and limiting accounts. To reasonably ensure fairness among such directed accounts, Geneva will use a rotational process to alternate the order that the directed accounts are traded. The trading order is documented by trading staff.
Trading staff will review the order in which trades are placed for all client accounts to ensure that clients are treated fairly over time.
FIXED INCOME ACCOUNTS
When Portfolio Managers complete a pending trade program, it is provided to Operations who make the necessary updates to the affected portfolio. The portfolio updates are performed in the Firm’s trade order management system which primarily determines the cash availability. Upon completion of the portfolio modeling, trades are re-submitted to the Portfolio Manager for execution. Should an account have a restriction on a specific security, the system will automatically exclude the account from the allocation based on a pre-programmed account restriction.
Accounts with fixed income objectives are invested consistent with a client’s individual written asset allocation objectives and investment guidelines. Geneva does not typically implement portfolio-wide trading programs in the fixed income area. As a result of ongoing fixed income reviews, trades are executed as necessary. Due to the unique nature of fixed income purchases and sales, no attempt is made to alternate trade orders between client accounts. However, where possible and when we believe it is in our clients’ best interests, fixed income trades may be aggregated and allocated in a fair and equitable manner based on client needs.
DISCLOSURE OF MODEL PORTFOLIO INFORMATION
Financial institutions that purchase Geneva’s model portfolio information for use in managing their own client accounts (and for which Geneva has no discretion or trading authority) will be advised of model changes along with trades for directed accounts (behind trades for block orders and client-traded accounts) and subject to the rotational process determined and documented by trading staff. Geneva will also furnish certain wrap program sponsors with updates to its model portfolio information on a daily basis.
Policy Date: 2005-01-10
Revised: 2005-03-23
2005-06-22
2005-09-29
2006-03-01
2006-07-13
2008-01-08
2011-03-11
2011-06-27
2012-03-01
2013-01-28
2015-10-30
2016-10-01
2017-08-01

GENEVA CAPITAL MANAGEMENT
Broker Selection and Best Execution Policy
GUIDING PRINCIPLES
Geneva Capital Management (“Geneva” or “Company”) recognizes its duty to seek best execution of transactions in client accounts and to adopt trading practices and procedures designed to optimize the economic value to clients of its investment decisions. The purpose of this policy is to set forth procedures and practices designed to help Geneva fulfill this duty.
STATEMENT OF POLICY
Geneva will select a broker-dealer to execute a transaction on behalf of a client account based on our belief that the broker-dealer is best qualified to handle a trade for a specific security and is best able to obtain the most favorable total proceeds or cost for a client at the time a trade is being executed. This practice applies to those accounts for which Geneva is able to select the executing broker-dealer (“free accounts”), but does not apply to clients who instruct Geneva to use a particular broker-dealer or participate in wrap-sponsor programs. Please see Geneva’s Directed Brokerage Policy for more information about directed and wrap accounts.
In order to effectively select broker-dealers and oversee trading activities, Geneva established a Front Office Oversight Committee (“FOOC” or “the Committee”). The Committee is responsible for approving and monitoring broker-dealers used by Geneva when trading for accounts over which it has discretion in selecting the executing brokers. The selection and monitoring includes an evaluation of execution quality and the value of research provided by each broker-dealer. The Committee will approve the use of each non-directed broker-dealer before any non-directed trading with the broker commences.
The Committee generally meets four times per year, or as needed. At each meeting, Committee members will discuss, among other things, the following items:
•	Reputation of broker-dealers
•	Responsiveness of broker-dealers
•	Review Annual commission budgets and monitoring commissions for each broker-dealer or third-party research vendor
•	Actual commissions paid to each broker-dealer vs. annual commission budget
•	Soft Dollar relationships, including third-party research vendors
•	Disclosures to Clients
•	Review of Trading Procedures (as necessary)
•	Summary of trading errors
•	Available inventory/ liquidity
•	The broker-dealers activity history such as trade errors, trade fails.
Geneva also reviews the execution of the brokers and periodically receives trade cost analysis from Bloomberg for accounts over which Geneva has brokerage discretion.

GENEVA CAPITAL MANAGEMENT
Broker Selection and Best Execution Policy

On an annual basis, the Committee requires that all Portfolio Managers and select members of Geneva’s investment staff complete Broker Evaluation Forms. A commission budget will be established annually as outlined in the Geneva soft dollar policy.
Notes from each Committee meeting will be maintained and the individuals in attendance will be documented. The Committee will also maintain documentation regarding the annual broker evaluation process.
Policy Date: 2004-10-05
Revised: 2005-06-22
2005-09-29
2005-12-20
2006-04-26
2007-01-31
2007-12-28
2009-10-26
2011-10-27
2013-01-28
2015-10-30
2016-10-01
2017-08-01
2020-03-18

GENEVA CAPITAL MANAGEMENT
Directed Brokerage Policy
GUIDING PRINCIPLES
This policy applies when a client or plan sponsor instructs Geneva Capital Management LLC (“Geneva” or “Firm”), orally or in writing, to use or continue using a specific registered representative (broker) and/or registered broker-dealer firm (brokerage firm) (“Directed Broker”) to effect brokerage transactions for the client’s account(s). As a matter of practice, Geneva at-tempts to make full and fair disclosure to clients of its duties in directed brokerage arrangements. Geneva seeks to obtain a written directed brokerage supplement from clients documenting their brokerage direction. In addition, disclosures regarding the impact of directing brokerage (similar to the information included in the policy statement) are included in the Directed Brokerage Supplement, Geneva’s Form ADV Part 2A, and may also be contained in other communications from Geneva to clients. In the event that instructions are received orally, Geneva will attempt to obtain written instructions as soon as practicable.
STATEMENT OF POLICY
When instructed by a client to use a Directed Broker, Geneva follows such instruction. For client accounts maintained with a Directed Broker, the brokerage firm is generally compensated by clients through commissions or other transaction-related fees on securities trades that are executed through the Directed Broker or that settle into the client account. In such cases, Ge-neva generally makes no attempt to negotiate commissions on the client’s behalf. As a result, clients may sacrifice execution quality or pay higher commissions than they might otherwise pay, depending on their own commission arrangements with the Directed Broker and upon other factors such as the number of shares traded, round and odd lots, and the market for the security. In some cases, Geneva may negotiate better brokerage commissions for the client if the client did not direct brokerage transactions. Designating a Directed Broker may also prevent the client from participating in “block trades,” pursuant to which Geneva enters trade orders for multiple client accounts as a single block. For the reasons stated above, Geneva cannot as-sure “best execution” on trades for client accounts that are directed to a specific broker or brokerage firm.
Directed brokerage arrangements create a potential conflict of interest for Geneva. Clients may be referred to Geneva by the broker or brokerage firm designated by the client as its Directed Broker. Several brokers have referred more than one such client to Geneva. This creates a potential conflict of interest, in that Geneva has an interest in receiving future referrals which may conflict with our clients’ interest in receiving most favorable execution. Geneva discloses this conflict of interest in this policy and the Firm’s Form ADV Part 2A.
Some clients negotiate a “wrap-fee” agreement with a Directed Broker. Under such an arrangement, the client pays a bundled fee for brokerage and other services received from the Directed Broker rather than a per trade commission charge. For a wrap fee account where Ge-neva has discretion to trade away from the Directed Broker, it is still likely to be in the client’s best interest for Geneva to place all trades with the Directed Broker. This is because there is no additional charge for brokerage services in a wrap-fee arrangement and most brokerage firms assess clients a “trade away” fee for trades not executed through the Directed Broker or wrap program sponsor. Considering the cost of trading away, “best execution” is generally achieved by placing trades with the Directed Broker or wrap program sponsor. However, Geneva remains subject to the duty of best execution, and may choose to trade away if it is deter-mined that best execution can only be achieved for a particular trade at another brokerage firm.

GENEVA CAPITAL MANAGEMENT
Directed Brokerage Policy

Prime Brokerage
Subject to meeting certain minimum net equity requirements (described below), a client account may be set up as a “prime brokerage” account, pursuant to which a designated brokerage firm (the “Prime Broker”) maintains custody of client assets and another brokerage firm (the “Executing Broker”) executes the trade. Prime brokerage facilitates the clearance and settlement of transactions and allows clients to utilize the services of several executing brokers. Geneva selects an executing broker to handle each transaction on the basis of the criteria outlined in Geneva’s Broker Selection & Best Execution Policy. The Prime Broker generally does not charge fees for maintaining custody of the client’s assets, but receives a prime broker service fee on each order entered by Geneva at an executing broker on behalf of the client. The Executing Broker receives a commission on each transaction. Prime brokerage arrangements benefit the client and all the other clients of Geneva in that Geneva obtains access to research generated by different executing firms as well as by the Prime Broker. As with wrap fee arrangements, Geneva must still seek best execution for trades in a prime brokerage account. Prime Broker trades may be included in block trades as described in Geneva’s Trade Aggregation Policy. Clients must provide written authorization to participate in prime brokerage transactions.
Prime brokerage arrangements are not available with respect to accounts that do not meet the minimum net equity requirements established by the SEC. Pursuant to SEC rules, prime brokers may settle trades for a customer account managed by an investment advisor, like Geneva, that is registered under Section 203 of the Investment Advisers Act of 1940 if the account has a minimum net equity of $100,000. Prime Brokers may impose net equity requirements higher than those established by the SEC.
Policy Date: 2004-10-05
Revised 2005-06-22
2009-10-26
2013-11-12
2015-10-30
2017-08-01
2018-11-20
2020-03-18

GENEVA CAPITAL MANAGEMENT
Embargo Security Policy
STATEMENT OF POLICY
Geneva Capital Management LLC (“Geneva”) must not transact for client accounts or employee personal accounts on the basis of material non-public information. From time to time as part of the investment research process, Geneva Investment Personnel may be made an “insider” by virtue of receiving information which:
•	Relates to a particular security;
•	Is specific and precise;
•	Has not been made public;
•	If it were made public would be likely to have a significant effect on the price of the security, or other securities of the issuer.
Information bearing these characteristics is considered “inside information” and is “price-sensitive” if, in relation to the insider information, it would likely have a significant effect on the price of securities if made public. Please refer to Geneva’s Insider Trading Policy for more in-depth discussion of what constitutes Material Non-Public Information and consequences for engaging in Insider Trading.
Geneva portfolio managers and research analysts are responsible for identifying when they may have been made an insider by virtue of receiving material non-public information pertaining to a security. The investment person who has been made a possible insider must not communicate this information to anyone else within the investment team and must ensure the Geneva Embargo Security Form is completed accurately and provided to Geneva Operations and Compliance on a timely basis for restricting within the Advent System. The form must include the name of the security, the ticker and the reason for the embargo, and if appropriate, the date the security is expected to come off the embargo security/restricted security list. Under no circumstances should the form or email include why the security has been embargoed. The completed form should be sent to GenevaRestricted@genevacap.com.
Once the security has been added to the Geneva Embargoed/Restricted Lists located on the Geneva Compliance Drive and password protected, Geneva Operations will identify if there are any open orders in the Moxy system with regard to the embargoed/restricted security and any related security of the issuer. Any open orders should be cancelled immediately and verification of cancellation noted on the embargoed security list.

Policy Date: 2017-11-XX
Revised: 2020-03-18

EMBARGOED SECURITY FORM
The purpose of this form is to recognize that you may have been made an “insider” by virtue of receiving information which:
•	Relates directly or indirectly to issuers of financial instruments;
•	Is specific or precise;
•	Has not been made public, and;
•	If it were made public would be likely to have a significant effect on price.
Information bearing the above characteristics is considered “inside information” and is “price sensitive” if a reasonable investor would be likely to use it as part of their investment decision.

DECLARATIONS AND UNDERTAKINGS
Your name:
Date of information received:
Name of security:
Ticker:
Source of inside information:
Nature of insider information /price sensitive information:[1]
Date:	Time:
Actual or Estimated date to be removed from Embargoes List:
By completing this form you are declaring that the information you received may be insider information and you are aware it may be inside information, and that it was received from an inside source (a director, employee, shareholder) or person who directly or indirectly has access to that information. You are also undertaking that you will not conduct any insider trading, market manipulation or unlawful disclosure of the potential insider information

1 Insert a general description of the nature of the information (i.e., earnings or sales information, possible M&A transaction, etc.) without providing any details about the potential inside information. Compliance will meeting with you in private to obtain further information, as needed.

GENEVA CAPITAL MANAGEMENT
Error Corrections Policy

GUIDING PRINCIPLES
It is Geneva Capital Management’s (“Geneva”) policy to make clients whole when Geneva causes an error to occur in a client account that results in a loss. Absent a contrary understanding with a client’s wrap sponsor or financial intermediary, if the error results in a gain, the client will keep the gain.
STATEMENT OF POLICY
This policy applies to all errors incurred by Geneva in its role as investment advisor over its clients’ portfolios. This policy is intended to educate Geneva employees regarding what constitutes an error and to provide guidelines to follow when an error occurs. Questions regarding this policy should be directed to the Chief Compliance Officer (“CCO”).
Definition of a Trade Error and Other Types of Errors
Although no formal definition exists, trade errors generally include, but are not limited to, the following situations:
•	Buying or selling the wrong security;
•	Failing to buy or sell securities as intended;
•	Buying, selling or allocating the incorrect number of shares;
•	Buying or selling a security in the wrong account;
•	Allocating securities to the wrong account;
•	Buying or selling securities not authorized by the client or that violate investment restrictions or applicable regulations; and
•	Failing to follow specific client instructions to purchase, sell or hold securities.
Geneva does not consider errors to include administrative errors which are readily correctable, and corrected, through communications with the broker-dealer (such as a clerical error by the broker-dealer in allocating shares of a block trade). However, in no instance will such administrative errors result in a financial loss to a client.
Other types of errors, which are also subject to correction in accordance with the process described below, include:
•	Billing errors such as using the incorrect fee rate or amount, failing to combine multiple related accounts which may impact the fee calculation, an incorrect fee due to a calculation error;
•	Valuation errors which as using an incorrect price to value securities;
•	Reconciliation error such as posting an incorrect cash flow amount and failing to notify the correct departments of client cash flow.
The CCO or his designee may further designate other categories of errors as subject to correction in accordance with this policy.

GENEVA CAPITAL MANAGEMENT
Error Corrections Policy
Correction of Errors
All errors will be corrected as quickly as practicable following discovery of the error. Geneva will not use soft dollar commission credits or commissions from other client accounts to correct trade errors, nor will a broker-dealer be compensated through brokerage commissions for cancelling or correcting trades.
Oversight and Documentation of Trade Errors
1.
When an error occurs, the applicable trader, portfolio manager or other person responsible for the error must notify the Compliance and Operations Departments of the error no later than one business day after the error was discovered.

2.
The applicable trader, portfolio manager or other person involved in the error is responsible for documenting the error, including a description of the error, why it occurred, a calculation of the gain or loss (if any) to the client, the client(s) involved, an explanation of how the error was (or will be) corrected, including the parties responsible for reimbursing the client for any losses, and the steps taken to mitigate the risks of similar future errors. A record of the trade error shall be maintained by Geneva.

3.	Investment Staff is responsible for promptly notifying a client once an error is discovered in their account.
4.
The Compliance Department is responsible for overseeing the appropriate resolution of the trade error, which includes reviewing how the error occurred and the assessment of the financial impact of the error and whether a systemic problem exists which needs to be addressed.

5.
The Compliance Department is responsible to ensure that all errors subject to this policy are recorded in Geneva’s Trade Error Log and that payments made to clients as a result of a trade error correction are recorded in the firm’s business records.

Policy Date: 2004-10-05
Revised: 2005-03-23
2007-11-30
2007-12-28
2009-10-26
2013-01-28
2015-10-30
2016-10-01
2017-08-01
2020-03-18

GENEVA CAPITAL MANAGEMENT
Insider Trading Policy

STATEMENT OF POLICY
U.S. Securities Laws and regulations prohibit the misuse of “inside” or “material, non-public” information when trading or recommending securities. In addition, U.S. Regulation FD prohibits selective disclosure to analysts.
While the law concerning insider trading is constantly evolving, it is generally understood that the law prohibits:
1.	Trading by an insider, while aware of material, non-public information; or
2.	Trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or
3.	Trading by a non-insider who obtained non-public information through unlawful means, such as computer hacking; or
4.	Communicating material, non-public information to others in breach of a duty of trust or confidence.
Material and Non-Public Information. Trading on inside information is not a basis for liability unless the information is deemed to be material and non-public. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.
Information provided by a company could be material because of its expected effect on a particular class of the company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of material information reaches all types of securities (whether stock or other equity interests, corporate debt, commodities, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call, or index security).
In order for issues concerning insider trading to arise, information must not only be “material”, it must also be “non-public”. “Non-public information” is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an “insider” is also deemed non-public information.
At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for non-public information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.
To show that material information is public, you should be able to point to some fact verifying that the information has become generally available through generally recognized channels, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times, or Financial Times), or a publicly disseminated disclosure document (i.e., a proxy statement or prospectus). There must also be adequate time for the public to receive and digest the information. The circulation of rumours or “talk on the street”, even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure.
Material, non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favoured group of analysts retains its status as non-public information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the “inside” information has yet to be publicly disclosed, the information is deemed non-public and may not be misused.
Information Provided in Confidence. It is possible that Geneva Employees may become temporary “insiders” because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material, non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material, non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at Geneva may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by Geneva, discloses material, non-public information to Geneva’s portfolio managers or analysts with the expectation that the information will remain confidential.
As an “insider”, Geneva has a duty not to breach the trust of the party that has communicated the material non-public information by misusing that information. This duty may arise because Geneva has entered or has been invited to enter into a commercial relationship with the company, Client or prospective Client and has been given access to confidential information solely for the corporate purposes of that company, Client or prospective Client. This duty remains whether or not Geneva ultimately participates in the transaction.
Information Disclosed in Breach of a Duty. Investment personnel must be especially wary of material, non-public information disclosed in breach of a corporate insider’s duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper “tip” that renders the recipient a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite “personal benefit” may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a “quid pro quo” from the recipient or the recipient’s employer by a gift of the insider information.
A person may, depending on the circumstances, also become an insider or tippee when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and tips from insiders or other third parties.
Under no circumstances may you transmit such information to any other person except firm personnel who are required to be kept informed on the subject. Inside information obtained by any Geneva Employee from any source must be kept strictly confidential. All inside information should be kept secure, and access to files and computer files containing such information should be restricted. Geneva Employees shall not act upon or disclose material, non-public or insider information except as may be necessary for legitimate business purposes on behalf of a Client or Geneva as appropriate. Questions and requests for assistance regarding insider information should be promptly directed to the Compliance Department.
Examples: Insider information may include, but is not limited to, knowledge or pending orders or research recommendations, corporate finance activity, mergers or acquisitions, advance earnings information and other material, non-public information that could affect the price of a security.
Client account information is also confidential and must not be discussed with any individual whose responsibilities do not require knowledge of such information. Geneva has separate policies on privacy that also govern the use and disclosure of Client account information.
Procedure: Given the potentially severe regulatory, civil and criminal sanctions to which the Firm and its personnel could be subject Geneva Employees who are in possession of material non-public information should immediately take the following steps:
1.	Report the matter immediately to either Geneva’s Chief Compliance Officer (“CCO”) or Legal Counsel;
2.	Do not purchase or sell the securities of the company in question on behalf of yourself or other, including investment companies or private accounts managed by Geneva and;
3.	Do no communicate the information inside or outside Geneva, other than to the CCO or Legal Counsel.
After the CCO or Legal Counsel has reviewed the issue, you will either be instructed to continue the prohibitions against insider trading and communication or will be allowed to trade and communicate the information.
Consequences: Mere allegations of insider trading by Geneva Employees can cause the firm severe reputational damage. Penalties for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.
In addition, any violation of this policy statement, or allegation of a violation, can be expected to result in serious sanctions by Geneva, up to and including dismissal of the persons involved.
Procedures to Implement the Policy Against Insider Trading
The following procedures have been established to aid the officers, directors, trustees, and employees in avoiding insider trading, and to aid Geneva in preventing, detecting and imposing sanctions against insider trading. Every office, director, trustee and employee must follow these procedures or risk serious sanctions, including fines, dismissal, substantial personal liability and criminal penalties.
1.
No employee, officer, director or trustee of Geneva who is aware of material, non-public information which is related to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the U.S. federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material, non-public information.

2.
No employee, officer, director, or trustee of Geneva shall engage in securities transactions in securities in which the Geneva employee becomes aware of being in possession of material, non-public information.

3.	Geneva Employees shall submit reports concerning each securities transaction and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.
4.
Because even inadvertent disclosure of material, non-public information to others can lead to significant legal difficulties, Employees should not discuss any potentially material, non-public information concerning other companies with anyone, including other officers, employees and directors, except as specifically required in the performance of their duties.

Policy Date: 2004-09-20
Revised: 2016-10-01
2017-08-01
2020-03-18

GENEVA CAPITAL MANAGEMENT
Market/Portfolio Manipulation Policy

STATEMENT OF POLICY
“Market manipulation,” “stock manipulation,” and “price manipulation” are terms that describe the act of artificially inflating or deflating the price of a security. In most cases, such manipulation is illegal. Geneva Capital Management LLC (“Geneva”) specifically prohibits employees from engaging in this practice. Specifically, employees may not direct or implement trading strategies that are designed to manipulate the trading market or create an artificial price (i.e., a price not truly determined by market forces) for a security.
"Portfolio manipulation" describes the act of purchasing or selling securities in a portfolio without a proper investment justification for the purpose of manipulating the closing prices or improving the appearance of the portfolio at the end of a performance reporting period. This practice tends to deceive clients and the investing public and is prohibited.
Examples of prohibited strategies used to manipulate the trading market include, but are not limited to:
A.
Pump and Dump - A scheme that attempts to increase the price of a stock by spreading false or misleading information or greatly exaggerated claims about the stock or issuer. The perpetrators of this scheme, who already have an established position in the company's stock, sell their positions after the hype has led to a higher share price.

B.
Poop and Scoop - A scheme designed to reduce the price of a stock by disseminating negative information or rumors about the issuer, for the purpose of purchasing the stock after the rumors have led to a lower share price. The opposite of Pump and Dump.

C.	Disseminating False Information - Intentionally creating or spreading false information about a security or issuer with the intent of influencing security prices.
Examples of prohibited practices used to manipulate client portfolios include, but are not limited to:
A.
Window Dressing - The practice of effecting cosmetic trades without a proper investment justification to improve the appearance of a portfolio at the end of a performance reporting period. This typically takes the form of eliminating holdings with large losses or adding high-flying issues. Window dressing is sometimes used to "clean up" portfolios by eliminating positions that are inconsistent with a client's investment objectives or restrictions, or with the manager's style, thus masking the true investment activity in the portfolio.

B.
Portfolio Pumping - The act of bidding up the price of a security for the purpose of increasing the price of a portfolio holding, generally done near the end of a reporting period to artificially enhance portfolio performance. Also known as "marking the close."

GENEVA CAPITAL MANAGEMENT
Market/Portfolio Manipulation Policy

All Employees are prohibited from engaging in the practices described in this policy statement. Employees who suspect that Geneva may be engaging in any trade or practice that constitutes a violation of this policy should promptly report the suspected violation to the Chief Compliance Officer (“CCO”).
Policy Date: 2008-11-28
Revised: 2015-10-30
2017-08-01
2020-03-18

GENEVA CAPITAL MANAGEMENT
Sanctions Policy
PERSONS SUBJECT TO THE POLICY
This Policy applies to all persons that work for or on behalf of Geneva Capital Management LLC (“Geneva”), including all control affiliates and all members of Geneva’s board of managers (to the extent they are doing business on Geneva’s behalf), officers, employees (at all levels), and associates (together, “Geneva Personnel”), as well as to all agents, third party representatives, and any other persons or entities assisting Geneva, in each case to the extent they are doing business on Geneva’s behalf (together “Third Parties”). Collectively, Geneva Personnel and Third Parties are referred to herein as “Covered Persons.”
STATEMENT OF POLICY
It is Geneva’s policy to comply with all U.S. and other applicable economic sanctions laws and regulations (collectively, “Sanctions”), which are laws and regulations that restrict business with certain countries, individuals, and entities in order to advance specific foreign policy and national security priorities.
Geneva requires that no Covered Persons:
•
Sell any products or provide any services to, recommend or cause its clients to invest in, or otherwise do any business involving, whether directly or indirectly, countries or territories subject to Comprehensive Sanctions (as defined below) unless authorized under Sanctions, or

•	Engage, directly or indirectly, in any business with persons (i.e., individuals or entities) that are designated on U.S. or other applicable restricted party lists.
The U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), is the primary U.S. government agency responsible for administering U.S. Sanctions. OFAC maintains four types of sanctions programs, summarized as follows:
I.
“Comprehensive Sanctions” - U.S. persons (defined as U.S. citizens, U.S. lawful permanent residents, persons located in the United States, and U.S.-incorporated entities and their non-U.S. branches) cannot engage in any direct or indirect (e.g., through a Third Party) transactions or dealings with any counterparty located in a comprehensively sanctioned country (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine), unless authorized under U.S. law. In addition to the above programs, OFAC maintains an embargo on the Government of Venezuela, which when combined with the other sanctions on Venezuela described below, makes Venezuela a country subject to nearly comprehensive Sanctions.

II.	“List-Based Sanctions” - OFAC sanctions target entities and individuals designated on OFAC’s sanctions lists, including the List of Specially Designated

GENEVA CAPITAL MANAGEMENT
Sanctions Policy

Nationals and Blocked Persons (the “SDN List”).[1] Importantly, OFAC considers any entity 50% or more owned, directly or indirectly, and in the aggregate, by individuals or entities identified on the SDN List to be “blocked” and subject to the same restrictions as SDNs, even if the entity is not itself designated on the SDN List.
III.
“Sectoral Sanctions” - These sanctions target specific sectors of a country’s economy. Currently, the main sectoral sanctions that OFAC imposes relate to the Russia/Ukraine and Venezuela sanctions programs. Designated persons under the Russia/Ukraine sectoral sanctions are added to OFAC’s Sectoral Sanctions Identifications (“SSI”) List. Unlike with persons added to the SDN List, U.S. persons and companies may engage in business with persons on the SSI List in some instances, as only certain types of dealings are prohibited.

Notably, Geneva, and other U.S. persons, are prohibited from providing assistance of any kind that would facilitate transactions with sanctioned countries or persons by Third Parties, including referrals of sales opportunities, recommendations for investments in, approvals, or brokering. Any opportunity to engage in transactions with, or investments in, sanctioned countries or sanctioned persons must be reviewed and approved in advance in writing by Geneva’s Chief Compliance Officer (“CCO”), who will be responsible for ensuring all such transactions are only conducted if permitted under applicable Sanctions.
Violations of Sanctions can result in civil and criminal liability for Geneva and individual employees, and will result in appropriate disciplinary actions including possible termination of employment. Any concerns regarding Sanctions compliance should be raised to Geneva’s CCO, with knowledge that no employee will face retaliation or discipline for good faith reporting.
COMPLIANCE PROCEDURES
Geneva will review the identity and location of Third Parties prior to dealings and investment recommendations in order to ensure compliance with Sanctions. Geneva Personnel are responsible for collecting sufficient information from Third Parties to prevent dealings with sanctioned persons and countries. Geneva’s CCO will be responsible for determining which specific procedures may be warranted to ensure compliance with Sanctions, such as restricted party screening or inclusion of compliance provisions in agreements with third parties. Geneva’s CCO will also be responsible for updating this Policy from time to time to reflect changes in Sanctions. Geneva Personnel are required to attend any training on this Policy that Geneva may provide from time to time.
Policy Date: 2020-04-09
Revised:

1 The SDN List is available on OFAC’s website at http://www.treasury.gov/resource-center/sanctions/SDN- List/Pages/default.aspx. Other OFAC sanctions lists also are available online: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/Other-OFAC-Sanctions-Lists.aspx.

GENEVA CAPITAL MANAGEMENT
Sanctions Policy

Not part of policy
Note: This policy is required by Section 5.4 of the Revolving Credit Agreement dated as of March 16, 2020 between GCM Holdco, LLC, GCM Purchaser, LLC and Geneva Capital Management LLC, the Lenders from time to time party thereto, and CIBC Bank USA

GENEVA CAPITAL MANAGEMENT
Soft Dollar Policy

GUIDING PRINCIPLES
Geneva Capital Management LLC (“Geneva” or “Firm”) recognizes its duty to adopt soft dollar practices and procedures to reasonably ensure that the amount of client commissions paid for soft dollar products or services is reasonable in relation to the value of the products or services provided and in compliance with current regulations.
STATEMENT OF POLICY
In exchange for brokerage commissions or spreads on transactions in client accounts, certain broker- dealers selected by Geneva provide or have agreed to provide certain research and brokerage services of the kind contemplated by Section 28(e) of the Securities Exchange Act of 1934 – services which would otherwise be available for a cash payment. These arrangements are referred to in the securities industry as “soft dollar” arrangements. Soft dollar research services may be acquired through (i) proprietary research offered by, or other research services offered by third parties through, the executing broker-dealer or (ii) proprietary or third-party research services obtained through commission sharing arrangements. In a typical commission sharing arrangement, Geneva agrees with an executing broker-dealer that a portion of the brokerage commissions paid will be credited to purchase research services from a third-party research vendor, as directed from time to time by Geneva.
Geneva does not enter into soft dollar arrangements outside of the safe-harbor provisions of Section 28(e). In the event Geneva obtains products or services on a soft dollar basis for a mixed-use (e.g., for both research and for administrative, marketing or other non-research purposes), Geneva will make a reasonable allocation, in good faith, of the cost between that portion which is eligible as research under the safe harbor requirements of Section 28(e) and that portion which is not so qualified. The portion eligible as research under the safe harbor requirements of Section 28(e) may be paid for with soft dollars and the non-eligible portion will be paid for with Geneva’s own funds. This allocation decision may present a conflict of interest to Geneva because it is deciding how much the firm will pay in cash.
Geneva does not enter into soft dollar arrangements with any broker-dealer that is an affiliate of Geneva. Trades generated by the brokerage involved in soft dollar arrangements are trades conducted on an agency basis (resulting in a commission payment to the broker-dealer).
The existence of a soft dollar arrangement between Geneva and a broker-dealer has the potential to create a conflict of interest between Geneva and a client, in that soft dollar arrangements may give Geneva an incentive to use or continue to use a broker-dealer to effect transactions for client accounts even if the commissions paid to such broker-dealer exceed the amount of commissions another broker-dealer might charge for effecting the same transactions. Geneva may agree to pay a higher commission on a transaction if it is determined that the amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or Geneva’s overall responsibilities with respect to the account as to which Geneva exercises investment discretion.
All soft dollar arrangements are reviewed and approved by Geneva’s Investment Strategy Group (“ISG”) and Front Office Oversight Committee (“FOOC”), which includes Geneva Investment

GENEVA CAPITAL MANAGEMENT
Soft Dollar Policy

Personnel, Operations, Trading and Compliance. Among other considerations, those responsible for approving soft dollar arrangements must determine, in good faith, that the amount of client commissions paid for soft dollar products or services is reasonable in relation to the value of the products or services provided. As part of the approval process, soft dollar arrangements are reviewed by the Chief Compliance Officer (“CCO”) for compliance with the safe harbor requirements of Section 28(e). The CCO must determine that the product or service falls within the SEC’s definition of eligible research or brokerage; and the CCO and the Investment Strategy Group will determine that the eligible product or service provides lawful and appropriate assistance in the performance of Geneva’s investment decision-making responsibilities. At the beginning of each year, Geneva’s FOOC and ISG establish a master brokerage budget and determine the targeted commission amounts for each broker/dealer firm for the year. Budgets are internal targets only and are not communicated outside of the Firm. The budget is reviewed at quarterly FOOC meetings as part of ongoing brokerage and soft dollar oversight.
Geneva will maintain an on-going list of all soft dollar arrangements to which Geneva is a party. Soft dollar documentation will include third-party arrangements and the following information:
•	The name of each product or service, by broker-dealer or third-party research vendor, received by Geneva under each approved arrangement;
•
The current justification for each existing arrangement (including a review to determine if the product or service is needed and whether the product or service provides legitimate assistance in the investment decision-making process);

•	The name of each third-party research vendor, if applicable;
•	The amount of each annual commission guideline, by broker-dealer or third-party research vendor.
Ineligible products and services include the following – telecommunications equipment, computer equipment including hardware and accessories, office equipment including furniture and supplies, internet domain fees and website design, wireless/internet services, email software, administrative/operational software, travel expenses, including travel expenses related to research trips, entertainment and meals, salaries of any kind, rent, accounting or legal fees, marketing, membership dues/professional licenses, proxy voting research. This list is not exhaustive and any questions about allowable soft dollars should be brought to Compliance.
Documentation of this review and approval process will be maintained in accordance with Geneva’s Record Keeping Policy
Policy Date: 2004-09-20 Revised: 2005-03-02 2010-11-12 2013-01-28	2013-11-12 2015-10-30 2016-10-01 2017-08-01 2018-08-27 2020-03-18

GENEVA CAPITAL MANAGEMENT
Trade Aggregation Policy

GUIDING PRINCIPLES
Geneva Capital Management LLC (“Geneva”) offers portfolio management services to clients across multiple strategies of equity growth investing. We also offer investments in fixed income securities. We seek to invest in companies with sufficient liquidity to fill positions for our clients. Geneva recognizes that central to its management of client portfolios is an impartial and balanced trading policy. Therefore, the following policy is designed to ensure that Geneva’s trade aggregation procedures and practices are fair and equitable to all clients with no particular group or client(s) being favored or disfavored over any other clients.
STATEMENT OF POLICY
When Geneva determines it is in our client’s best interest to purchase or sell the same security for two or more client accounts at the same time, Geneva may aggregate client accounts and enter trades in a single block order. Geneva’s policy is generally to aggregate client trades where possible and when we believe that doing so is in our clients’ best interests.
EQUITY ACCOUNTS
Transactions for accounts that do not require Geneva to use a particular broker-dealer (i.e., accounts for which Geneva has full brokerage discretion or “free accounts”) are executed at any broker-dealer approved for use by Geneva’s Front Office Oversight Committee. Such accounts are generally aggregated in a single block order, and the executing broker-dealer completes the order simultaneously for all accounts. Each client participating in an aggregated order receives the average share price and participates on a pro-rata basis in the research and execution costs associated with the order.
Geneva will prepare, before entering an aggregated order, a pre-trade written statement specifying the participating client accounts and the intended allocation among them (an “Allocation Statement”). If the aggregated order is filled in its entirely, it will be allocated among the accounts in accordance with the Allocation Statement or as otherwise permitted under this Policy. If an aggregated order is not filled by the end of the trade day, the trade will generally be allocated to participants on a pro-rata basis, as described above, based on the Allocation Statement or as otherwise permitted by this Policy. In a partial fill situation, other allocation methods may be used. Geneva’s objective is to allocate trades in a manner that is deemed equitable to the accounts involved under the circumstances of the particular transaction.
For accounts that direct Geneva to effect trades through a particular broker-dealer, accounts that participate in wrap fee programs, or financial institutions that purchase Geneva model portfolio (collectively “directed accounts”), Geneva may seek to aggregate orders with accounts for which Geneva has full brokerage discretion when appropriate or may seek to aggregate orders where multiple clients have directed Geneva to use the same brokerage firm. Generally, however, directed accounts are not eligible for inclusion in block orders.
FIXED INCOME ACCOUNTS

From time to time, where possible and when we believe it is in our clients’ best interests, Geneva may aggregate trades in fixed income accounts. Accounts with fixed income objectives are invested consistent with a client’s individual written asset allocation objectives and investment guidelines. As a result of ongoing fixed income reviews, trades are executed as necessary. Due

GENEVA CAPITAL MANAGEMENT
Trade Aggregation Policy

to the unique nature of fixed income purchases and sales, no attempt is made to alternate trade orders between client accounts.
Policy Date: 2004-10-05
Revised: 2008-06-24
2009-04-23
2011-06-27
2012-03-01
2013-11-12
2015-10-30
2016-10-01
2017-08-01
2018-11-20
2020-03-18

GENEVA CAPITAL MANAGEMENT
Canadian Exempt International Advisor Registration Policy and Procedure

STATEMENT OF POLICY
Geneva Capital Management LLC (“Geneva”), has registered as an Canadian Exempt International Advisor in the Province of Ontario. This policy and procedure outlines the requirements Geneva must adhere to under this registration.
Permitted Activities
Geneva is allowed to advise “permitted clients” (as defined below) on non-Canadian securities defined as securities issued by an issuer incorporated, formed or created under the laws of a non-Canadian jurisdiction or issued by a non-Canadian government. Geneva may advise on Canadian securities as long as this advise is solely incidental to Geneva’s advice on non-Canadian securities.
Other Conditions of Exempt Adviser Registration
In order to maintain exempt international advisor status, Geneva must:
1.	Maintain its head office or principal place of business in a non-Canadian jurisdiction;
2.	Geneva must be registered with the U.S. Securities Exchange Commission as a federally registered investment adviser;
3.	Geneva must remain engaged in the business of an adviser in the U.S.;
4.
At the end of each completed fiscal year (December 31st), Geneva revenues generated from Canadian clients cannot exceed 10% of Geneva’s aggregate consolidated gross revenues, including the revenues generated by its affiliates who are not registered in Canada; and

5.
For any new Canadian clients for which Geneva relies on its Canadian Exempt International Advisor exemption, Geneva must provide notice that it is a non-registered adviser in Canada and does not maintain an office in Canada. A copy of the “Notice to Clients” letter is contained in Geneva’s compliance drive in the Canadian registration file. Geneva must also request the potential Canadian client complete and return the “Certificate of Permitted Client” form also located in the Canadian registration file.

Ongoing Compliance Obligations
On a monthly basis, Geneva must file a Suppression of Terrorism and UN Sanctions Report via the www.osc.gov.on.ca portal. This filing must be made by the 14th of each month for the prior month end. The Ontario Securities Commission (“OCS”) website should be accessed using Firefox and not Internet Explorer as the OSC website does not support Explorer. Once at the OSC site, go to “Securities Laws & Instruments” in the header, then to “Electronic Filings” and scroll down the page to “United Nations Suppression of Terrorism” and click on “online form”.

Under “Name of Registrant/Exempt Dealer/Exempt Adviser”, enter in Geneva and our firm name should be populated. Each monthly filing should be downloaded and retained in the Compliance/Canadian registration folder.
Prior to filing the monthly AML filing, the Special Economic Measures (Venezuela) Regulations (SEM-V) listed persons schedule must be reviewed and can be accessed at http://lois-laws.justice.gc.ca/eng/regulations/SOR-20170204/FullText.html. Additionally, the Justice for Victims of Corrupt Foreign Officials Regulations for foreign nationals with who persons in Canada may not deal financially must be reviewed. This schedule can be viewed at http://www.international.gc.ca/sanctions/countries-pays/.
Annual renewal of Geneva’s Canadian Exempt International Advisor Registration will be handled by Borden Ladner Gervais and includes filing of Form 13-502F4, Capital Markets Participation Fee. Borden Ladner Gervais will be consulted, as needed, to help ensure compliance with the requirements of this exemption.
Policy Date: 2017-12-01
Revised: 2020-03-18

GENEVA CAPITAL MANAGEMENT
Client Complaint Policy
STATEMENT OF POLICY
All employees of Geneva Capital Management LLC (“Geneva”) should promptly respond to all complaints from clients regarding any aspect of Geneva’s advisory activities. A complaint is when any client expresses dissatisfaction, either written or oral, with any aspect of the products or services provided by Geneva, whether justified or not. Routine inquires or expressions of concern about general market conditions affecting an investors investment are not regarded as complaints.
Any Employee who receives a communication or inquiry (whether orally or in writing) from any investor that questions or complains about the advisory activities of Geneva or its Employees must promptly report such communication or inquiry to Geneva’s Chief Compliance Officer (“CCO”).
If the CCO determines that a particular communication or inquiry constitutes a complaint, Geneva should promptly respond to such complaint. The Head of Operations will be responsible for coordinating the response to the complaint working with the CCO.
Each complaint including each written complaint received by Geneva, a written summary of any oral complaints received by Geneva, Geneva’s written response to each such complaint, and any corrective actions taken by Geneva as a result of the complaint, shall be maintained either in the client’s individual files, Geneva’s compliance folders or both. The CCO will log each complaint onto Geneva’s complaint log as well.
Any complaint received pertaining to a mutual fund client must be promptly forwarded to the applicable fund investment adviser. Responses to mutual fund investor complaints will be coordinated with the investment adviser to the fund. Geneva’s CCO will be responsible for coordinating with the fund’s investment adviser.
Policy Date: 2017-08-01
Revised: 2020-03-18

GENEVA CAPITAL MANAGEMENT
Communications Policy
STATEMENT OF POLICY
This policy applies to oral and written communications with persons outside Geneva Capital Management LLC (“Geneva”), including media communications, website communications, social media and all other forms of communication with outside parties. As used herein, the term “marketing materials” refers to those communications (including communications to existing and prospective clients, consultants and other outside parties) that incorporate an offer of Geneva’s advisory services. Questions regarding this policy or the use of marketing materials should be directed to the Chief Compliance Officer (“CCO”).
Marketing Materials
A.	Marketing Materials Review Procedures
Creation of marketing materials is directed by inputs from the Geneva’s Investment Team. Marketing Materials are created by authorized Geneva employees not on the Investment Team. Marketing materials should not be produced by other employees. Geneva maintains a file of all marketing materials it generates, with a record of which materials are currently approved for distribution. All marketing materials describing Geneva or Geneva’s investment advisory services (including materials created for the website) must be reviewed and approved by the CCO prior to distribution or publication. Once the CCO approves a standardized marketing piece or template, non-material changes to such piece (e.g., insertion of names, dates, updated securities holdings, or updated market, composite and client performance data) need not be reviewed or approved by the CCO. However, the CCO will review and approve all marketing materials on at least an annual basis, whether or not such materials were previously approved for distribution. Furthermore, any marketing materials that contain composite performance information must comply with Geneva’s policies and procedures regarding presentation of composite information. The CCO may designate one or more persons to perform his or her responsibilities under this section.
B.	General Content Standards
The purpose of reviewing marketing materials is to ensure that such materials:
1.	Do not include false or misleading statements of material fact;
2.	Disclose all material information;
3.	Are presented in a fair and balanced manner;
4.	Do not imply that charts, graphs, formulas or other such devices alone are sufficient guidance for making investment decisions;
5.	Do not include testimonials by former or current clients; and
6.
Do not include references to any mutual fund sub-advised by Geneva unless the marketing materials are created for the express purpose of advertising a mutual fund sub-advised by Geneva in which case the materials must receive advance approval by the CCO and the Compliance Department of the subject mutual fund.

GENEVA CAPITAL MANAGEMENT
Communications Policy
C. Performance Advertising Standards
Geneva is not legally required to disclose performance data in its marketing materials. However, when performance data is presented in marketing materials, the following guidelines should be followed:
1.	All performance data should be presented fairly.
2.
All composite data should be presented in accordance with the Global Investment Performance Standards (“GIPS®”). Geneva utilizes a third-party consulting firm to perform firm-wide GIPS verification on a quarterly basis.

3.
Performance data presented in marketing materials should be based on actual performance rather than model or hypothetical portfolios; however, performance data related to model or hypothetical portfolios may be presented with the prior approval of the CCO.

4.
In general, Geneva may show net of fee performance data or gross of fee performance data in its own marketing materials so long as net of fee performance is also shown with required performance disclosure language, as determined by the CCO. Geneva may show gross of fee performance data without net of fee performance data only in one-on-one presentations to sophisticated clients (including institutions and wealthy individuals) provided all appropriate gross of fee disclosures,[1] as approved by the CCO, are present.

External Communications
A. Performance Information
All requests from outside parties for performance information should be directed to Geneva’s Portfolio Management or Operations Staff. All requests for performance information that does not exist in approved marketing materials should be directed to the Operations Staff for calculation. Employees should not communicate performance information to outside parties, other than clients, client-approved interested parties, prospects or consultants, without prior approval by the CCO. Employees must maintain the records sufficient to demonstrate the calculation of the performance or rate of return in any communication (including emails) circulated or distributed, directly or indirectly, to any person.2
Employees should follow Geneva’s Privacy and Confidential Information Policy and Record Keeping Policy when providing information to outside parties.
B. Disclosure of Portfolio Holdings and Related Information

1 See SEC Letter to Investment Company Institute, dated May 5, 1988, regarding Rule 206(4)-1(a)(5).
2 See Advisors Act Rule 204-2(a)(7)(iv).

GENEVA CAPITAL MANAGEMENT
Communications Policy
Existing Clients
In connection with performing their duties, Geneva’s Portfolio Managers may discuss securities holdings and related information with clients and client-approved interested parties (such as the client’s consultants, accountants and attorneys), as appropriate. Any exceptions require the prior approval of the CCO.
Sub-Advised Mutual Funds
No portfolio holdings related information of any sub-advised mutual fund or other investment pool may be disclosed by Geneva or its employees except in compliance with the disclosure policies and procedures of the applicable mutual fund or investment pool. See the CCO for information on the applicable policies should a request for such information arise.
Model Portfolios
The following table describes when and what information may be disclosed with respect to the model portfolio holdings and related attributes for each of Geneva’s equity strategies. Model portfolio information may not be identified as belonging to any specific client. Such information is typically only found in the institutional pitch books, fact sheets and similar approved marketing pieces for the separate account equity strategies managed by Geneva.
Type of Model Information	Disclosure Frequency	Policy
Full Portfolio Holdings	Monthly (30 days after month end)	Small, SMID, Mid, and All-Cap portfolio holdings shall generally be available for use with the public 30 days after the end of each month.

Top 10 Holdings	Monthly (15 days after month end)
The Top 10 portfolio holdings of each model will generally be available for use with the public 15 days after the end of a month.
The Top 10 portfolio holdings should be in order of position size with percentages and as a total percentage of the total portfolio that the top 10 holdings compromise.

GENEVA CAPITAL MANAGEMENT
Communications Policy

Top 5 / Bottom 5 Performance Contributors-Detractors[3]	Monthly (15 days after month end)	The Top 5 / Bottom 5 performance contributors and detractors will generally be available for use with the public 15 days after the end of a month.
Performance Attribution Information and Statistics	Monthly (15 days after month end)
Security breakdowns (e.g., industry, sector, regional, market capitalization and asset allocation) and portfolio level performance attribution information and statistics shall generally be available for use with the public 15 days after the end of a month.

Exceptions to Limitations on Disclosure of Portfolio Holdings
Exceptions to the release of portfolio related information will only be allowed with the prior approval of the CCO for legitimate business purposes. Exceptions that typically will require a written confidentially agreement include Secondary Service Providers (such as trade execution measurement systems providers, pricing services, proxy voting services, insurers and computer systems service providers), consultants, data aggregators and asset allocation services. Circumstances where CCO pre-approval is not required include disclosures made in to comply with applicable laws, such as SEC filings, requests from state or federal regulators, valid subpoenas, and broker-dealers in connection with their trading on behalf of clients.
C.	Discussing Geneva’s-Sub-Advised Mutual Fund
In discussing any mutual fund sub-advised by Geneva, employees should refrain from disclosing portfolio holdings of the mutual fund, except to the extent expressly permitted by the policies of such mutual fund.
D.	Client Reporting
Employees may disclose to a client and client-approved interested party that client’s specific account information including, but not limited to, holdings, transactions, performance, gains and losses, cash flows and portfolio statistics. Communication with clients and client approved interested parties may also include a discussion of other products or services offered by Geneva. All client communications must be fair, balanced, not misleading and include all material facts and required disclosures.

3 While the “Top 5/ Bottom 5” contributors-detractors is a common disclosure, Geneva may disclose a greater number of contributors and detractors in this timeline so long as the number of each remains balanced and otherwise compliant with applicable regulations and no-action letters. See, e.g., The TCW Group, Inc. no-action letter dated November 7, 2008.

GENEVA CAPITAL MANAGEMENT
Communications Policy
E.	Use of Testimonials or Past Specific Profitable Recommendations
Investment advisers may not publish, circulate or distribute any advertisement which refers, directly or indirectly to any testimonial concerning the adviser or its services, or which refers to the adviser’s past specific profitable recommendations. Accordingly, Geneva may not respond to requests from clients, prospective clients, consultants or other outside parties for testimonials or examples of past specific profitable recommendations, unless such requests are unsolicited. Geneva employees may not solicit or induce a client, consultant or other outside party to request such information and may not reply to a request for such information if the request is solicited by Geneva employees.
F.	Unsolicited Requests for Other Information
Under SEC Rules, the term “advertisement” includes any written communication addressed to more than one person.4 The term “advertisement” does not include written communications that merely respond to unsolicited requests for information by clients, prospective clients, or consultants. Accordingly, employees may reply to requests for information related to past specific recommendations, testimonials and gross of fee performance data without including net of fee performance data or gross of fee disclosures, so long as such requests are unsolicited. All communications to clients, prospective clients or others made in response to unsolicited requests must still be truthful, accurate, balanced and not misleading.
Electronic Delivery of Information
Employees may send information to clients, client approved interested parties, and other parties (such as, brokers, custodians, banks) electronically, so long as appropriate safeguards are maintained, as outlined in Geneva’s Electronic Communications Policy and Privacy and Confidential Information Policy. Prior to sending information to other parties electronically, the employee should make a reasonable effort to verify that the electronic form of the information is substantially the same as the paper form. Unless a different format is specifically requested, employees should generally send electronic information in read-only PDF format.
Media and Public Speaking Communications
No employee other than Geneva’s Investment Persons may give media interviews, press releases, public speeches or presentations without the prior approval of the CCO. In the CCO’s absence, employees must obtain approval from a Geneva Portfolio Manager.
A Geneva Investment Person giving a media interview, press release, public speech or presentation without prior approval shall inform the CCO promptly thereafter. The following guidelines should generally be followed in connection with interviews, discussions with the media, external speaking engagements and group presentations:

4 Advisers Act Rule 206(4)-1(b).

GENEVA CAPITAL MANAGEMENT
Communications Policy

1.	Employees should not identify or discuss specific private client accounts or holdings in specific accounts.
2.	Employees should use caution in discussing performance. Any performance information provided should represent the full information provided in Geneva’s written materials.
3.	Employees should limit oral discussions of performance in interviews, as it may not be possible for the employee to communicate all required disclosure language.
4.	Employees should not guarantee, promise or predict a specific level of investment performance for Geneva’s clients.
5.	Employees should not discuss any security being considered for purchase or sale in client accounts to avoid conditioning the market for that security.
6.	Employees should not discuss thinly traded securities where publication of the employee’s comments could move the market for that security.
7.
Employees should not discuss firm confidential information, including legal or regulatory issues involving Geneva or any client of the firm. Questions regarding whether particular information is public or nonpublic should be discussed with the CCO prior to disclosure of such information. In case of uncertainty, employees should assume information is non-public and confidential.

8.	Employees should refrain from making negative or disparaging comments about particular competitors.
9.	Employees should assume that all comments to reporters are “on the record” and should clearly communicate to a reporter when they wish to go “off the record”.
10.
Employees should not answer questions they are not comfortable answering even under pressure from a reporter. Rather, the employee should state that s/he does not have sufficient information to provide an answer.

11.	Employees should not respond to requests for information regarding Estancia Capital Management or any Estancia affiliated entity. All such requests should be forwarded to Estancia Capital Management.
Use of Social Media
Geneva employees may not use social media to communicate information pertaining to Geneva’s business, management capabilities or strategies. Employees may reference that they are employees of Geneva Capital Management, the employee’s title and office information. Geneva may request periodic certification of employee’s use of social media with regard to Geneva business and may perform review of employee’s social media sites.
Client Complaints
All client complaints should be routed to the CCO. Geneva generally defines a complaint as any oral or written statement of a client, or any person acting on behalf of a client, alleging any type of grievance regarding a product or service obtained from Geneva. See Geneva’s Client Compliant Policy.

GENEVA CAPITAL MANAGEMENT
Communications Policy
The CCO will maintain a file of all client complaints in accordance with Geneva’s Client Complaint Policy.
Record Retention Requirements
Geneva will maintain a record of outside, written communications described in this policy, as dictated by its Record Retention Policy.

GENEVA CAPITAL MANAGEMENT
Communications Policy

Designated Marketing Quality Control Reviewers:
Chris Eckel
Katie Angel
Policy Date: 2007-04-04
Revised: 2008-06-24
2009-04-23
2010-10-15
2011-10-27
2012-03-01
2013-11-12
2015-10-30
2016-10-01
2017-08-01
2018-04-02
2018-07-02
2020-03-18

GENEVA CAPITAL MANAGEMENT
Custody & Possession of Assets Policy

GUIDING PRINCIPLES
Rule 206(4)-2 (“Rule”) of the Investment Advisers Act of 1940 (“Advisers Act”) provides generally that registered investment advisers may not maintain custody of client funds or securities, except in conformity with the Rule. The Rule defines custody as “holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them.” The Rule provides that custody includes any arrangement under which an adviser is authorized or permitted to withdraw client funds or securities maintained with a custodian, and the Securities and Exchange Commission (“SEC”) has interpreted the definition of custody to include those advisers with the authority to make withdrawals from client accounts to pay advisory fees. Geneva Capital Management LLC (“Geneva”, “Company” or “Firm”) does not have this authority, however it is authorized to send fee invoices directly to the custodians of certain clients with duplicate copies to the clients. As a matter of policy, Geneva does not maintain custody of client funds or securities. This policy statement is designed to provide reasonable assurance that Geneva does not inadvertently obtain custody over client assets. Questions regarding this policy should be directed to Geneva’s Chief Compliance Officer (the “CCO”).
STATEMENT OF POLICY
1.	All client assets will be held by a qualified custodian (as defined below), not by Geneva;
2.
Geneva will not open an account with a qualified custodian on behalf of a client without the client’s written authorization and signature. However, employees may help facilitate the opening of an account for clients by providing or forwarding paperwork to the client or custodian for processing;

3.
Geneva’s Operations Department will bill client fees in arrears on a quarterly basis. However, when Geneva acts as sub-advisor for another investment advisor, provides services as part of a bundle of financial services provided by another investment advisor, or in certain other circumstances, fees may be paid in advance per the terms of the agreement between such other advisor and its client;

4.	Geneva may not hold client securities in Geneva name or in bearer form;
5.	Proceeds from the redemption of client securities may not be directed to Geneva, its employees or any other third-party;
6.
Geneva or its employees may not have authority to implement wire instructions or other money movements from client custodial accounts. However, Geneva may assist clients with the processing of wires or other money movements so long as the client has established wire instructions or other money movement instructions with a qualified custodian in writing;

7.	Geneva or its employees may not have signatory power over a client’s checking account;
8.	Geneva or its employees will not serve as trustee over a client’s account;
9.
Geneva will include a legend on all client statements recommending clients compare information in Geneva reports to reports provided by the client’s qualified custodian and that clients should not rely on Geneva for tax reporting.

10.
Geneva is not a party to the custodial agreement between the client and their custodian. To the extent possible Geneva should insure that it is not deemed to have custody pursuant to any Standing Letter of Authority or similar asset transfer authorization arrangement,

GENEVA CAPITAL MANAGEMENT
Custody & Possession of Assets Policy

including online access to transfer or withdraw funds, put in place by the client and their custodian. Such an arrangement would cause Geneva to have custody of client funds under SEC regulations, and be subject to a surprise examination of client assets by an independent public accountant. Geneva’s new client forms contain language requesting the client not grant Geneva this authority. Certain limited ability to transfer client funds and securities may not cause Geneva to have custody, however there are specific conditions that must be met in such situations and to the extent possible, Geneva should refrain from accepting client instructions to transfer money or securities.

Qualified Custodian
All client assets will be held by a qualified custodian, which includes registered broker-dealers, bank and savings institutions, futures and commission merchants and foreign financial institutions that routinely hold financial assets for their customers. Geneva requires clients to select and designate a qualified custodian.
1.	Geneva will not route original custodial statements to its clients on behalf of a custodian. Instead, custodial statements should be sent directly to the client by the custodian.
2.
Geneva is responsible, within reason, to ensure clients receive custodial statements directly from the custodian on at least a quarterly basis. To meet this responsibility, Geneva Operations Department will:

a.	obtain duplicate copies of the clients’ custodial statements in either hardcopy or electronic format;
b.	periodically confirm with clients that they are receiving custodial statements from their qualified custodian on a least a quarterly basis; and
c.	periodically confirm with custodians that they are providing custodial statements to clients on at least a quarterly basis.
Receipt of Client Funds or Certificates
Funds received by Geneva are routed to the employee responsible for Client Billing functions. This employee is responsible for verifying that all funds received are due to Geneva prior to processing. If this employee determines that client funds or certificates are not due Geneva or have been inadvertently received, the Compliance Department will be notified immediately and will proceed as outlined below:
1.	Identify the client (or former client) to whom such client assets are attributable.
2.	Forward to the proper payee checks clearly made payable to a third party, such as the client’s custodian.
3.	Forward directly to the client, within three business days, the following types of checks or securities received in the name of the client:
a.	Settlement checks from class action lawsuits;
b.	Tax refund checks from the IRS, State or other governmental taxing authorities;

GENEVA CAPITAL MANAGEMENT
Custody & Possession of Assets Policy

c.	Dividend payments; and
d.	Stock certificates.
4.	Return to the sender, within three business days, any other client check or security certificate received by the Firm. Such instruments may not be forwarded to any party other than the sender.
5.	Maintain a record of actions taken with respect to client assets inadvertently received. Record Retention Requirements
Geneva Compliance Department will maintain a record of documents in connection with this policy as required in its Record Keeping Policy.
Policy Date: 2004-10-05
Revised: 2008-06-24
2009-04-23
2010-10-15
2015-10-30
2017-08-01
2018-01-02
2020-03-18

GENEVA CAPITAL MANAGEMENT
Electronic Communications Policy
GUIDING PRINCIPLES
The purpose of this policy is to provide employees with guidelines concerning the use of Geneva Capital Management LLC’s (“Geneva” or “Company”) electronic communications systems. This includes, but is not limited to, Geneva’s desktop and portable computer systems, access to the Internet and World Wide Web, Facebook, Linked-In, Twitter and other social networking websites, facsimile machines, voice mail, e-mail, Intranet, and telephone systems. This Policy applies whether those systems are accessed from Company premises, third-party apps or from off-site locations. This policy also places limited restrictions on employee use of certain devices that they may own. Questions regarding this policy should be directed to Geneva’s Chief Compliance Officer (“CCO”).
STATEMENT OF POLICY
1.
Business Use. Geneva’s electronic communications systems are business resources. While limited personal use of these systems for non-business purposes is permitted, Geneva expects that such personal use will not interfere with employee work or Geneva’s business use of its systems. Employees may not play games on Geneva’s computers during working hours, spend work time on the Internet for personal purposes, or make or receive personal telephone calls in a manner which interferes with the employee’s attention to his or her work or Geneva’s interests. These are examples of improper uses of the Company’s electronic communications systems.

2.
Personal Advocacy. Geneva’s electronic communication systems may not be used to ad-vance individual employee views about non-business matters. For example, employees may not use Geneva computers to post messages or personal views on the Internet, Intranet, Facebook or Twitter.

3.
Non-Solicitation/Non-Distribution. Geneva’s electronic communications systems are considered to be working areas of the Company. Geneva’s electronic communications systems may not be used for solicitation or distribution of literature for non-Company business or activities.

4.
No Use Of False Identities. Employees may not use Geneva’s electronic communications systems in a manner which attempts to hide their identity or make it appear that the communication was sent by someone else.

5.
Offensive Materials Prohibited. Employees may not utilize Geneva’s electronic communications systems to transmit, download, view, or send offensive material. Examples of offensive materials include, but are not limited to, pornography, sexual comments, racial or ethnic slurs and jokes, offensive images and other materials which could create a hostile environment based on race, color, creed, sex, age, sexual orientation, national origin, ancestry, disability or other characteristics protected by applicable employment law. Employees must notify the CCO if they receive offensive materials from other employees, clients, brokers or others through Geneva’s electronic communications systems.

6.	No Harassment Permitted. Geneva’s electronic communications systems may not be utilized to harass any employee, vendor, client or other person or entity. For example, Employees

GENEVA CAPITAL MANAGEMENT
Electronic Communications Policy
may not utilize the Company’s computers to forward any virus, worm, malware, or other malicious computer file with the intent to injure or harass.

7.
Expectations Of Privacy. Employees should be aware that Geneva’s electronic communications systems and all information transmitted by, received from or stored in them are the property of Geneva and can be accessed, searched or monitored by Geneva at any time and without notice. Electronic messages sent or received by employees using Geneva’s electronic communications systems are routinely archived by the Company and are subject to inspection by the CCO and regulatory authorities. Employees do not have a right to privacy concerning use of the systems or in connection with any information transmitted or stored on the systems. Geneva reserves the right to access and monitor e-mail, instant messages, voice mail, Internet and other usage of the Company’s electronic communications systems at any time, without notice, in accordance with applicable law. This is the case even if you set up a “personal” email folder or “personal” file on the network or your computer.

8.
Confidentiality Of Information. Employees must take appropriate measures to ensure that confidential information concerning Geneva’s business or its clients is transmitted on its electronic communications systems in a manner which reasonably protects its continued confidentiality. See the Company’s Privacy & Confidential Information Policy for additional information.

9.
Access Issues. Passwords, pass codes and login names used to access Geneva’s electronic communications systems belong to Geneva and must be accessible at all times by Geneva. Employees may not change security settings or passwords established by Geneva; use of secret passwords or pass codes is prohibited. Geneva may override any passwords or pass codes at any time in connection with its use of its electronic communications systems.Employeess are prohibited from sharing assigned passwords and pass codes unless directed by Geneva. Employees may not use another person’s password to access a file or retrieve any stored communication, unless authorized to do so.

10.
No Encryption. Employees may not encrypt or encode any voice mail or e-mail communication or any other files or data stored on Geneva’s electronic communications systems without the prior written approval of the CCO.

11.
Copyright. Employees may not copy or distribute copyrighted material through Geneva’s electronic communications systems without first confirming that the Company has a right to copy or distribute such material.

12.
Software Use. Employees may not download or install any software on Geneva’s computer systems without the prior written approval of Geneva’s CCO. Employees may not use Face-book, Twitter, Google Chat, Yahoo Messenger, AOL Instant Messenger, or any similar social networking or instant messaging site for business communications without the prior approval of the CCO and then usage must be consistent with Geneva’s communications and electronic storage policies. No employee may use unlicensed software in connection with the Company computer systems. Because of the danger of computer viruses, employees are prohibited from using any personal discs, flash drives or other file storage media on Geneva’s

GENEVA CAPITAL MANAGEMENT
Electronic Communications Policy

equipment without the prior written approval of the CCO. Employees may not upload, down-load or transfer Geneva’s computer files to outside file servers, personally-owned laptops, home computers, or other personal electronic devices without the prior written approval of the CCO. Employees may not access or allow access to Geneva’s computers or file servers from outside the office over virtual private networks (VPNs), remote access software, or otherwise, except through systems set up by Geneva, without the prior written approval.

13.
Hardware Use. Employees may not utilize hardware such as, but not limited to, flash drives, external drives, thumb drives, or other external file storage devices unless issued or approved by the CCO or Head of Operations prior to use.

14.
Miscellaneous Conduct Prohibited. Unauthorized review, duplication, removal, damage, alteration or transmission of files, passwords, pass codes, programs, or other Company property, obtaining information by improper use of Geneva’s electronic communications systems, and the improper use of information obtained utilizing these electronic communications systems are prohibited by this Policy.

15.
Think Before You E-Mail. People can be careless and cavalier in the types of messages they leave one another when using e-mail. Please bear in mind that information sent or received using Geneva’s electronic communications systems is archived and can be accessed by the Company even after it has been deleted from your computer. Professionalism and thoughtful communications are just as important in e-mail as in other forms of business communication. Geneva adheres to professional standards and any breach of such standards may be deemed a violation of this Policy.

16.
Use of Chat Rooms and Social Networking Sites. Employees may not discuss the Company, its business, securities recommendations, clients, policies or personnel in chat rooms, message boards, blogs, Facebook, Twitter, or other social networking sites, or in any other internet communication that is not intended for a single recipient.

17.
Business Communications. All electronic business communications and business-related e-mail must be sent and received via Geneva’s approved electronic communications systems. Employees may not utilize personal email accounts or internet-based messaging systems for business communications unless approved by the CCO prior to use.

18.
Instant Messaging and Internal “Global Relay Messenger” system. Employees may not use instant messaging or text messaging capabilities from their cell phones to communicate Geneva business as these messages are not captured for record retention purposes as required by the SEC. Employees may use the Global Relay Messenger system for internal instant messaging.

19.	Testing. Compliance performs periodic review of email, Global Relay Messenger and Bloomberg communications.
20.	Enforcement. Geneva reserves the right to take appropriate disciplinary action against any employee who acts inconsistently with this Policy. Such discipline can include, but is not

GENEVA CAPITAL MANAGEMENT
Electronic Communications Policy

limited to, termination of employment. Employees who have questions about this Policy should contact their supervisor or the CCO.

Policy Date: 2009-10-26
2010-09-27
2013-01-28
2015-10-30
2016-10-01
2017-08-01
2020-03-18

GENEVA CAPITAL MANAGEMENT
ERISA Rule 408(b)(2) Disclosure Requirements Policy
GUIDING PRINCIPLES
Section 408(b)(2) under the Employee Retirement Income Security Act of 1974 (“ERISA”) require certain service providers to ERISA plans to provide the plan with information regarding services provided to the plan as well as total compensation received in relation to the plan.
ERISA regulations require that all service contracts or arrangements between an ERISA plan and a service provider be reasonable, that the contract or arrangement be necessary for the establishment or operation of the plan and that no more than reasonable compensation is paid for services provided to the plan.
Unless a service provider discloses certain information to the plan fiduciary at the start of an arrangement, when renewing the arrangement and within 60 days of any information change, the contract or agreement between the service provider and the plan may be deemed “not reasonable” under 408(b)(2).
STATEMENT OF POLICY
Rule 408(b)(2) applies to “covered service providers” who expect to receive at least $1,000 in compensation from an ERISA plan. A “covered service provider” is:
•	an ERISA fiduciary service provider to a covered plan or to a plan asset vehicle in which such plan invests;
•	investment advisers registered under Federal or State Law, including sub-advisers to a plan even if the sub-adviser has no direct relationship to the plan;
•	record-keepers or brokers who make investment alternatives available to the plan; and
•
providers to the plan who receive indirect compensation from the plan for services such as accounting, auditing, actuarial, banking, consulting, custodial, insurance, investment advisory, legal, recordkeeping, securities brokerage, third party administration or valuation services.

Covered plans are:
•	all ERISA-governed retirement plans such as defined benefit pension plans and defined contribution / 401k plans.
Plans that are not covered include:
•	Welfare plans such as VEBAs and retiree health trusts;
•	IRAs including SEPs and SIMPLEs;
•	Governmental plans;
•	Church plans;
•	Keogh plans that cover only the business owner and spouse;
•	Nonqualified executive compensation plans; and
•	Non-ERISA 403(b) contracts.
However, the adviser to a mutual fund that a plan purchases is not considered a “covered service provider” solely because a plan purchases fund shares, but an adviser may be subject to 408(b)(2) disclosure requirements if it provides services to a private fund if investments by plan investors total 25 percent or more of the value of any class of equity interests in the fund.

GENEVA CAPITAL MANAGEMENT
ERISA Rule 408(b)(2) Disclosure Requirements Policy

Geneva must provide plan fiduciaries with enough information to allow the fiduciary to:
•	assess the reasonableness of total compensation, both direct and indirect, received by Geneva, its affiliates and/or subcontractors;
•	identify potential conflicts of interest; and
•	satisfy reporting and disclosure requirements under Title 1 of ERISA.
Specifically, Geneva must disclose in writing:
•	A description of all services to be provided to the plan pursuant to the agreement (not just fiduciary services);
•	A statement that services will be provided to the plan as a fiduciary under ERISA (the statement can clarify which services are provided as a fiduciary and which are not, if applicable);
•	A statement that services will be provided to the plan as a registered investment adviser under the Investment Advisers Act; and
•	A description of all direct and indirect compensation that Henderson reasonably expects to receive in connection with the services, including:
▪	Identifying the services for which the compensation will be received;
▪	Identifying the payer and recipient of the compensation; and
▪	A description of the arrangement between the payer and Geneva.
Direct and indirect compensation include soft dollars, commissions, finders fees, 12b-1 fees, gifts, entertainment, conference sponsorship (if received in connection with an agreement with a plan), any compensation expected to be received upon termination of the agreement, how any prepaid amounts will be calculated and refunded upon termination as well as how compensation is received –whether the plan will be billed or will compensation be deducted directly from the plan’s account.
Service providers may provide required disclosures through existing documents such as the investment management agreement and Form ADV as well as disclosures made to the plan in order form them to complete Form 5500, as long as all required disclosure is contained in the documents collectively.
Disclosure to new ERISA clients must be made to the responsible plan fiduciary reasonably in advance of the date that the contract is entered into. Existing clients must be provided disclosures in advance of when their contract with Geneva is extended or renewed and to all clients within 60 days of any change in the disclosed information. Any required disclosures for wrap program participants should be coordinated through the wrap program sponsor.
Prior to the execution of a new investment management agreement, Geneva must provide the plan fiduciary with Geneva’s 408(b)(2) disclosures. Geneva provides this information through Form ADV, the client investment management agreement and the 408(b)(2) Notice Letter
Geneva Operations is responsible for providing this information for Geneva.
Policy Date: 2015-10-30
Revised: 2017-08-01

2020-03-18

GENEVA CAPITAL MANAGEMENT
Gifts and Entertainment Given Policy

STATEMENT OF POLICY
Gift giving and receiving, as well as certain forms of hospitality provided by or to current or prospective Clients, Broker-Dealers, Vendors, or other business contacts may present a real or apparent conflict of interest. Geneva Capital Management LLC (“Geneva” or the “Firm”) employees must always observe high standards of conduct in dealing with their customers or business contacts, and apply fair and equitable principles of trade in their practices.
This Policy sets forth the parameters for giving gifts and entertainment to clients/business contacts or other service providers.
Any employee seeking an exception to this Policy should speak to the CCO. Any deviations to the policies set forth below may be made only under limited circumstances and only with prior written approval.
I.  Gifts Given by Employees to Clients and Other Business Contacts
Nominal gifts may be given to business contacts or to charities on behalf of the Firm. Without the prior permission of the CCO, gifts should not exceed a face value of $100 and the aggregate value of all such occasions should not exceed a face value of $250 in any twelve-month period, to a single recipient. If you believe it would be appropriate to give a gift that exceeds $100 face value in a specific situation, you must submit a written request to the CCO prior to giving the gift. Additionally, if you desire to make a political contribution, you must obtain preclearance through the MyComplianceOffice System (“MCO”) as outlined Geneva’s Political Activities Policy.
Some clients or potential clients (e.g., states and municipalities) have stringent restrictions and/or prohibitions on the acceptance of gifts and/or business entertainment by their personnel and it is the responsibility of each Geneva employee to adhere to any such restrictions and/or prohibitions. Note that Geneva employees are not allowed to provide gifts or entertainment of any value to Labor Organizations (or any officer, agent or other representative or employee of a Labor Organization. A Labor Organization is defined as:
“Labor Organization” means a labor organization engaged in an industry affecting commerce and includes any organization of any kind, any agency, or employee representation committee, group, association, or plan so engaged in which employees participate and which exists for the purpose, in whole or in part, of dealing with employers concerning grievances, labor disputes, wages, rates of pay, hours, or other terms or conditions of employment, and any conference, general committee, joint or system board, or joint council so engaged which is subordinate to a national or international labor organization, other than a State or local central body.

Employees are responsible for disclosing gifts given to Compliance using the Gifts, Entertainment, Sponsorship and Charitable Contribution disclosure form in the GCM document folder.
A.  Exceptions from the Gift Policy:
1.	Gifts of less than $100
As noted above, if an employee is giving a business contact a gift of less than a $100 face value, prior permission from the CCO is not required. Note that the gift will still be included in the total of gifts subject to the $250 aggregate limit as described above, will need to be disclosed to Compliance for inclusion on the Geneva gift log and it will still require approval from the employee’s manager (through the normal expense approval process).
2.	Personal Gifts
Geneva employees may, at their own cost, provide gifts to a business contact or the family or friends of a business contact. These gifts are not considered gifts that must be tracked or documented under this Policy. For example, employees may give gifts to friends and family members who are also clients/suppliers in connection with commonly recognized life events or occasions such as a wedding, bar/bat mitzvah, christening and the like or occasions such as birthdays or holidays at their own cost. Judgment should be used in connection with the giving of any such gifts so as not to create an appearance of impropriety and to ensure that such gifts are consistent with the usual and customary gift-giving practices of the employee. The value of the gift should not be so excessive as to raise questions of impropriety.
3.	Political Contributions
Employees may, at their own cost, give political contributions to any federal, state or local candidate or any political association or group provided that such contributions are made in accordance with applicable federal and state laws. All employees, including Covered Associates, are required to obtain prior approval of all political contributions through the MCO system. Please refer to the Geneva’s Political Activity Policy.
B.  Entertainment and Hospitality Provided to Current/Prospective Clients/Business Contacts
Geneva authorizes business entertainment and hospitality of current and prospective clients/business contacts and their authorized guests as long as it is appropriate and neither so frequent nor so extensive or lavish as to raise questions of impropriety. All such entertainment and hospitality should be approved by the employee’s manager.
As long as a Geneva employee is present at the entertainment or hospitality event with the current or prospective client/business contact, the event is not deemed to be a gift and will not be subject to the above gift giving policies. Therefore, if an employee is unable to attend, he/she must have someone else attend in their place if they wish for it to be considered as entertainment or hospitality and not as a gift.

C.  Other Policies/Principles:
1.	The purpose of entertainment events is to provide an opportunity for meaningful business dialogue and to develop long-term business relationships.
2.	In the case of an event involving an overnight stay that will be paid by Geneva, for each full day of the event there should be at least one substantive business presentation/discussion.
3.	A Geneva employee must be present at each segment of the function being paid for by Geneva.
4.	Thoughtful consideration should be given to an appropriate client/business contact to the Geneva employee ratio at each segment of the function.
5.	Neither Geneva nor the Geneva employee may pay for out-of-pocket incidentals for clients/business contacts during an event.
6.
Neither Geneva nor the Geneva employee may pay for separate events for clients’/business contacts spouses/companions; however, spouses/companions may attend, at Geneva’s expense, group entertainment functions. These guidelines apply to all entertainment events.

7.	Geneva employees must maintain a list of all attendees and their corporate affiliations for ticket reimbursement requests.
8.
Geneva employees who purchase season tickets to sporting, theatrical, golf memberships, or other events for business purposes may only request reimbursement for tickets used with clients/business contacts.

D.  Travel:
1.
Geneva generally may not pay for commercial travel to or from out-of-town events, including airfare, upgrades, car rentals, train transportation or the like for clients/business contacts or their guests. However, for Geneva institutional clients, Geneva may pay for client travel as it is not so lavish as to raise questions of impropriety.

2.	Geneva may pay for ground transportation for Geneva clients/business contacts and their guests at an out-of-town event destination.
E.  Meals and Lodging:
1.
Geneva or employees may not pay for lodging expenses of clients/business contacts and their spouses/companions (including hotel upgrades and house rentals) unless such offsite or out of town event incorporates a substantive business meeting or presentation.

2.
Geneva and its employees may pay for food and beverages for clients/business contacts and their guests as long as a Geneva employee is present for the meal or event. For example, Geneva may pay for the dinner of the spouse of a client/business contact as long as the client/business contact and the Geneva employee are at the same dinner.

III.	Gifts and Entertainment Received by Employees (or Family Members) from Current/Prospective Clients / Business Contacts
For gifts and entertainment received by a Geneva employee, please refer to the Geneva Gifts and Entertainment Received Policy.
Geneva will maintain the list of all gifts and entertainment received by Geneva employees.
IV.	Charitable Contributions
Employees are prohibited from making charitable contributions for the purpose of obtaining or retaining advisory contracts. In addition, employees are prohibited from considering Geneva’s current or anticipated business relationships as a factor in making charitable contributions.
Geneva allows charitable contributions as long as they are made directly to a legitimate charitable contribution. Charitable contributions may not be paid to a client or financial adviser for further donation to a charity. Contributions to charitable “events” can be made however if Geneva, a client or a financial intermediary participates in the event, the contribution is viewed as entertainment and not a charitable contribution and must be tracked as entertainment. Charitable contributions may not be made on “behalf” of a financial adviser.
All charitable contributions by Geneva must be disclosed to Compliance on the Gifts and Entertainment Sponsorships and Charitable Contributions form located in the GCM documents folder. Nothing herein is intended to prevent employees from making charitable contributions to the charities of their choice or require reporting to Geneva. Such contributions are not required to be reported to Geneva, however please review any contemplated personal contributions with the CCO if there is any potential for the contribution to create an appearance of circumventing the restrictions of this policy.
VI. Questions
Any questions regarding this Policy should be directed to the CCO.
Policy Date: 2016-10-01
Revised: 2017-08-01
2018-01-02
2020-03-18

GENEVA CAPITAL MANAGEMENT
Most Favored Nation Clauses
STATEMENT OF POLICY
Although there is no legal or regulatory obligation for Geneva Capital Management LLC (“Geneva”) to agree to a Most Favored Nation (“MFN”) clause with an advisory client, Geneva will generally accept MFN provisions in client contracts subject to the parameters set forth in this policy. Geneva’s Investment Strategy Group and any other employee promoting Geneva’s advisory services must be conscious of these parameters when negotiating with potential clients.
Policy
An MFN clause is a provision in the client advisory agreement that typically provides that if Geneva agrees to give another similarly situated client (a client other than the client with the MFN) of equal of lesser value more advantageous terms than the contracting client, the contracting client will be entitled to those more favorable terms as well. However, it is important to review the language of every potentially applicable MFN as the exact language will vary between clients. Typically, the MFN clause pertains to the advisory fee.
The following principles have been established with regard to MFN clauses and have been taken into consideration by Geneva in establishing its MFN program:
•
Geneva has established various “nations” for the purpose of MFN clauses. An MFN clause will only apply to other accounts within that accounts designated nation. Accounts are assigned to a particular nation based on account type, contract structure and equity strategy.

•	Geneva’s nations are structured so that all client account structures and service levels within a particular nation are the same or substantially similar;
•	Geneva will typically aggregate related accounts when determining fee structures, therefore related accounts may have lower fees.
•
Clients requesting MFN terms must include these terms within the advisory contract and Geneva must be informed of an MFN as part of any fee negotiations. Clients who inform Geneva of an MFN request in a separate document after the advisory agreement is signed and fees have been negotiated may not receive MFN status.

Procedure
Geneva has created the following “nations”, however only five nations defined below currently include accounts with MFN provisions.
•	Midcap Advisory Equity.
▪	This category contains equity accounts invested in Geneva’s Mid Cap strategy;
▪	The nation may include both ERISA and Non-ERISA accounts;

▪	Clients in the nation will have a direct investment management agreement with Geneva;
▪	All accounts requesting MFN status are currently charged a 50 basis point advisory fee;
▪	Accounts with lower fees in the nation have multiple related account relationships;
• Midcap Public Advisory Equity.
▪	This category contains equity accounts invested in Geneva’s Mid Cap strategy;
▪	The nation may include both ERISA and Non-ERISA accounts;
▪	Clients in the nation will have a direct investment management agreement with Geneva;
▪	Only Public accounts (State, Government, Municipal, etc.) will be included;
▪	Accounts requesting MFN status are currently charged fees ranging from 41 basis points to 50 basis points;
• Smallcap Sub-advisory Equity.
▪	This category contains equity accounts invested in Geneva’s Small Cap strategy;
▪	This nation may include both ERISA and Non-ERISA accounts;
▪	Clients in the nation will be managed subject to a sub-advisory agreement between Geneva and the client’s advisor;
▪	Accounts requiring MFN status are charged 50 basis points;
• Smallcap Advisory Equity.
▪	This category contains equity accounts invested in Geneva’s Small Cap strategy;
▪	The nation may include both ERISA and Non-ERISA accounts;
▪	Clients in the nation will have a direct investment management agreement with Geneva;
▪	Accounts requiring MFN status are charged a fee ranging from a tiered fee schedule that begins at 50 basis points and a flat fee of 75 basis points;
▪	The tiered schedule starting at 50 basis points is the lowest fee in the nation.
• Smallcap Public Advisory.
▪	This category contains equity accounts invested in Geneva’s Small Cap strategy;
▪	The nation may include both ERISA and Non-ERISA accounts;
▪	Clients in the nation will have a direct investment management agreement with Geneva;
▪	Accounts requiring MFN status are charged 75 basis points;
▪	75 basis points is lowest fee in the nation.

The following nations currently do not have any accounts requiring MFN clauses:
•	Allcap Advisory Equity
•	Midcap Sub-advisory Wrap Equity
•	Smallcap Sub-Advisory Wrap
•	Balanced/Fixed Advisory
•	Fund
Please note that the Small Cap Model and Mid Cap Model nations have accounts that have MFNs.
Geneva Operations maintains an ongoing MFN spreadsheet and will prepare an MFN Summary report as requested by the CCO or others discussing a potential MFN with current or prospective clients. The spreadsheet will outline each nation, the accounts included, current AUM, and fee rates. This report will be made available to Compliance, the Investment Strategy Group, and any Geneva employees that markets Geneva strategies.
It is the responsibility of the Investment Strategy Group and Geneva sales persons to be familiar with the nations and each nation’s fee structure and AUM levels before agreeing to any MFN provisions as it may trigger a fee reduction for other clients within the nation. The CCO should review and approve any new advisory agreement with a MFN clause.
Policy Date: 2016-10-01
Revised: 2017-07-03
2017-08-01
2018-01-02
2020-03-18

GENEVA CAPITAL MANAGEMENT
Privacy and Confidential Information Policy
GUIDING PRINCIPLES
Geneva Capital Management (“Geneva”, “Company” or “Firm”) is committed to protecting the confidentiality and security of the personal information we collect about clients. The purpose of this policy is to outline the practices developed by Geneva to safeguard client non-public personal information and to protect against fraud, unauthorized transactions, claims or other liability. This policy applies to current and former clients.
STATEMENT OF POLICY
Privacy rules adopted under the Gramm-Leach-Bliley Act, Regulation S-P1, require that Geneva take the following actions:
1)	Establish appropriate standards to protect customer information;
2)	Restrict disclosure of non-public personal information about customers; and
3)	Provide customers with a notice of its privacy policies and practices.
Personal information is defined as non-public, personally identifiable financial information or any list, description or other grouping of customers that is derived using any personally identifiable financial information (“Confidential Information”) including, but not limited to, the following:
•	Client identity including name, address and age;
•	Social Security Number;
•
Financial account information including account numbers, account titles, PIN numbers, etc., the improper disclosure of which could facilitate unauthorized access to client accounts, identity theft or fraud; and

•	Client financial information such as assets, income, net-worth, account balance(s), bank account information, beneficiary information, investment activity and other investments.
Geneva employs physical, electronic, technological, and other safeguards designed to keep Confidential Information safe while in our possession and upon destruction.
Physical and Other Safeguards
•	Employees are issued building/suite key access/proxy cards with the appropriate access level initially upon employment.
•	All doors that provide entry to Geneva’s office are access-controlled – they require a secure access card to gain entry and automatically close and lock after each opening.

1 Because Geneva only collects person information of the types covered by the Gramm-Leach-Bliley Act (“GLBA”), it is exempt from the application of the California Consumer Privacy Act (“CCPA”) to such personal information. See CCPA §1798.145(e). GLBA entities remain subject to the CCPA if they engage in activities falling outside of the GLBA. Examples include using targeted online advertising, tracking web page visitors and/or collecting geolocation data – none of which occur at Geneva. Furthermore, GLBA-regulated entities remain subject to potential damages under the CCPA §1978.150 if they experience a data breach.

GENEVA CAPITAL MANAGEMENT
Privacy and Confidential Information Policy

•
Each Employee is responsible for locking file cabinets that contain Confidential Information. Geneva has designated a specific employee who is responsible for locking common area file cabinets and securely storing file cabinet keys at the close of business each day. With most Confidential Information now scanned and saved into secure electronic records, access to file cabinets containing paper Confidential Information is infrequent.

•	Employees are prohibited from leaving documents containing Confidential Information unattended at the front desk or in other common work areas.
•
Employees are prohibited from discussing Confidential Information about clients or client accounts in public areas. Discussions among employees must take place in private, confidential locations within the office and building.

Technology and Electronic Safeguards
•
Geneva’s IT manager (Wagner Weber Associates, Inc.) is responsible for establishing and maintaining system passwords and other security settings and controls on Company issued computers, system drives, mobile devices, network and internet-based applications and other devices.

•	Employees are prohibited from changing the security settings assigned by the IT manager.
•	Employees are required to keep password information strictly confidential and prohibited from openly displaying or sharing password information with co-workers.
•
Geneva’s IT manager is responsible for all aspects of Geneva’s cybersecurity controls, including establishing and monitoring network firewall protection, system security to reasonably prevent infiltration by unauthorized outside parties, assessing system vulnerabilities, and implementing security upgrades.

•	Geneva’s IT manager and Geneva have implemented policies relating to remote access and the use of mobile and personal devices by employees.
•
Geneva’s CCO is responsible for establishing procedures to prevent unauthorized access to Geneva’s physical records and Geneva’s IT manager, upon receiving notification of a departure, is responsible for preventing unauthorized access to electronic records upon termination of an employee.

Information Handling and Destruction
•	Geneva requires the use of a professional service to destroy all paper documents or forms that contain Confidential Information that are no longer useful; the Firm maintains evidence of destruction.
•
Employees are required to dispose of all paper documents containing Confidential Information in a secure receptacle provided by the document destruction service; Employees are prohibited from disposing of documents or forms that contain Confidential Information in regular trash receptacles.

•	Geneva’s IT supervisor is responsible for disposing of retired computers, hard drives, mobile devices and other equipment that are no longer used.

GENEVA CAPITAL MANAGEMENT
Privacy and Confidential Information Policy

•
Employees are prohibited from removing Confidential Information from office premises except in connection with documents used for client meeting purposes. No other Confidential Information may be removed from office premises without prior approval by the Compliance Department. Aged and closed files containing Confidential Information may be stored at a secure off-site storage facility and destroyed by the facility in accordance with Geneva’s document retention and destruction policies.

Remote Access Safeguards
Geneva’s IT manager is responsible for providing employees access to remote connectivity on mobile devices. Geneva’s Information Technology Security Policy provides that only mobile devices (company owned, personal or third party) that adhere to Geneva’s security standards will be granted access. Processes are in place for requesting authorization and the prompt removal of mobile device access once the access is no longer authorized or required.
Outside Vendors
Outside vendors are used by Geneva to assist in the performance of a variety of critical activities and maintain corresponding records – including client accounting, trading, billing, and performance measurement. All material vendor contracts are reviewed by Geneva’s CCO and vendors that provide computer-based products are reviewed by Geneva’s IT manager for adherence to Geneva security and confidentiality requirements. Geneva maintains an inventory of vendors who hold Confidential Information.
Training
Geneva requires employees to complete annual training that includes privacy related topics. Geneva includes information concerning its Privacy and Confidential Information Policy in ongoing employee training activities.
Information Technology Policies
Geneva has worked without its IT provider, Wagner-Weber Associates, Inc., to develop processes, systems and controls designed to protect computer systems and data privacy. The following policies and procedures apply to Geneva and its electronic information:
•
Information Technology Security Policy. This policy document has been prepared to ensure the adequate protection of business data and business information systems throughout Geneva. It is also intended to underscore Geneva’s commitment to integrity and high-quality business relationships with its clients, employees, vendors and other business partners.

•	Information Technology Incident Response Process. This document is designed to provide the guidelines and processes to follow in the event of a security incident and/or security breach.

GENEVA CAPITAL MANAGEMENT
Privacy and Confidential Information Policy

•
Computer Information and Systems Usage Policy. This policy describes in greater detail permissible and impermissible uses of Company systems and includes provisions designed to protect system security and confidential information.

Incident Response
Geneva employees are required to report any observed or suspect security weaknesses, or threats to, information systems to their managers and/or to Geneva’s IT manager as soon as possible. Additional guidance is found in the Security Incident Response Process.
In the event of an incident involving a potential unauthorized release of Confidential Information, Geneva’s CCO and Head of Operations will be promptly notified. The CCO or Head of Operations will contact the IT manager and, if the breach involves any computer systems, activate Security Incident Response Process. Geneva will work with the IT manager to determine the appropriate steps to analyze, contain, and mitigate the incident. Depending on the circumstances, Geneva may be required to notify regulators within required time frames and, depending on the severity of the breach, notify clients.
DISCLOSURE OF NON-PUBLIC PERSONAL INFORMATION
In order for Geneva to provide investment management services to clients, disclosure of Confidential Information is required in very limited circumstances. Employees may share client Confidential Information in the following ways:
•
Disclosures to companies that require access to client personal information to perform services on our behalf (such as the provider of Geneva’s client accounting, billing and trading systems and other similar authorized vendors, and auditors who verify our performance calculations). Geneva, through its vendor contract review process, is responsible for obtaining confidentiality agreements from vendors who use or obtain access to Confidential Information in the performance of services to Geneva;

•	Disclosures to companies that help us process or service client transactions or account(s) (such as providing account information to brokers and custodians);
•	Disclosures at client request to attorneys, accountants, and other client representatives;
•	As permitted or required by law;
•	As requested by a client; and
•	Disclosures of client names on lists of representative clients, if such clients grant written consent to such disclosure.
ELECTRONIC COMMUNICATIONS WITH CLIENTS
Client statements and other confidential information, along with meeting materials, are typically sent to clients and their representatives by regular or express mail. However, some clients and representatives may request that their materials be sent via email. In such cases, Geneva will send the materials in an encrypted document, typically a password protected PDF file, and the password will be sent to the client in a separate email. Other methods of information encryption may be also used as technology evolves and becomes widely available.

GENEVA CAPITAL MANAGEMENT
Privacy and Confidential Information Policy

Except when sending materials to clients in the manner described above, employees are prohibited from sending Confidential Information to unsecure locations outside Geneva’s computer network.An example of prohibited activities includes sending Confidential Information to an employee’s personal email account or to unauthorized data storage or file sharing servers.
NOTICE OF PRIVACY POLICIES AND PRACTICES
Regulation S-P, among other things, requires Geneva to: (1) provide a clear and conspicuous notice to its customers that accurately reflects its privacy policies and practices generally no later than when it establishes a customer relationship (“Initial Privacy Notice”), (2) provide a clear and conspicuous notice to its customers that accurately reflects its privacy policies and practices not less than annually during the continuation of the customer relationship (“Annual Privacy Notice,” and together with the Initial Privacy Notice, “Privacy Notices”), and (3) deliver a clear and conspicuous notice to its customers that accurately explains the right to opt out of some disclosures of non-public personal information about the customer to nonaffiliated third parties (“Opt-Out Notice”). Regulation S-P describes the information that must be included in Privacy Notices, including the categories of nonpublic personal information that Geneva collects and discloses, and in Opt-Out Notices, if applicable.
•
Geneva’s Operations Department is responsible for providing all current clients with a copy of Geneva’s Initial Privacy Notice, Annual Privacy Notice, any required updates following a material revision of the policy.

•	Geneva’s Operations Staff must provide Geneva’s Privacy Notice to all new and prospective clients at initial meetings or along with account opening paperwork.
Geneva’s Privacy Notice is considered a part of this policy. The Compliance Department is responsible for overseeing Geneva’s privacy practices. Employees aware of any potential breaches of this policy should inform Compliance immediately. Questions concerning confidentiality issues should be directed to the CCO.

Policy Date: 2004-10-05	2015-10-30
Revised: 2005-03-02	2016-10-01
2008-06-24	2017-08-01
2009-04-23	2019-05-28
2010-10-15	2020-03-18
2013-11-12

GENEVA CAPITAL MANAGEMENT
Record Keeping Policy
GUIDING PRINCIPLES
Rule 204-2 of the Investment Advisers Act of 1940 (“the Rule”) requires Geneva Capital Management LLC (“Geneva”) to accurately create and maintain books and records related to its investment advisory business. The purpose of this policy is to identify commonly encountered books and records that must be maintained by Geneva, outline processes to secure records from unauthorized alteration or use, and protect records from untimely destruction.
STATEMENT OF POLICY
Geneva’s Compliance Department is responsible for maintaining a complete list of the records required to be maintained by the Rule and other applicable laws and guidelines, such as the Global Investment Performance Standards (GIPS). The Compliance Department is also responsible for reviewing these requirements with employees on at least an annual basis.
Following is a list of records that Geneva is required to maintain. This list is provided for reference purposes and includes records commonly used by Employees; this is not intended to be an inclusive list of all required records. Please also reference the Books and Records Requirement Grid following this policy:
1)	Communications with Clients. All employees are responsible for retaining in the client file original copies of all written communications received from, and sent to, clients (including emails).
2)
Trading Records. Trading and Operations are responsible for ensuring that all written or electronic instructions to buy or sell securities, trade order memoranda by account, trading program details, trade error documentation, and any other records created as a result of trading are entered into Geneva’s electronic trading system (Advent’s Moxy). The Operations Department will seek to ensure that such records are adequately retained.

3)
Advisory Contracts. The Operations Department is responsible for ensuring that original copies of all client Investment Management Agreements are adequately retained in client files and/or in electronic folders.

4)
Marketing Materials. Copies of all marketing materials (i.e., Presentations, Pitch books, RFPs, Questionnaires, Economic & Investment Outlook, Webinars, etc.) are either electronically maintained on Geneva’s electronic systems or, in the case of older paper materials, stored in an off-site facility.

5)
Personal Trading. All employee personal security transaction records are reviewed, approved (if required) and recorded through the My Compliance Office online portal. Geneva requires copies of all brokerage and investment account statements and seeks to obtain direct electronic data feeds of such statements where available.

6)	Client Custodial Statements. Geneva Operations is responsible for ensuring that all client custodial statements are maintained in either (a) paper format (for older records)

GENEVA CAPITAL MANAGEMENT
Record Keeping Policy
in appropriate client files or (a) in electronic format (for newer records) in the Reconciliation Directory.
7)
Client Reports. Geneva’s Operations team is responsible for saving in electronic format in the Client Directory the specific reports created by Geneva that are provided to clients, such as fee notices, quarterly meeting materials, etc.

8)
Research. Research reports and written materials used in the process of making investment decisions for clients are maintained by Geneva’s Portfolio Managers and Research Analysts in electronic format in the Investments directory.

9)
Financial Records. All accounting and financial records for Geneva post-March 17, 2020, are created by Geneva with the use of the QuickBooks software and maintained on Geneva’s systems. Accounting records for between the 2014 sale of Geneva and March 17, 2020, were created and maintained by Janus Henderson Investors (“JHI”), the former ultimate parent of Geneva. Financial records that pre-date the 2014 sale of Geneva are maintained by Geneva’s former outside accounting firm.

10)
Prospects. A list of all prospects that received materials containing composite performance and current clients that received composite performance for a strategy other than the strategy in which they are currently invested. This “marketing distribution log” is maintained to meet GIPS requirements and is located in the MKE/Data/GCM Document Center/Marketing folder.

11)	Litigation/Investigations. Other records as may be required to be maintained in connection with litigation, investigations or regulatory matters.
The SEC has interpreted the Rule to include records related to electronic communications such as email and instant messages (IM). Employees are required to send and receive all business-related email and text messages through Geneva approved and provided applications. Geneva’s Compliance Department is responsible for verifying that emails are archived by periodically retrieving and reviewing messages.
Employees are prohibited from using unapproved email applications for business purposes or instant message services to communicate with parties outside Geneva. Geneva employees should consult the CCO or Geneva’s Electronic Communications Policy regarding acceptable usages.
RECORD SECURITY
Employees are required to comply with Geneva’s Privacy & Confidential Information Policy which outlines practices designed to preserve records from loss, alteration, unauthorized destruction and unauthorized access. Electronic copies of non-electronic originals created by employees (i.e., scanned images) are required to be complete, true and legible. Geneva’s IT manager is responsible to maintain processes to reasonably ensure records stored within an electronic medium may be promptly retrieved and viewed. Electronic system security is also

GENEVA CAPITAL MANAGEMENT
Record Keeping Policy
handled by the IT manager. Access to Geneva drives must be requested online and approved prior to access being granted.
MAINTENANCE OF RECORDS, ARCHIVAL AND DESTRUCTION
All current and previous year client records will be either physically stored or electronically accessible at Geneva’s primary business location. This will assist Geneva in promptly reproducing records if needed. The Operations Department, with oversight from the CCO, is responsible for the archival of historic paper records to a secure offsite storage facility. JHI is responsible for the systems used to store, backup and secure electronic records.
Geneva required records should be destroyed only when:
•	Retention periods have expired,
•	There is no reasonably foreseeable or current litigation involving the records,
•	All regulatory and audit requirements have been satisfied, and
•	There are no pending requests or inquires for information.
Timely destruction of records minimizes legal exposure and enables better management of storage costs. The intentional premature destruction of required records is a serious matter and can result in civil or criminal liability.
DOCUMENT HOLDS – SUSPENSION OF RECORDS DESTRUCTION
If Geneva is involved in audit, litigation or investigation, destruction may need to be suspended for those records and information applicable to the matter. A document hold will generally be issued in connection with litigation commenced by or against Geneva, threatened or anticipated litigation know to Geneva, the protection or enforcement of Geneva’s legal rights, or government investigations conducted in connection with Geneva.
Upon learning of actual, pending or possible litigation or investigation, Compliance will notify affected employees to cease destruction of relevant records and information. The records and information are to be retained until Compliance can determine the scope of the action and provide further direction.
Policy Date: 2004-10-05 Revised: 2005-03-02 2005-09-29 2008-06-24 2009-04-23 2010-10-15 2013-11-12 2015-10-30 2016-10-01 2017-08-01	2018-01-02 2018-08-27 2020-03-18

Geneva Capital Management           March 18, 2020
Books and Records Review
Document Description		U.S. Regulatory Requirement			Geneva Retention Period
Retention Required Legal Cite Period Location
FIRM ORGANIZATIONAL RECORDS
Organizational Document	Partnership articles and any amendments thereto, articles of incorporation, charters, minute books and stock certificate books of the adviser and any predecessor.	Rule 204-2(e)(2)	Permanently; 3 years after termination of business	Onsite (principal office of adviser)	Permanent
Minute Books	Minute books and stock certificate books of the adviser and any predecessor.	Rule 204-2(e)(2)	Permanently; 3 years after termination of business	Onsite (principal office of adviser)	Permanent
Stock Certificate Book	Stock certificate books of the adviser and any predecessor.	Rule 204-2(e)(2)	Permanently; 3 years after termination of business	Onsite (principal office of adviser)	Permanent
FIRM ACCOUNTING RECORDS
Journals	Cash receipts and disbursements, records and any other records of original entry forming basis for entries in any ledger.	Rule 204-2(a)(1); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	FYE + 10 years
Ledgers	General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts.	Rule 204-2(a)(2); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	FYE + 10 years
Bank Statements	Checkbooks, bank statements, cancelled checks and cash reconciliations.	Rule 204-2(a)(4); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	FYE + 10 years
Bills or Statements	All bills or statements (or copies thereof), paid or unpaid, relating to the business of the adviser as such.	Rule 204-2(a)(5); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	FYE + 10 years
Accounting/Financial Statements	All trial balances, financial statements, and internal audit working papers relating to the business of the adviser.	Rule 204-2(a)(6); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	FYE + 10 years
INVESTMENT AND TRADING RECORDS
Trade Tickets/ Memorandum
A memorandum of each order given by the adviser, any instruction received by the adviser from the client, and any modification or cancellation of any such order or instruction relating to the purchase, sale, receipt or delivery of any security.
		Rule 204-2(a)(3); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years
Recommendations/Written Communications
Originals of all written communications received and copies of written communication sent by the adviser relating to any recommendation made or proposed to be made and any advice given or proposed to be given.
		Rule 204- 2(a)(7)(i); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years

Geneva Capital Management           March 18, 2020
Books and Records Review
Document Description		U.S. Regulatory Requirement			Geneva Retention Period
Retention Required Legal Cite Period Location
Delivery Instructions	Originals of all written communications received and copies of all written communications sent by the adviser and relating to any receipt, disbursement or delivery of funds or securities.	Rule 204- 2(a)(7)(ii); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years
Trade Confirmation	Originals of all written communications received and copies of all written communications sent by the adviser relating to the placing or execution of any order to purchase or sell any security.	Rule 204- 2(a)(7)(iii); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years
Aggregated Orders
An "allocation statement" for each aggregated order and a written statement explaining any deviations therefrom; the allocation statement should specify the client accounts participating in the aggregated order and indicate how the Firm intends to allocate securities among those clients; the completed allocation statement should be attached to the corresponding trade ticket
		Best Practice; SMC Capital Inc., No-Action Letter (Sept. 5, 1995)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years
Research Files
Research reports and other materials received from any source if used in the process of making decisions (i.e., recommendations), including any formal written materials prepared by the Firm's research staff (but not including unsolicited market letters and other similar communications of general public distribution not prepared by the Firm)
		Rule 204- 2(a)(10); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years
Soft Dollar Agreements
Copies of all written soft dollar arrangements; where the Firm accepts "mixed use products" then records of the basis for allocations of such products and services between their hard and soft dollar components; a list of all products and services received from b/ds
		Rule 204- 2(a)(10); Rule 204-2(e)(1); IAA Rel. No. 23170; Best Practice	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	Expiration of contract + 7 years
Best Execution
Records sufficient to demonstrate the periodic and systematic evaluation of the quality and cost of services received from b/ds who execute the Firm's trades, such as minutes of any best execution committee meetings, information received and evaluated, conclusions reached and decisions made and determinations that practices are consistent with the disclosures in the Firm's Form ADV
		Best Practice	5 years	N/A	7 years

Geneva Capital Management March 18, 2020
Books and Records Review
Document Description		U.S. Regulatory Requirement			Geneva Retention Period
Retention Required Legal Cite Period Location
Directed Brokerage Agreements	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.	Rule 204- 2(a)(10); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	Term of contract + 7 years
CLIENT RELATIONSHIP RECORDS
List of Discretionary Accounts	A list or other record of all accounts in which the adviser is vested with any discretionary power with respect to the funds, securities or transactions of any client.	Rule 204-2(a)(8); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	Term of contract + 7 years
Powers of Attorney	All powers of attorney and other evidences of the granting of any discretionary authority by any client to the adviser, or copies thereof.	Rule 204-2(a)(9); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	Term of contract + 7 years
Advisory Agreements	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.	Rule 204- 2(a)(10); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	Term of contract + 7 years
Performance or rate of return
Originals of all written communications received and copies of all written communications sent by the adviser relating to the performance or rate of return of any or all managed accounts or securities recommendations.
		Rule 204- 2(a)(7)(iv); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	Last authorized use + 7 years
Other Written Client Agreements	A copy of every other written agreement entered into by the Firm with any client	Rule 204- 2(a)(10); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	Term of contract + 7 years
Complaint File	A log of all complaints filed with the Adviser and copies of all written client complaints and any responses	Rule 204-2(a)(7)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	Closure + 7 years
Client Account Records	Records showing separately for each such client the securities purchased and sold, and the date, amount and price of each such purchase and sale.	Rule 204- 2(c)(1)(i); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years

Geneva Capital Management           March 18, 2020
Books and Records Review
Document Description		U.S. Regulatory Requirement			Geneva Retention Period
Retention Required Legal Cite Period Location
Position Reports
For each security in which any such client has a current position, information from which the investment adviser can promptly furnish the name of each such client, and the current amount or interest of such client.
		Rule 204- 2(c)(1)(ii)	Current requirement	None specified; recommend onsite	7 years
ADMINISTRATIVE RECORDS
Employment Agreements	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.	Rule 204- 2(a)(10); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	Termination + 7 years
Leases	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.	Rule 204- 2(a)(10); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	Expiration of Contract + 7 years
Other Agreements	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.	Rule 204- 2(a)(10); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	Expiration of Contract + 7 years
CODE OF ETHICS
Code of Ethics	A copy of each code of ethics adopted and implemented by the investment adviser pursuant to Rule 204A-1.	Rule 204- 2(a)(12)(i)	Current and for past 5 years	None specified; recommend onsite	Obsolescence + 7 years
Code Violations	A record of any violation of the investment adviser’s code of ethics and any action taken as a result of the violation.	Rule 204- 2(a)(12)(ii)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years
Employee Acknowledgement
Written acknowledgment of receipt of the investment adviser’s code of ethics and any amendments as required by Rule 204A-1(c)(5) for each person who is currently, or within the past five years was, a supervised person of the adviser.
		Rule 204- 2(a)(12)(iii)	5 years from the date the person was last supervised by the advisor.	None specified; recommend onsite	7 years
Purchase Approval	A record of any decision, and the reason supporting the decision, to approve an access person’s acquisition of securities in an initial public offering or in a limited offering under Rule 204A-1(c).	Rule 204- 2(a)(13)(iii)	5 years from end of fiscal year in which the approval was granted	None specified	7 years
FORM ADV
Form ADV and all amendments	Not addressed, but recommended.	Section 204	Recommend: Permanently	None specified	7 years

Geneva Capital Management           March 18, 2020
Books and Records Review
Document Description		U.S. Regulatory Requirement			Geneva Retention Period
Retention Required Legal Cite Period Location
Brochure, Brochure Supplement, Summary of Changes and Record of Dates Distributed (Part 2 of Form ADV)
A copy of each brochure and brochure supplement (and any amendments thereto) and any summary of material changes not contained in a brochure, each in accordance with the requirements of Part 2 of Form ADV, and a record of the dates each was given to any client or prospective client.
		Rule 204(a)(14)(i); Rule 204-2(e)(1) Global Investment Performance Standards	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years
Managed Assets Computation	Documentation describing method used to compute managed assets for purposes of Item 4.E of Part 2A of Form ADV, if different from the method used in Item 5.F of Part 1A of Form ADV.	Rule 204(a)(14)(ii); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years
Memorandum Describing Any Applicable Legal or Disciplinary Event not Disclosed in the Brochure or Brochure Supplement
A memorandum describing any legal or disciplinary event listed in Item 9 of Part 2A or Item 3 of Part 2B that was not disclosed in the brochure or brochure supplement and explaining the determination that the presumption of materiality was overcome, including a discussion of the factors described in Items 9 and 3.
		Rule 204- 2(a)(14)(ii); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	Closure + 7 years
MARKETING AND SALES
Solicitor Documents	All written acknowledgments of receipt obtained from clients pursuant to the solicitor’s rule and copies of disclosure documents delivered to clients by solicitors pursuant to Rule 206(4)-3.	Rule 204- 2(a)(15); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	Expiration of Contract + 7 years
Sales Literature/ General	A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication circulated or distributed to 10 or more persons.	Rule 204- 2(a)(11); Rule 204-2(e)(3)(i)	5 years from end of fiscal year in which material was last published or disseminated	Onsite (2 years), offsite remainder	Last authorized use + 7 years
Performance Calculation Support
All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations used in any sales literature.
		Rule 204- 2(a)(16); Rule 204-2(e)(3)(i) Global Investment Performance Standards 1.A.1	5 years from end of fiscal year in which material was last published or disseminated. GIPs - Life of performance record.	Onsite (2 years), offsite remainder	Permanent
COMPLIANCE PROGRAM
Compliance Policies and Procedures	A copy of the investment adviser’s policies and procedures formulated pursuant to Rule 206(4)-7(a).	Rule 204- 2(a)(17)(i)	Current and for past 5 years	None specified; recommend onsite	Obsolescence + 7 years

Geneva Capital Management            March 18, 2020
Books and Records Review
Document Description		U.S. Regulatory Requirement			Geneva Retention Period
Retention Required Legal Cite Period Location
Annual Review	Any records documenting the adviser’s annual review of its policies and procedures conducted pursuant to Rule 206(4)-7(b).	Rule 204- 2(a)(17)(ii); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years
POLITICAL CONTRIBUTIONS
Record of Covered Associates	Record of names, titles and business and residence addresses of all covered associates, as defined in Rule 206(4)-5(f).	Rule 204- 2(a)(18)(i)(A); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years
Record of Government Entities
Record of government entities to which the adviser provides or has provided advisory services, or which invest in a covered investment pool advised by the adviser, during the past five years, but not prior to September 13, 2010.
		Rule 204- 2(a)(18)(i)(B); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years
Record of Contributions	Record of all contributions made by the adviser or any covered associate to any government entity, political party or political action committee.	Rule 204- 2(a)(18)(i)(C); Rule 204- 2(a)(18)(ii); Rule 204-2(e)(1)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder	7 years
PROXY VOTING
Proxy Voting	Copies of all policies and procedures required by Rule 206(4)- 6.	Rule 204- 2(c)(2)(i); Rule 204-2(e)(1)	5 years from end of fiscal year in which entry was last made	Onsite (2 years), offsite remainder	7 years
Proxy Statements	A copy of each proxy statement that the investment adviser receives regarding client securities.	Rule 204- 2(c)(2)(ii); Rule 204-2(e)(1)	5 years from end of fiscal year in which entry was last made	Onsite (2 years), offsite remainder	7 years
Proxy Votes	A record or each vote cast by the investment adviser on behalf of a client.	Rule 204- 2(c)(2)(iii); Rule 204-2(e)(1)	5 years from end of fiscal year in which entry was last made	Onsite (2 years), offsite remainder	7 years
Proxy Decisions	A copy of any document created by the adviser that was material to making a decision how to vote proxies on behalf of a client or that memorializes the basis of that decision.	Rule 204- 2(c)(2)(iv); Rule 204-2(e)(1)	5 years from end of fiscal year in which entry was last made	Onsite (2 years), offsite remainder	7 years
Proxy Request
A copy of each written client request for information on how the adviser voted proxies on behalf of the client, and a copy of any written responses by the investment adviser to any (written or oral) client request for information on how the adviser voted proxies for the requesting client.
		Rule 204- 2(c)(2)(v); Rule 204-2(e)(1)	5 years from end of fiscal year in which entry was last made	Onsite (2 years), offsite remainder	7 years
OTHER REGULATORY FILINGS

Geneva Capital Management          March 18, 2020
Books and Records Review
Document Description		U.S. Regulatory Requirement			Geneva Retention Period
Retention Required Legal Cite Period Location
Schedule 13Gs, 13Fs & 13Ds	Not addressed, but recommended.	Section 13(d) & 13(f), Rule 13d-1 (1934 Act)	N/A	None specified	7 years
Canadian Monthly Filings	Not addressed, but recommended.	N/A	N/A	N/A	7 years
Soft Dollar Allocations	Internal records supporting allocation of mixed use items (recommended).	Section 28(e) (1934 Act)	Recommended: Permanently	None specified	7 years

GENEVA CAPITAL MANAGEMENT
Regulatory Filings Policy
STATEMENT OF POLICY
Maintenance of Federal Registration
Geneva Capital Management LLC (“Geneva”) or (the “Firm”) shall maintain effective registrations as an investment adviser with the Securities and Exchange Commission (“SEC”) provided that it qualifies (and remains qualified) for such registration.
Periodic Review and Updating
To ensure the continued accuracy of the contents of the disclosure documents for the Firm, the Compliance Department will circulate copies to designated individuals within the various business units at least annually. It will be the responsibility of these individuals to review the contents of these documents to determine if there are any material misstatements or omissions or if any of the information contained therein pertaining to their units, as well as disclosure of any relevant conflicts of interest. Revisions will be returned to the Compliance Department for review. It will be the responsibility of the Compliance Department to make necessary revisions to these documents, file amendments to the Firm’s disclosure documents and supply the updated versions to Operations for distribution to prospective and existing clients.
Additionally, it is the ongoing responsibility of all persons within the Firm to inform the Compliance Department regarding changes to the business, which influence information contained in Geneva’s Form ADV. The Compliance Department shall ensure that the content and form of Form ADV and all amendments to Form ADV meet the requirements of the Advisers Act.

FORM ADV
The Firm is required by the Advisers Act to file with the SEC, and to update from time to time, Form ADV. Form ADV consists of (i) Part 1A, which solicits information about the Firm, it’s business practices, ownership and control, and the persons who provide investment advice on its behalf and (ii) Part 2, which has two parts: (x) Part 2A, which is the Firm’s brochure and (y) Part 2B, which is a brochure supplement. Form ADV, Parts 1A and 2A are filed with the SEC.
Amendments to Form ADV
The Compliance Department shall (i) promptly (typically defined as within 10 days) file an amendment to the Firm’s Form ADV if any information contained in response to Items 1, 3, 9 (except 9.A (2), 9.B (2) and 9.3) or 11 of Part 1A becomes inaccurate in any way; and (ii) promptly file an amendment for material changes in Items 4, 8 or 10 of Part 1A and for material changes in Part II of the Firm’s brochure. An amendment to Form ADV, Part 1A and 2A shall be filed through the Investment Adviser Registration

Depository (“IARD”) at least annually within 90 days of the Firm’s fiscal year end. Part 2B is not filed via IARD, but must also be updated annually.
Upon SEC filing, Compliance will forward the final ADV Part 2A and 2B to Operations.. All prospective clients must receive Form ADV Part 2A before or at the time of entering into an advisory contract and delivery can be through electronic means. Geneva will provide prospective clients with a copy of Form ADV Part 2A and 2B with copies of the Geneva advisory agreement. Additionally, Geneva is required to deliver to each existing client within 120 days of its December fiscal year end, the current ADV Part 2A or a summary of material changes to Part 2A along with an offer to provide the full Part 2A.
Advisers are required to provide clients Part 2A and 2B if there is new disclosure about regarding disciplinary actions regarding the firm or a person listed on Part 2B.
Withdrawal of SEC Registration
If the Firm no longer qualifies to be registered with the SEC, the Firm must file Form ADV-W within 180 days after the end of its fiscal year. In this event, the Compliance Department will determine whether the Firm is required to register with one or more states, and will submit applications for state registration as appropriate.
Filing of Amendments
All amendments to Part 1A and Part 2A, brochure, of Form ADV shall be filed electronically through the IARD system. Amendments to Part 2B, brochure supplement, are not currently required to be filed with the SEC, but should be maintained in the Firm’s files. Please refer below.
The Compliance Department shall ensure that all amendments to Form ADV are completed and filed if and when due each year. Compliance is responsible for ensuring that the fees payable through the IARD system for SEC filings, state notice filings and state investment adviser representative filings are paid in a timely manner and in accordance with the rules of the IARD.
Brochure Supplements Part 2B requirements
A brochure supplement must be prepared for any supervised person (defined as any officers, partners, directors, employees, or any other person) who provides investment advice on behalf of Geneva for a client and has direct client contact or any supervised person who has discretionary authority over a client’s assets even if the supervised person has no direct client contact. Part 2B is not required to be provided for persons who have no direct client contact and have discretionary authority over a client’s assets only as part of a team. If a team of more than five persons provides discretionary investment advice, Part 2B is required to be provide only for the five persons with the most significant responsibility for the day-to-day advice.
A client must receive a brochure supplement for each supervised person of Geneva who provides advisory services to that client. The brochure supplement must be delivered before or at the time that the supervised person begins to provide advisory services to a client. Clients must also receive any updates to the brochure supplement that amends information in Item 3 – disciplinary information.
Geneva is not required to deliver Brochure Supplements to clients to whom we are not required to deliver a Firm Brochure (Part 2A), or to clients who receive only impersonal investment advice, or to qualified clients who are officers, directors trustees and general partners of Geneva and Geneva employees, other than administrative personnel, who have participates in the investment activities of Geneva for the past 12 months.
MAINTENANCE OF STATE REGISTRATIONS
The Firm’s Registration
Pursuant to Section 203A of the Advisers Act, the Firm is not required to register in any state. However, notice filings may be required in certain states depending on the nature of the Firm’s business and its clients. Generally, a notice filing may be required if the Firm has more than five (5) clients in a state (generally exclusive of mutual funds, institutional accounts and high net worth individuals). The Firm has determined to notice file in all 50 states due to the nature of its business.
The Compliance Department will ensure that notice filings are made in each state where required. Unless an exemption applies, a state may require the filing of any documents filed with the SEC, solely for notice purposes, and consent to service of process. A state may also require the payment of filing, registration, or licensing fees. If the Firm fails to pay the required fees, a state may require the Firm to register with that state.
The Compliance Department in the U.S. will ensure that any required annual renewal filings are made in a timely basis.
Investment Adviser Representatives
The Firm may have one or more individuals represent it as Investment Adviser Representatives. The primary responsibility of Investment Adviser Representatives is rendering advisory services to clients. Supervised persons who provide investment advice to natural persons who do not have a net worth of at least $1,500,000 or do not have at least $750,000 under management with the Firm are required to be registered as Investment Adviser Representatives in the states in which they have a “place of business,” as defined in Rule 203A-3(b) under the Advisers Act.
The activities of Investment Adviser Representatives shall be limited as follows:
(a) No employee or Investment Adviser Representative shall provide advice on behalf of the Firm to clients in a state unless they have been properly licensed and have been authorized by the Compliance Department to transact business as an Investment Adviser Representative. Questions regarding the registration requirements of states must be directed to the Geneva Compliance Department.
As Geneva’s office is located in Wisconsin, Geneva must comply with the Wisconsin Uniform Securities Law that defines an investment adviser representative as anyone who is employed or associated with the investment adviser (Geneva) who makes recommendations or gives advice on securities, manages accounts of clients, holds themselves out as providing investment advice or is compensated for soliciting clients for an investment adviser. Any Geneva employee meeting this definition is required to be registered as an investment adviser representative in the State of Wisconsin. This registration occurs by submitting Form U-4 through the IARD system. A list of Geneva’s current investment adviser representatives is maintained by Geneva Compliance and includes Geneva portfolio managers.
(b) No employee or Investment Adviser Representative shall transact business on behalf of or represent any non–affiliated broker-dealer or investment adviser or be separately licensed as an investment adviser without the prior consent of the Compliance Department.
LOBBYIST REGISTRATION
Certain U.S. states require investment advisers and/or their representatives to register as a lobbyist if the adviser wishes to solicit advisory business from, or provide advisory services to, state agencies and municipalities that administer employee benefit plans and other state investment vehicles. Registration requirements vary by state. Any Geneva employee intending to solicit advisory business from a state agency or municipality must notify U.S. Compliance for possible registration as a lobbyist. Please refer to Geneva’s Political Activities Policy.
QUALIFICATIONS OF EMPLOYEES
The Firm or current and prospective employees of the Firm who are or would be “Associated Persons” of the Firm may not be disqualified under the terms of Section 203(e) and Section 203(f) of the Advisers Act, which essentially prohibits the association with a registered investment adviser of any person who has violated certain statutes, rules and regulations governing securities activities. Geneva’s Compliance Department is responsible for obtaining questionnaires from Supervised Persons of Geneva at the time of their employment. It is the ongoing responsibility of each Associated Person to notify the Compliance Department within 10 days of any changes to the information provided in the questionnaire. At a minimum, questionnaires will be completed annually.
In addition, because the Firm acts as investment adviser to registered investment companies, it may not be disqualified from serving as such pursuant to Section 9 of the Investment Company Act of 1940 (“1940 Act”).
The Geneva’s Compliance Department is responsible for monitoring compliance with Section 9 of the 1940 Act which prohibits certain persons who have committed various acts from serving in certain capacities with respect to registered investment companies.

FORM 13F
Geneva is an “Institutional Investment Manager” that is subject to the Section 13(f) filing requirements. An Institutional Investment Manager is an entity that either invests in, or buys and sells, securities for its own account or a natural person or an entity that exercises discretion over the account of any other natural person or entity. An Institutional Investment Manager (including foreign managers) becomes subject to Section 13(f) if it uses the United States mail (or similar or other means or instrumentality of interstate commerce) in the course of business, and exercises investment discretion over $100 million or more in Section 13(f) securities.
Covered Securities
Form 13F reporting requirements apply to “Section 13(f) securities.” Section 13(f) securities are equity securities of a class described in Section 13(d)(1) (see Form 13G Guidelines). Usually, such securities are traded on a United States exchange (e.g., NYSE & AMEX) or NASDAQ-quoted stocks, equity options and warrants, shares of closed-end investment companies, and certain convertible debt securities. The SEC publishes a list at the end of each calendar quarter called the Official List of Section 13(f) Securities (“Official List”). Shares of foreign issuers are included on this list only if they are traded on a United States exchange or quoted on the NASDAQ National Market System (excluding “pink sheet” American depository receipts). Securities that are not on the Official List should not be included in a 13F filing.
Aggregation Requirements
An investment adviser should aggregate its own holdings and the holdings of all its discretionary clients if it has “sole investment discretion” or if it shares investment discretion with someone who does not have an obligation to file. An adviser may be required to aggregate holdings of controlling or controlled entities (this is referred to as “shared” discretion).
An adviser has sole investment discretion if it is the only entity managing the Section 13(f) securities reported on the Form 13F and does not control another reporting person. Similarly, an adviser will be deemed to have “shared” investment discretion if it controls another entity (or is controlled by another entity). Such entities include parent corporations and subsidiaries, investment advisers and the investment companies that they advise, as well as insurance companies and their separate accounts. In cases of shared discretion, you must identify the “other manager” with whom you share such investment discretion provided the “other manager” meets the $100 million filing threshold (should the other manager not meet the threshold, simply aggregate without disclosing the “other manager”). The rules regarding “sole” versus “shared” discretion are complex.
Timing Requirements
The triggering event for making a Form 13F filing occurs when the Institutional Investment Manager reaches the requisite $100 million threshold. Institutional Investment Managers should make the calculation on the last day of each calendar month to ascertain whether they have reached the threshold. If the threshold is reached as of the last day of any calendar month, then a manager is required to file a Form 13F. The initial filing, however, is not due until the calendar quarter ending December 31st of that year.
Form of Report

(a)	If all of your Section 13(f) securities are listed on your Form 13F (versus being included in the filing of a controlled or controlling entity), file a Form 13F Holdings Report.
(b)	If some of your Section 13(f) securities are listed on your Form 13F and the others are listed on someone else’s Form 13F, file a Form 13F Combination Report.
(c)	If none of your Section 13(f) securities are listed on your Form 13F (i.e., because all of your Section 13(f) securities are listed on someone else’s Form 13F), file a Form 13F Notice Report.
Content of Reports
When reporting share holdings of an issuer, you may aggregate only within the same class of security for a given issuer. For instance, you should aggregate all of your holdings of common stock of XYZ, but must separately list options on XYZ.
You may omit certain, small Section 13(f) securities holdings from your Form 13F filing provided that: you hold fewer than 10,000 shares of the issuer; and the aggregate fair market value of your holdings in the issuer does not exceed $200,000.
Example. If you hold 9,500 shares of company XYZ (“XYZ”) valued at $215,000, you must list your holdings in XYZ. Likewise, if you hold 11,000 shares of XYZ valued at $190,000, you must list your holdings in XYZ. However, if you hold 9,500 shares of XYZ valued at $190,000 you may omit your XYZ holdings from Form 13F.
All filings must be made on a specific form (template) and filed electronically via the EDGAR system. Geneva’s 13f holdings are aggregated with all holdings of its parent company entities and Janus Henderson Denver Compliance is responsible for filing of Form 13F.
SCHEDULE 13G
Geneva is a “Qualified Institutional Investor” and is otherwise eligible to make all filings on the short-form statement on Schedule 13G pursuant to Rule 13d-1(b). A Qualified Institutional Investor includes investment companies and investment advisers registered with the SEC and that acquired the securities in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of the issuer. All filings must be made on a specific form (template) and filed via the EDGAR system. The Compliance Department shall be responsible for identifying Covered Securities and for filing Schedule 13G.
Covered Securities
Schedule 13G reporting requirements apply to any “equity security” of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, any equity security of any insurance company that would have been required to register but for the exemption in Section 12(g)(2)(G), or any equity security of a closed-end investment company registered under the 1940 Act provided that the term “equity security” does not include any non-voting security.
Aggregation Requirements
For this purpose, beneficial ownership includes persons who have direct and indirect voting and investment power. Generally, ownership of all discretionary clients should be aggregated and attributed to the adviser. Any fund or account that individually exceeds the limits should be identified individually.
Beneficial ownership of the business units, divisions or subsidiaries (“related entities”) that hold securities normally should be attributed to the parent entities that are in a control relationship to the related entities. However, where the organizational structure of the parent and related entities is such that the voting and investment powers over the subject securities are exercised independently, the aggregation may not be required for the purposes of determining whether a filing threshold has been exceeded and for reporting such ownership. Relevant factors that would support separation:
(a)	The presence of informational barriers between entities;
(b)	Absence of a common compensation pool that may align voting and investment decisions; and
(c)	Absence of common officers, directors and employees (particularly those involved in the investment process).
Miscellaneous Calculations
Options, warrants or rights exercisable within sixty (60) days or securities convertible within sixty (60) days should be counted in determining ownership. The filer should assume exercise/conversion of its shares only for the purpose of determining both the numerator and the denominator in the calculation.
Five Percent Reporting
(a)
If Geneva’s beneficial ownership in a Covered Security exceeds five percent (5%) but does not exceed ten percent (10%), then the initial filing on Schedule 13G must be made within forty-five (45) days of the calendar year-end. Ownership percentages are based on the amount owned as of December 31st. Rule 13d-1(b)(2).

Example. Filer owns 6.0% of Company A as of October 15th and 4% of Company as of December 31st. No filing is required.
(b)
If beneficial ownership exceeds five percent (5%) and there are any changes to the information previously reported, then an annual 13G amendment must be filed within forty-five (45) days of the calendar year-end. Ownership percentages are based on the amount owned as of December 31st. Rule 13d-2(b).

Note. An amendment need not be filed if the change is due solely from a change in the number of shares outstanding.
(c)
If ownership has fallen below five percent (5%) as of the calendar year-end, then an amendment disclosing this fact (i.e., a closeout filing) should be made within the forty-five (45) day period. No further filings are required unless ownership exceeds five (5%). Rule 13d-2(b).

Ten Percent Reporting
(a)
If ownership exceeds ten percent (10%), then schedule 13G should be filed within ten (10) days after the month end in which ownership first exceeds ten percent (10%). Ownership percentages are based on month-end amounts. Rule 13d-2(c).

Example. Ownership of Company A increases to 12% as March 15th, but decreases to 9% as of March 31st. No monthly filing is required.
(b)
An amendment to Schedule 13G must be filed within ten (10) days of the end of any month in which ownership increases or decreases by more than five percent (5%). Such changes in ownership should be monitored until ownership falls below five percent (5%). Once ownership falls below five percent (5%), no further filings are required pursuant to Rule 13d-2(c).

Example. Filer owns 12% of Company A as of November 30th. As of December 31st, filer continues to own 11% of Company A and 7% of Company B. Ownership of Company A and Company B decreases to 4% as of March 31st. Filer should file an amended 13G with respect to Company A (based on a 5% change). No filing is required with respect to Company B.
Example. Filer owns 12% of Company A as of December 31st, 4% as of March 31st and 9% as of April 30th. An initial filing should be made within ten days of December 31st and an amended filing should be made within ten days of March 31st. Once ownership falls below 5%, the increase to 9% does not trigger a filing.
(c)	The five percent change should be monitored based on the last filing made regardless of whether the filing was pursuant to Rule 13d-2(c) (monthly) or 13d-2(b) (annually).
Example. Filer owns 12% of Company A as of November 30th, 11% as of December 31st and 16% as of April 30th. An initial Schedule 13G would be filed within ten (10) days of November 30th and an annual amendment would be filed within forty-five (45) days of year-end. The move to 16% would require an amendment (5% change calculated from 11%, not 12%).
(d)
Filings made pursuant to Rule 13d-2(c) are in addition to the annual amendment filings made pursuant to Rule 13d-2(b) above. If a filing made within ten (10) days of the month end of December includes all required information, then an additional annual amendment is not required.

Example. A filer owns 6% of Company A as of December 31st, 11% of Company A as of March 31st and 8% of Company A as of December 31st. Filer would file its initial 13G within forty-five (45) days of the end of the year, file an amendment within ten (10) days after March 31st and file an annual amendment reflecting the 8% ownership within forty-five (45) days of the year-end.
Example. A filer owns 11% of Company A as of October 31st, 6% as of November 30th and 4% as of December 31st. An initial Schedule 13G should be filed within ten (10) days of October 31st, an amendment should be filed within ten (10) days of November 30th and an annual amendment should be filed within forty-five (45) days of the end of the year. The annual amendment is a close-out filing.
FORM 13H
Rule 13h-1 of the Exchange Act requires an entity to file Form 13H promptly after it becomes a “large trader.” Form 13H may also be filed on a voluntary basis. A large trader is defined as a person that exercises investment discretion over one or more accounts and effects transactions for such accounts in any “NMS security” which generally refers to exchange listed equity securities and standardized options, but does not include exchange listed debt securities, securities futures or open-end mutual funds, which are equal to or exceed either 2 million shares or 20 million dollars for any calendar day, or which exceed either 20 million shares or 200 million dollars during any calendar month. Form 13H must be filed within 10 days of meeting or exceeding the threshold initially, and amended filings must be submitted “promptly” after the end of any quarter in which any information submitted on Form 13H becomes inaccurate in any way (including, for example, if a large trader has opened any new brokerage accounts during the most recent quarter, which must be reported in Item 6 of Form 13H). After filing its initial Form 13H, a large trader will receive a “large trader identification number” (“LTID”) from the SEC.
In addition to filing Form 13H with the SEC, a large trader must submit its LTID to each broker with which it has an account, regardless of the account type. If a large trader does not affect transactions meeting the thresholds set forth above in any calendar year, it may file for inactive status.
Procedures: Filings handled by Geneva shall be handled by Geneva’s CCO..
Policy Date: 2016-10-01
Updated: 2017-08-01
2018-02-01
2020-03-18

GENEVA CAPITAL MANAGEMENT
Responsibilities Under ERISA
STATEMENT OF POLICY
When Geneva Capital Management LLC (“Geneva”) acts as investment adviser or investment manager of an employee benefit plan covered by ERISA (a “Plan”), it normally becomes a “Fiduciary” subject to the fiduciary responsibility provisions of ERISA and the Department of Labor rules adopted thereunder. Geneva and certain of its affiliates are also considered to be “parties-in-interest” with respect to the Plan. Special care must be taken to comply with ERISA.
The following summary is designed to provide a framework for detecting and understanding some recurring ERISA issues.
Acknowledgement of Fiduciary Status
The Plan sponsor may ask the Geneva to acknowledge in writing that it is a fiduciary with respect to the Plan. Such an acknowledgement is appropriate if approved by the Compliance Department.
General Fiduciary Standards
There are five general standards that govern Geneva conduct when it is a Plan fiduciary:
(a)	Interest of Participants. It must discharge its duties regarding the Plan solely in the interest of participants and beneficiaries of the Plan.
(b)	Exclusive Purposes. It must discharge its duties for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the Plan.
(c)
Prudence. It must discharge its duties with respect to the Plan “with the care, skill prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims”. The Department of Labor’s regulations list several factors in determining prudence:

(i)
Whether an investment is reasonably designed to further the purposes of the Plan, taking into consideration the risk of loss and the opportunity for gain. The regulation allows a “total portfolio” approach, under which the prudence of any investment is to be judged with regard to the role that it plays in the entire portfolio. Moreover, the list of permissible investments is not limited to investments that are permissible for trust under common law.

(ii)	The diversification of the portfolio.

(iii)	The liquidity and current return of the portfolio in relation to the Plan’s funding objectives.
(iv)	The projected return of the portfolio in relation to the Plan’s anticipated cash flow requirements.
In determining prudence, Geneva may rely upon information provided by the Plan sponsor as long as it has no reason to know that the information is incorrect.
(d)
Diversification. It must diversify the investment of the Plan so as to minimize the risk of large losses, unless under the circumstance it is clearly prudent not to do so. Appropriate diversification may not be described in terms of a fixed percentage. It depends on the facts and circumstances of each case, including (a) the purposes the Plan, (b) the amount of the Plan’s assets, (c) financial and industrial conditions, (d) the type of investment vehicles, (e) distribution as to geographic location, (f) distribution as to industries, and (g) maturity dates.

(e)	Plan Documents. It must discharge its duties in accordance with the Plan Documents, insofar as those documents are consistent with the requirements of ERISA.
(f)
408(b)(3) Disclosures. Section 408(b)(3) under the Employee Retirement Income Security Act of 1974 (“ERISA”) require certain service providers to ERISA plans to provide the plan with information regarding services provided to the plan as well as total compensation received in relation to the plan.

ERISA regulations require that all service contracts or arrangements between an ERISA plan and a service provider be reasonable, that the contract or arrangement be necessary for the establishment or operation of the plan and that no more than reasonable compensation is paid for services provided to the plan.
Unless a service provider discloses certain information to the plan fiduciary at the start of an arrangement, when renewing the arrangement and within 60 days of any information change, the contract or agreement between the service provider and the plan may be deemed “not reasonable” under 408(b)(3).

Please refer to Geneva 408(b)(3) Policy and Procedure.
Bonding Requirements
ERISA requires that every fiduciary of a Plan and every person who handles funds for a Plan be bonded against loss by reason of acts of fraud or dishonesty. The amount of the bond must not be less than 10% of the funds handled, with a minimum bond of $1,000 and the maximum required bond of $500,000. No deductible is permitted. The Plan must be named as the insured party under the bond. A blanket bond obtained for other purposes may not satisfy this bonding requirement.
Party in Interest Transactions
ERISA prohibits certain transactions between an ERISA plan and a party in interest of the plan. A party in interest is defined to include, among others (1) any fiduciary of an ERISA plan;

(2) any person providing services to the plan (“Service Provider”); (3) an employee, officer, director or ten percent or more shareholder or partner (direct or indirect) of a Service Provider; (4) the employer whose employees are covered by the plan; and (5) an employee organization whose members are covered by the plan.
Prohibited Transaction
A fiduciary of an ERISA plan cannot cause the plan to engage in a transaction if the fiduciary knows or should know that any transaction, directly or indirectly, is effected with a party in interest. Prohibited transactions include:
(a)	any sale, exchange or leasing of property between the plan and a party in interest;
(b)	lending of money or other extension of credit between the plan and a party in interest;
(c)	the furnishing of goods, services or facilities between the plan and a party in interest;
(d)	any transfer to or use by, or for the benefit of, a party in interest of any assets of the plan;
(e)	acquisitions on behalf of the plan of any employer security or employer real property.
In addition, plan fiduciaries may not deal with the assets of a plan in his own interest, act in a capacity adverse to the plan, or receive personal consideration in a transaction involving the plan.
Two prohibitions are of particular relevance. The extension of credit between a plan and a party in interest would include the purchase of a debt security issued by a party in interest. Absent the Qualified Professional Asset Manager (“QPAM”) exemption discussed below, this prohibition would prevent the Manager from purchasing the debt securities of a Service Provider to an ERISA client. There is also a prohibition against investments in employer securities. A statutory exemption permits the acquisition of sale securities under certain prescribed conditions discussed below. Provided however, the Service Provider Exemption exempts from the prohibited transaction rules any purchase, sale, loan or other transaction with persons who are parties in interest solely by reason of being service providers to a plan or affiliated with a service provider (other than a fiduciary who has discretionary authority or control with respect to the assets involved in the transaction or provides investment advice with respect to such assets) as long as the plan receives no less or pays no more than adequate consideration.
As a result of the breadth of these prohibitions, any plan transaction involving a plan fiduciary or party in interest should be reviewed to determine that an exemption is available to prevent the transaction from being prohibited.

Exemptions
The QPAM exemption generally permits certain transactions that would otherwise be prohibited (such as extension of credit between a plan and a party in interest) if, among other conditions, the assets are managed by a “qualified professional asset manager” independent of the parties in interest.
(a)	QPAM Exemption. QPAM status in accorded to registered investment advisers that meet the following financial requirements:
The adviser must have total client assets under its management and control in excess of $85 million, and either (A) shareholders’ or partners’ equity in excess of $1,000,000, or (B) an affiliate of the investment adviser satisfying (A) above unconditionally guarantees payment of the adviser’s liabilities. The date for testing the QPAM’s net worth and assets under management requirements is the last day of the QPAM’s immediately preceding fiscal year.
(b)	Conditions for the QPAM Exemption. Under the QPAM exemption, the restrictions of ERISA Section 406(a)(1)(A) through (D)[1] do not apply if the following conditions are satisfied:
(i)	The assets of the plan are managed by a person meeting the definition of a QPAM.
(ii)
Neither the party in interest nor its affiliates have the power to appoint or terminate the QPAM or to negotiate, renew or modify the terms of the QPAM’s investment management contract with the plan at the time the transaction is entered into and cannot have exercised such powers during the one-year period preceding the transaction.

(iii)	The transaction does not involve lending of securities by the plan, the acquisition by the plan of an interest in mortgage pools or mortgage financing.
(iv)
The terms of the transaction are negotiated on behalf of the plan by the QPAM or under the authority and general direction of the QPAM, and the QPAM is responsible for the decision to enter into the transaction.

(v)	The party in interest involved in the transaction is not the QPAM or any of its affiliates.
(vi)
The plan creating the party in interest relationship (combined with assets of other plans established by the same employer) does not represent greater than 20 percent of the total client assets managed by the QPAM.

1 (i) any sale, exchange or leasing or property between the plan and a party in interest; (ii) lending of money or other extension of credit between the plan and a party in interest; (iii) the furnishing of goods, services or facilities between the plan and a party in interest; and (iv) any transfer to or use by, or for the benefit of, a party in interest of any assets of the plan.

(vii)	The terms of the transaction are at least as favorable as the terms of an arm’s-length transaction between unrelated persons.
(viii)
Neither the QPAM, its affiliates nor the owners of more than five percent of the outstanding ownership interest in the QPAM have been convicted of specific types of felonies involving fraud or deception during the ten years preceding the transaction.

(c)
Employer Securities Exemptions. A plan may not invest in employer securities unless they are “qualifying employer securities”. The term “employer securities” includes securities of affiliates of the employer. The term “qualifying employer security” means an employer security which is a stock, or certain bonds, debentures, notes or certificates or other evidence of indebtedness.
The acquisition of such securities must be for adequate consideration and without commission, fee or similar transaction charge. Immediately after such acquisition, the aggregate fair market value of employer securities may not exceed ten percent of the fair market value of assets held by the plan. The ten percent limitation does not apply to certain individual account plans.

(d)
Statement of Policy for Purchasing Employee Securities and for the QPAM Exemption. The Firm has adopted the following procedures relating to the purchase of employer securities and the QPAM exemption in an effort to avoid certain transactions that are prohibited between a plan fiduciary and a “party in interest” pursuant to Section 406 of ERISA.

Employer Securities
The Manager will not purchase for a plan the securities of an employer contributing to the plan unless
•	such securities are qualifying employer securities;
•	the acquisition is for adequate consideration;
•	no commission, fee or similar charge is paid in connection with the transaction; and
•
after such acquisition, the aggregate fair market value of qualifying employer securities held by the plan does not exceed 10 percent of plan assets. (Certain exceptions to the 10 percent requirement exist – consult Compliance Department if necessary.)

QPAM Exemption
(a)
As soon as practicable at the end of each fiscal year, the Compliance Department shall confirm that the Manager meets the requisite level of assets under management and shareholders’ equity for QPAM status as of the last day of that year.

(b)	With respect to any transaction with a party in interest subject to the QPAM exemption (including the purchase of debt securities of Service Providers to a plan):
•	Neither the party in interest involved in the transaction nor its affiliates may hold the power to appoint or terminate the Manager or to negotiate, renew or modify the terms of the Manager’s investment manager contract with the plan at the time the transaction is entered into and cannot have exercised such powers during the one-year period preceding the transaction.
•	The transaction shall not be a transaction described in certain administrative exemptions pertaining to securities lending arrangements, mortgage pool investments and residential mortgage financing.
•	The transaction shall be negotiated by the Manager or under the general direction of the Manager, and the Manager shall be responsible for the decision to enter into the transaction.
•	The party in interest involved in the transaction shall not be the Manager or any of its affiliates.
•	The plan creating the party in interest relationship shall not represent greater than 20 percent of the total client assets managed by the Manager.
(c)	Geneva Operations must notify the account manager if any ERISA account represents 20 percent of total assets under management.
(d)	Should these circumstances arise, there shall not be any party in interest transaction for the account under the QPAM exemption.
•	The terms of the transaction shall be at least as favorable as the terms of an arm’s-length transaction between unrelated persons.
•
Neither the Manager, its affiliates nor the owners of more than five percent of the outstanding ownership interests in the Manager shall have been convicted of specific types of felonies involving fraud or deception during the ten years preceding the transaction.

(e)	The Manager’s then current Form ADV shall serve as confirmation thereof.
ERISA Form 5500
Form 5500 is used by the Department of Labor to collect information about employee benefit plans, including health and pension plans. Form 5500 must be completed by the sponsor of any plan subject to ERISA. Plans subject to ERISA may include:
•	Medical, dental, life insurance, or severance pay plans
•	Profit sharing, 401(k), money purchase, or stock bonus plans
•	Annuity arrangements
•	Retirement arrangements
•	Pension plans

The information that must be included in the Form 5500 filing include:
•	Company identification: This data from Form 5500 itself includes the company’s Employee Identification Number (EIN), address, phone number and name of the plan administrator who signs the return.
•	Business code: A six-digit NAICS code (North American Industry Classification System), found on Form 5500, identifies the company’s line of business.
•	Number of participants and their status: Form 5500 requires plans to report the number of participants at the beginning and end of each plan year.
•	Benefits provided: Pension plans must identify by code the type of benefits that the plan offers.
•
Plan financial information: Plans are required to disclose financial details on a Schedule I attachment to Form 5500. This includes total plan assets at the beginning and end of the filing year, contributions received during the year, and other income (primarily investment returns).

•
Vendor relationships: Various schedules included with the 5500 filing can help to identify vendors who currently serve the plan. Schedule A identifies an insurance carrier that is providing a funding contract. Schedule R identifies by EIN a company that paid out distributions or benefits during the plan year. Schedule D identifies providers of common/collective trusts (CCTs), pooled separate accounts (PSAs), or master trust investment accounts (MTIAs). Schedule H identifies a CPA who has rendered an opinion on the plan’s tax status.

As Geneva is a vendor to the plan as investment manager, information regarding services provide to the plan and various “costs’ to the plan such as brokerage and soft dollars must be provided for the plan’s accurate completion of Form 5500.
Although a client may request that Geneva complete the plans Form 5500, because Geneva is only one vendor to the plan, Geneva should only provide information regarding Geneva services and costs to the plan and should not complete these forms for the plan.
Any questions regarding this should be directed to Geneva’s Chief Compliance Officer.
Policy Date: 2016-10-01
Updated: 2017-08-01
2020-03-18

GENEVA CAPITAL MANAGEMENT
Solicitation Policy

STATEMENT OF POLICY

Overview
This policy applies to arrangements where Geneva Capital Management LLC (“Geneva” or “Company”) pays cash referral fees to employees or other “affiliated solicitors,” or to outside, unaffiliated individuals or entities (including broker-dealers) who directly or indirectly solicit any client for, or refer any client to, Geneva. Questions regarding this policy should be directed to Geneva’s Chief Compliance Officer (“CCO”).
Disqualification of Solicitors
The Company will not pay a cash fee, directly or indirectly, to any solicitor with respect to solicitation activities, unless the solicitor attests in writing that he or she:
1.	Is not subject to an SEC order issued under Section 203(f) of the Advisers Act;
2.	Has not been convicted within the previous ten years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A)-(D) of the Advisers Act;
3.	Has not been found by the SEC to have engaged, or been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of Section 203(e) of the Advisers Act; and
4.	Is not subject to any order, judgment or decree described in Section 203(e)(4) of the Advisers Act.
Written Agreement
Geneva will only pay cash referral fees pursuant to a written agreement between the solicitor (whether affiliated or unaffiliated) and Geneva. The written agreement must:
1.	Describe the solicitor’s activities and compensation;
2.	Contain an undertaking that the solicitor will perform duties under the agreement in a manner consistent with the provisions of the Advisers Act and the rules thereunder;
3.
For unaffiliated solicitors, require the solicitor, at the time of any solicitation activities, to provide the client with a copy of Geneva’s Form ADV Part 2 and a separate written disclosure statement described below;

4.
For affiliated solicitors only, require the solicitor, at the time of any solicitation activities, to disclose the nature of his or her relationship with Geneva as described in the Client Disclosures section below.

Client Disclosures
A.	Unaffiliated Solicitors. Broker-dealers and other unaffiliated solicitors are required, at the time of the solicitation, to provide clients with:
1.	Geneva’s Form ADV Part 2.
2.	A separate written disclosure document containing:

GENEVA CAPITAL MANAGEMENT
Solicitation Policy
a.	The names of Geneva and the solicitor;
b.	The nature of the relationship between Geneva and the solicitor, including any affiliation;
c.	A description of the terms of the compensation paid or to be paid to the solicitor; and
d.
The additional amount, if any, the client is to be charged as a result of the solicitation agreement, and the differential, if any, among clients with respect to the amount or level of fees charged by the company if such differential is attributable to the existence of a compensation arrangement with the solicitor.

Geneva must receive a signed and dated statement from the client acknowledging receipt of these disclosures before or at the time of entering into any investment advisory contract with the client. The foregoing client disclosures may be made electronically.
B.
Affiliated Solicitors. Affiliated solicitors are required to disclose their status as officers, directors, or employees of Geneva, if any, at the time of the solicitation, which may be accomplished by giving the client or potential client a business card. Affiliated solicitors are not required, however, to disclose the terms of the solicitation agreement, including any financial arrangement between Geneva and the solicitor.

Prohibitions
Geneva will refrain from the following practices with respect to solicitation arrangements:
1.
Geneva will not pay non-cash referral fees to solicitors; provided, however, that this policy does not prohibit Geneva from making gifts to solicitors of less than $250 annually, so long as such gifts otherwise conform with Geneva’s compliance policies.

2.
Geneva will not knowingly pay referral fees to a fiduciary of an ERISA plan in exchange for securing investment management services for such plan, unless the solicitation arrangement is structured to comply with applicable ERISA regulations.

Record Keeping Requirements
Geneva will maintain a record of the written agreements, solicitor disclosure documents, and client acknowledgments required by this policy. See Geneva’s Record Keeping Policy for more information regarding its record keeping requirements.
Policy Date: 2004-10-05
Revised: 2008-06-24
2015-10-30
2017-08-01
2020-03-18

GENEVA CAPITAL MANAGEMENT
State Lobbyist Registration Policy

STATEMENT OF POLICY
Introduction
Certain U.S. states require investment advisers and/or their representatives to register as a lobbyist if the adviser wishes to solicit advisory business from or provide advisory services to state agencies and municipalities that administer employee benefit plans and other state investment vehicles. States may also require lobbyist registration for representatives soliciting investment in a fund sponsored by the investment manager.
Geneva Capital Management LLC (“Geneva”) may seek to provide advisory services to states and municipalities. Therefore, registration as a lobbyist may be required.
Policy
States vary in their lobbyist registration requirements. Some states require all sales persons to register prior to commencing solicitation of business from the state or municipality; other states require registration of investment management professionals upon commencement of the investment relationship.
As an example, Ohio defines lobbyist activity as:
“Lobbyist, in connection with a state retirement system, is defined as a person or entity whose main purpose on a “regular and substantial basis” is to influence the system’s decisions by direct communications with board members, investment officials or any employee whose position involves substantial and material exercise of investment discretion.”
California defines lobbyist as:
“Any placement agent (finders, solicitors, marketers, consultants, brokers or other intermediaries), including internal sales or marketing personnel that influence state pension plan investments, must register as a lobbyist, with limited exceptions.”
Some states also have exemptions from registration for de minimis activity in the state such as participation in state competitive bidding for a contract or RFPs.
Failure to register where required, however has consequences, such as possible cancellation of the contract between the investment manager and the state entity, fines, possible triggering of “bad actor” disqualification under SEC rules.
Registration as a lobbyist is in addition to adherence to the SEC Pay-to-Play Rule 206(4)-5 for which Geneva policies contained in this manual should be consulted. Please note that some states may have more stringent pay-to-play rules governing political contributions, gifts and entertainment to state officials than the SEC rule upon which Geneva’s policies are based.
Procedure
Should any Geneva employees solicit Geneva advisory services from state agencies or municipalities that administer employee benefit plans and other state investment vehicles, they must notify Geneva Compliance. Geneva compliance will determine whether registration as a lobbyist is required prior to soliciting business in the State.
Policy Date: 2016-10-01
Revised: 2017-08-01
2018-01-02
2020-03-18

GENEVA CAPITAL MANAGEMENT
State Elder or Financial Abuse Reporting
STATEMENT OF POLICY
Certain states have enacted laws that require broker-dealers and investment advisers who believe that a vulnerable adult is being exploited, to notify the state securities commissioner or law enforcement. Some states have established mandatory training to help broker-dealers and investment advisers identify instances of abuse. This policy describes certain state requirements regarding suspected abuse.
To the extent Geneva Capital Management LLC (“Geneva”) has any high net worth or other individual investors, this policy will apply.
Alabama
The “Protection of Vulnerable Adults from Financial Exploitation Act” (the “Act”) requires any broker-dealer or investment adviser and any of their agents or persons who service in a supervisory, compliance, legal or associated member who acts on their behalf, to promptly notify the Alabama Department of Human Resources and the Alabama Securities Commission whenever there is the belief that financial exploitation of a person aged 65 or older has occurred or has been attempted. In addition to the notice requirement, the Act authorizes the broker-dealer or investment adviser to “notify a ‘reasonably associated individual’, ‘legal guardian’, any third party previously designated by the ‘vulnerable adult’, or other parties noted in the rule, of the suspected exploitation. The Act authorizes the investment adviser to delay disbursement from an account of a vulnerable adult under certain conditions. (Effective July 1, 2016)
Connecticut
Connecticut protects elderly (60 years or older) residents from exploitation. This law requires all “financial agents”, which includes investment advisers and other fiduciaries such as Geneva, who have direct contact with an elderly person or who reviews or approves an elderly person’s transactions, to participate in mandatory training to detect potential fraud, exploitation and financial abuse of elderly persons. This training is completed through the Connecticut Commission on Aging web portal. This training must occur within six months of employment with Geneva. (Effective October 1, 2015)
Minnesota (voluntary)
The Safe Seniors Financial Protection Act provides tools to Minnesota’s financial professionals to identify and report cases of financial abuse of seniors and vulnerable adults. If Geneva reasonably believes a vulnerable adult or senior (anyone age 65 or over) is in danger of becoming a victim of financial exploitation, it may make a prompt report to both the Commerce Department at 952-237-7571 and the Minnesota Adult Abuse Reporting Center (MAARC) at 1-844-880-1574. Geneva may delay a securities-related transaction or the withdrawal or transfer of funds if it reasonably believes it may result in financial exploitation. Delay is required if the Commerce Department, law enforcement agency or prosecutor provides information demonstrating a reasonable belief of financial exploitation. Geneva must report a delay to the

Commerce Department and the Minnesota Adult Abuse Reporting Center within 2 business days. The delay must expire after 15 days. After that period, an extension of up to 10 days may be requested for a total of a 25-day delay. A court may order a further extension. Investment advisers acting in good faith are immune from administrative or civil liability for reporting, third-party disclosure and delayed transactions or disbursement because they are trying to prevent fraud. (Effective August 1, 2018
Texas
The Texas Securities Act (the “Act”) requires investment advisers who have “cause to believe” that a vulnerable adult (defined as an elderly person or a person with a specified disability), is being exploited, to notify the Texas Securities Commission within five days of such suspected exploitation. A form is available that firms may use to report the suspected abuse. Texas requires firms to have a written policy and procedure addressing elder exploitation reporting. (Effective September 1, 2017)
Procedure
Geneva employees with direct client contact that suspect financial or other elder abuse, should report their suspicions to Compliance. Compliance and the Geneva employee suspecting abuse will determine whether reporting is required.
Policy Date: 2018-01-02
2018-08-02
2020-03-18

GENEVA CAPITAL MANAGEMENT
Anti-Bribery and Corruption Policy and Procedures

1 Overview
1.1 Policy Statement
Geneva Capital Management LLC (“Geneva”) is committed to conducting business in a fair and lawful manner. Accordingly, Geneva does not tolerate bribery or corruption and is committed to conducting business without the appearance of impropriety and will not seek to influence any person in relation to our business by giving, offering or promising bribes or other illegal payments or advantages. This commitment extends to Geneva’s business dealings and transactions in all countries in which it operates and all directors, employees, agents, consultants and business partners are required to comply with this Anti-Bribery and Corruption Policy (“Policy”). Various laws and regulations worldwide prohibit giving or receiving bribes while conducting business. Some of these laws are specifically directed towards business conducted with foreign, or public, officials and parties (referred to as “Officials”), while others are broader and cover private commercial activity.
1.2 Key Principles
•	All employees and introducers (or Third-Party Agents “TPAs”), acting on behalf of Geneva are expected to conduct business legally and ethically.
•
Employees and TPAs acting on behalf of Geneva will not offer, solicit, promise or authorize any payment or benefit to an Official or an employee in the private or public sector, in order to influence the recipient.

•	Employees will not accept an item of value they reasonably perceive to have been given to influence his or her actions.
•	Geneva prohibits the use of facilitation or grease payments.
•	All payments made by or on behalf of Geneva must be accurately, properly and promptly recorded on its books and records.
1.3 Scope
This Policy applies to Geneva and affiliates and representatives of the foregoing, including TPAs.
1.4 Roles and Responsibilities
Geneva’s Chief Compliance Officer (“CCO”) has overall responsibility for ensuring that the Policy complies with Geneva’s legal obligations and ethical standards and that appropriate procedures and controls are in place.
Geneva’s CCO has primary responsibility to implement this Policy, however, every Employee and TPA is expected to comply with and assist in its implementation. Geneva management should consider implementation of this Policy as part of their supervisory responsibilities.

GENEVA CAPITAL MANAGEMENT
Anti-Bribery and Corruption Policy and Procedures

1.5 Escalation Requirements
Failure to report policy violations may lead to appropriate disciplinary action. Bribery, as defined in this Policy, is illegal under the Foreign Corrupt Practices Act and under other international legislation. Failure to comply with the terms of this Policy may result in serious consequences for both Geneva and the individual including, but not limited to: (a) criminal penalties; (b) regulatory action; and/or (c) for Employees, disciplinary action, possibly leading to dismissal.

2 Definitions
In this Policy:
A “Bribe or Bribery” is broadly defined and can include not only the actual giving or accepting of a bribe but also offering, promising, or soliciting something of value in order to gain some business advantage. A bribe may be “anything of value” and can take many forms, not just money. It may be stocks, bonds, gift cards, payment of expenses, preferential contract terms, assumption or release from a debt, transfer of goods or services, political contributions, charitable donations, sponsorships, personal favors, discounts, lavish entertainment or merely a promise of value in order to influence a person’s actions.
"Business Contact" means any employee, agent or other representative of a customer, or prospective customer or supplier or prospective supplier or any other person with whom any Geneva employee deals in a business context.
“Employees” means permanent and temporary employees of Geneva including contractors and interns.
“Facilitation” or “grease payments” are small payments made to speed up or secure routine government action. Examples of “routine government action” include processing visas, providing police protection or mail service, and supplying utilities like phone service, power, and water. An example of a facilitation payment might include paying an Official a small amount to have the power turned on at a company facility.
“Third-Party Agents” – third-party acting on behalf of Geneva, such as introducing agents, consultants and intermediaries. To be clear, distributors are not categorized as TPAs.
A “Public Official” means any officer or employee, representative or other person acting on behalf of:
a)
any national, state or local government body, department or agency, any regulator, or a political party or a candidate for political or public office/and the judiciary of any country (including the Judges); or

b)
a company or any other entity, including the candidate, owned or controlled by any national, state or local government, including entities engaged in ordinary commercial activity including Sovereign Wealth Funds and government pension schemes; or

GENEVA CAPITAL MANAGEMENT
Anti-Bribery and Corruption Policy and Procedures

c)	a public international organization, such as the World Bank, the International Monetary Fund, the Asian Development Bank, the United Nations and similar institutions.
A “Foreign Official” may be:
•	Any officer or employee of a foreign government, including employees of any state-run department, agency or instrumentality (e.g., employees of a national bank);
•	Any officer or employee of a foreign state-owned or -controlled enterprise or fund (e.g., public utility company or government pension fund and hospitals in certain countries);
•	Any officer or employee of a public international organization (e.g., the International Monetary Fund, the World Bank, or the European Union);
•
Any person acting in an official capacity for or on behalf of any foreign government, any department, agency, or instrumentality thereof, or any public international organization (e.g., an official advisor or other third party hired by a government);

•	Any foreign political party or party official or any candidate for a foreign political office;
•	Members of a monarchical or royal family;
•	Members of legislative bodies; or
•	Officials of state-owned business enterprises.
•	In the United States, the FCPA focuses on the purpose of the payment rather than the particular rank or duties of the official receiving a payment, offer, or promise of payment.
“Payments” are broadly construed and may include (but are not limited to):
•	Cash, gift cards, stocks or bonds;
•	Providing excessive travel, entertainment or other gifts;
•	Extending offers of employment or internships;
•	Favorable contract terms;
•	Indirect payments (e.g., through intermediaries) where the Geneva employee was or should have been aware that the intermediary would provide some item of value to a foreign official; or
•	Offers or promises to provide something of value, even if the act is never consummated. “Obtaining or retaining business” is also broadly defined and could include:
•	Obtaining or retaining a contract with a government or government owned or controlled agency or business;
•	Gaining a commercial advantage by securing a government license or permit, obtaining favorable tax treatment, or ensuring tolerance of non-compliance with applicable rules;

GENEVA CAPITAL MANAGEMENT
Anti-Bribery and Corruption Policy and Procedures

•	Obtaining confidential information about business opportunities or the activities of competitors;
•	Any other actions that might influence a governmental decision or activity that would have a direct or indirect impact on Geneva’s business.
3 Policy Requirements
3.1 Anti-Bribery and Corruption Training
All Employees receive introductory training on this Policy upon commencement of employment, and periodically thereafter. Employees may be required to attend supplemental training with respect to this Policy as determined by Geneva depending on activities carried out and jurisdiction in which the activities occur.
3.2 Conflict of Interest Disclosures
During the employment application process, at the start of their employment with Geneva and every year thereafter, each Employee completes a conflicts of interest questionnaire which includes disclosing any affiliation with a government official or any other relevant relationship. The Compliance Department reviews all positive responses, documents any affiliations that are identified through this process and takes appropriate actions to address and escalate, if necessary, any concerns.
3.3 Due Diligence for Certain Third-Party Relationships
Anti-bribery and corruption laws prohibit payments through intermediaries when a Geneva Employee or TPA knows or should know that the intermediary will pay a bribe to a third party or an Official to obtain or retain business for Geneva.
To ensure that TPAs adhere to the same high standards as an Employee it is Geneva’s policy that all due diligence be conducted in advance of engaging in business dealings with third-parties, including agents, intermediaries and consultants operating in joint ventures. Compliance with this Policy requires that Employees are alert to the presence of red flags in negotiating a business relationship and remain so during the course of such a relationship.
If there is any question about the third-party’s commitment to comply with the law and Geneva’s Policy, the Employee must consult with the General Counsel or CCO, or their designee before proceeding further. Moreover, if at any time during an established third-party relationship it is suspected that Geneva’s funds are being misused, the General Counsel or CCO must be immediately notified.
3.4 Mergers, Acquisitions and Joint Ventures and Other Business Partnerships
Whenever Geneva pursues the acquisition of another business entity, or considers the merger or establishment of a joint venture, or any other form of business partnership or relationship with another third party, the due diligence process associated with the proposed action shall include a due diligence review of that third party's anti-corruption and bribery risks. Depending

GENEVA CAPITAL MANAGEMENT
Anti-Bribery and Corruption Policy and Procedures

upon the particular circumstances, the due diligence guidelines for TPA may be sufficient or provide a useful starting point for such due diligence, but in all cases, the extent of appropriate due diligence on such third parties shall be evaluated in accordance with this Policy.
3.5 Record-Keeping Obligations
Some anti-bribery and corruption legislation specifically requires that corporate books and records (which include virtually all forms of business documentation) accurately and fairly reflect, in reasonable detail, all transactions of the firm. Accordingly, all Employees must ensure compliance with each of the following requirements:
1.	No Employee shall participate in falsifying any accounting or other business record;
2.	No undisclosed or unrecorded fund or asset may be established or maintained for any purpose;
3.	All Employees must respond fully and truthfully to any questions from Geneva’s Compliance Department and independent auditors; and
4.
No payment on behalf of Geneva will be made in cash or be approved or made with the intention or understanding that any part of such payment is to be used for any purpose other than that described by the documentation supporting the payment.

3.6 Requirements for Written Contracts with Certain Third Parties
When deciding to enter into a relationship with a third-party, Geneva seeks certain representations within contracts regarding compliance with applicable laws as well as representations that neither party has or will engage in active or passive bribery with respect to Geneva business.
In connection with the retention of any TPA or signing a distribution agreement with a distributor, Employees should seek to communicate the key points of the Geneva Policy to the TPA or distributor and obtain sufficient comfort from the TPA or distributor that they will act in a manner that is consistent with all relevant law and Geneva’s Policy.
Policy Date: 2020-XX-XX
Revised:

GENEVA CAPITAL MANAGEMENT
Anti-Money Laundering Policy (AML)
GUIDING PRINCIPLES
Geneva Capital Management LLC (“Geneva” or “Firm”) is strongly committed to the prevention of money laundering and any activity that facilitates money laundering or the funding of terrorist or criminal activities. Geneva recognizes that money laundering is an integral component of large-scale terrorist and criminal enterprises. Drug trafficking, firearms smuggling, international bank and securities frauds, bribery, intellectual property theft, and other unlawful activity generate illicit proceeds that criminals must conceal. Criminals often employ professionals such as lawyers, bankers and accountants to disguise their unlawful monies as legitimate income by developing ingenious, high-tech, multinational schemes that abuse legitimate financial institutions. Once criminals successfully disguise their illicit proceeds, they can then reinvest them in their criminal organizations, expand their operations, finance terrorist activities and profit from their crimes.
The USA PATRIOT Act (the “PATRIOT Act”) imposes AML program obligations on U.S. financial institutions. Although investment advisers are not currently included in the definition of “financial institution” under the PATRIOT Act, Geneva has established this policy to assist employees in identifying suspicious activity and preventing abuse. Any questions related to this policy should be directed to Geneva’s Chief Compliance Officer (“CCO”).

STATEMENT OF POLICY

CLIENT DUE DILIGENCE
As a matter of practice, Geneva makes an effort to “know the customer.” In securing new business, Geneva generally seeks to develop an understanding of the client’s background and financial status.Geneva employees should be cautious of a prospective client whose background seems inconsistent with his or her financial status.
The following factors reduce the risk that Geneva may become an unknowing participant in money laundering activities:
Institutional Clients
•	Such clients are often known entities with publicly available information.
•	Securing such business often involves working through a client-retained consultant, who may perform some degree of due diligence on the potential client.
•	Custodians are required to perform their own AML due diligence on the client.
•	Geneva utilizes Regulatory Data Corp. International LLC, (“RDC”) for initial client screening.
High Net Worth Clients
•	Clients are often referred from known sources (other clients, business leaders or consultants).
•	Custodians are required to perform their own AML due diligence on the client.
•	Geneva utilizes RDC for initial client screening.

GENEVA CAPITAL MANAGEMENT
Anti-Money Laundering Policy (AML)
Wrap Accounts
•	All wrap accounts are referred directly through the broker-dealer platform or sponsor.
•	Broker-dealers perform their own AML due diligence, as required by applicable broker-dealer rules and regulations.
“RED FLAG” INDICATORS
Employees may not knowingly participate in money laundering schemes. They should be alert to potential red flags or signs of unusual activity and should report these signs to the firm’s CCO. Potential indicators of suspicious activity may include:
•
A client exhibits an unusual concern regarding the firm’s compliance with government reporting requirements, is reluctant or refuses to reveal any information concerning business activities, or provides unusual or suspect identification or business documents;

•	A client wishes to engage in transactions that lack business sense or apparent investment strategy, or are inconsistent with the client’s stated business or objectives;
•	A client has difficulty describing the nature of his or her business or lacks general knowledge about his or her purported industry;
•	A client asks whether the firm will accept payment in cash or whether the custodian will accept deposits in cash;
•	A client (or a person associated with the client) has a questionable background or is the subject of news reports indicating possible criminal violations;
•	A client appears to be acting as the agent for another entity but declines, evades, or is reluctant to provide any information in response to questions about that entity;
•	A client’s account has a pattern of inexplicable and unusual withdrawals, contrary to the client’s stated investment objectives;
•	For no apparent reason, a client has multiple accounts managed by the firm under a single name or multiple names, with a large number of inter-account or third-party transfers;
•	A client requests that a transaction be processed in such a manner so as to avoid the firm’s normal documentation requirements; or
•	A client exhibits a total lack of concern regarding performance returns or risk.
The presence of one or more of these indicators does not necessarily mean that a client has engaged in money laundering, but simply that employees should bring the activity to the attention of the CCO, who will determine what, if any, further steps are necessary.

GENEVA CAPITAL MANAGEMENT
Anti-Money Laundering Policy (AML)
ACCOUNT PROCEDURES
As part of the account opening process, Geneva collects and maintains information about customers. This information generally includes:
•	Full name of account holder or trustee
•	Address of record for account holder or trustee
•	Social Security Number of individual account holder or trustee/Tax ID Number of client entity
•	Date of birth of account holder or trustee
At the time a new account is opened, Geneva’s Operations Staff submits client information to RDC so that RDC may verify that client and/or business names do not appear on the Specially Designated Nationals and Blocked Persons lists, and that clients and/or businesses are not nationals of, or located in, countries blocked by OFAC sanctions. If a client or business name appears on the OFAC list, the employee performing the check should promptly notify the CCO or Compliance Officer.
Geneva routinely corresponds with clients or client representatives regarding the details of a client’s account including, but not limited to, account objectives and asset allocation. The Firm may also periodically request that clients or client representatives notify the Firm of changes to a client’s source(s) of assets, income, liabilities, and general financial information. For certain clients (i.e., wrap program, sub-advisory accounts, etc.) this information is obtained by the plan sponsor or primary advisor and furnished to Geneva in the form of a report along with a signed investment agreement for each client and periodically thereafter. If Geneva employees recognize any signs of unusual activity in the course of reviewing such information, they should report them to the CCO.
RECORD RETENTION
Records will be maintained in accordance with Geneva’s Record Keeping policy.
Policy Date: 2004-10-05
Revised: 2005-09-29
2007-04-01
2010-10-15
2015-10-30
2017-09-30
2020-03-18

GENEVA CAPITAL MANAGEMENT
Complaint Reporting, Resolution and Non-Retaliation Policy
1 Overview
1.1 Policy Statement
Geneva Capital Management LLC (“Geneva” and “Company”) is committed to the highest legal and ethical standards. An essential part of that mission is providing Employees and other Reporters a means to raise good faith complaints regarding any illegal or unethical conduct by the Company or its Employees with the assurance that (i) their complaints will be treated seriously, and (ii) they will not face any retaliation due to their complaints. Geneva has therefore adopted this Policy and Procedures for the Reporting and Resolution of Complaints and the Protection of Reporters.
1.2 Key principles
•
Employees should generally report any known or suspected violations of laws, rules, or regulations, material violations of Company policies, or other unethical conduct through business as usual processes;

•	Where Employees feel those processes are inappropriate or inadequate, Employees should report concerns to the manager, a Managing Principal or the General Counsel/Chief Compliance Officer;
•	The Company will not tolerate any discrimination, harassment or retaliation against anyone who makes a good faith report or assists in the investigation of a report;
•	The Company will not infringe the rights of Employees to report to government authorities or assist in any investigations by government authorities; and
•	The Company will conduct a reasonable and prompt investigation into any good faith reports, honoring any requests for anonymity and confidentiality to the degree possible.
1.3 Scope
This Policy applies to Employees and other Reporters as noted herein. The procedures described in this Policy do not apply to complaints for which specific procedures have been established and are available, such as employment related complaints which should be handled through the Company’s handbook processes. This Policy does not apply to the extent it is inconsistent with laws or regulations applicable to the complaint or Reporter, including but not limited to any data privacy laws. The Policy is not intended to, and does not create any rights in favor of Employees or other Reporters. An Employee who abuses the Policy by making a non-good faith complaint may render him or herself subject to the Company’s disciplinary procedures.
1.4 Roles and Responsibilities
The Compliance department is responsible for the implementation and oversight of the policy.

GENEVA CAPITAL MANAGEMENT
Complaint Reporting, Resolution and Non-Retaliation Policy
2 Definitions
“Geneva” or the “Company” means Geneva Capital Management LLC and its control affiliates.
“Employees” means managing principals, principals, officers and employees of Geneva, as well as certain consultants, independent contractors and others performing extended services under its supervision or control, if any.
“Reporters” means Employees and others who raise complaints regarding any illegal or unethical conduct by the Company or its Employees.
“Complaint” means a report of any known or suspected violations of laws, rules, or regulations, material violations of Company policies, or other unethical conduct.
“Investigator” means the person commissioned by the General Counsel or Chief Compliance Officer to investigate the allegations of a Complaint. It may be either such person if he or she is not implicated in the allegation.
3 Policy Requirements
3.1 Reporting of Complaints
From time to time, violations of laws, rules, or regulations, violations of Company policies, or other unethical conduct may occur. Employees should generally report such violations and unethical conduct through business as usual processes.
Where Employees feel those processes are inappropriate or inadequate, Employees should report any Complaints to their supervisor, a Managing Principal, the General Counsel/Chief Compliance Officer.
3.2 Resolution of Complaints
Upon receipt of a Complaint, notice will be provided to the General Counsel/Chief Compliance Officer. The General Counsel/Chief Compliance Officer shall, or may appoint an Investigator who shall, conduct a reasonable and prompt investigation of the allegations of the Complaint. After completing the investigation, the General Counsel/Chief Compliance Officer or the Investigator will present to the Managing Principals a report discussing the findings from the investigation and a recommendation for next steps. The General Counsel/Chief Compliance Officer may take any action deemed appropriate to resolve the Complaint, including but not limited to further escalating the matter or providing notice to the Reporter or other interested parties where appropriate.
3.3 Confidentiality
The Company will make a good faith effort to honor any request for anonymity. The Company will also use reasonable efforts to ensure confidentiality is maintained. In general, the

GENEVA CAPITAL MANAGEMENT
Complaint Reporting, Resolution and Non-Retaliation Policy

Complaint, its investigation, its resolution and the identity of the Reporter will only be disclosed as required for the investigation and resolution of the Complaint and as authorized herein.
3.4 Non-Retaliation
Geneva prohibits any form of discrimination, harassment or retaliation against anyone who submits a good faith Complaint or assists in the investigation of a Complaint. A good faith Complaint is one supported by the Reporter’s subjective, reasonable belief that actionable misconduct has occurred. Anyone who believes that they have been subject to discrimination, harassment or retaliation should report the matter. Any Employee who is found to have discriminated, harassed or retaliated against another Employee for submitting a Complaint or assisting in a related investigation will be subject to appropriate disciplinary action.
As part of its commitment to non-retaliation, Geneva further prohibits the infringement of Employees’ reporting rights, including but not limited to provisions in separation agreements that prohibit employees from conveying information to government authorities or require employees to waive the rights to any monetary recovery in connection with reporting information to government authorities.
3.5 Record Keeping
The General Counsel/Chief Compliance Officer will maintain a record of all Complaints brought to his attention and track their receipt, investigation and resolution. To the extent permissible under law, copies of the reports and related documents will be maintained for six years with the first two years in an easily accessible location.
Policy Date: 2020-03-18
Revised:

GENEVA CAPITAL MANAGEMENT
Foreign Corrupt Practices Act Policy
STATEMENT OF POLICY
The anti-bribery provisions of the Foreign Corrupt Practices Act (“FCPA”) make it unlawful for a U.S. person and certain foreign issuers of securities to make a payment to a foreign official for the purpose of obtaining or retaining business for or with, or directing business to, any person.
Every employee of Geneva Capital Management LLC (“Geneva”) whose duties are likely to lead to exposure to international business activities is required to read and comply with this policy and procedures. Geneva does not normally directly solicit business from foreign governments or their related enterprises.
The FCPA makes it illegal for U.S. citizens and companies (including their officers, directors, employees and agents, and any stockholders acting on their behalf) to bribe foreign officials. Although the concept is simple, the law directly affects routine business relationships with foreign governments and foreign government sponsored operating entities.
This Policy should be read in conjunction with Geneva’s Gift and Entertainment Given Policy, Anti-Bribery and Corruption Policy and Procedures, and Code of Business Conduct, and is subject to more restrictive provisions, if any, found in such policies and procedures. The FCPA also requires Geneva to meet its accounting provisions. A violation of the FCPA consists of five “elements”. That is, a person or organization is guilty of violating the law if the U.S. government can prove the existence of:
1)	A payment, offer, authorization, or promise to pay money or anything of value;
2)	To a foreign government official (including a party official or manager of a state-owned concern), or to any other person, knowing that the payment or promise will be passed on to a foreign official;
3)	A corrupt motive;
4)
For the purpose of (a) influencing any act or decision of that person, (b) inducing such person to do or omit any action in violation of his lawful duty; (c) securing an improper advantage, or (d) inducing such person to use his influence to affect an official act or decision; and

5)	In order to assist in obtaining or retaining business for or with or directing any business to, any person.
PROHIBITED AND RESTRICTED PAYMENTS
The FCPA prohibits the offer, promise, authorization, or payment of a bribe or “anything of value” to a “foreign official” in order to “obtain or retain business” or to “secure any other improper advantage” over official actions that affect Geneva. This prohibition is very broad, and covers: (1) cash payments; (2) non-cash “payments”, benefits and favors; and (3) in certain circumstances, otherwise legitimate business expenditures such as gifts, entertainment, and hosted travel or training. The FCPA prohibits these payments whether they are made directly or indirectly through third parties, such as consultants, solicitors, agents and affiliates.
Interactions with “Foreign Officials”
For purposes of this Policy, a “Foreign Official” means any officer or employee of a foreign government (i.e., other than the United States) or any department, agency, or “instrumentality” thereof, or of a “public international organization1,” any person acting in an official capacity for or on behalf of a foreign government or government entity or of a public international organization, any foreign political party or party official, or any candidate for foreign political office. Thus, Foreign Officials include not only elected officials, but also consultants who hold government positions, employees of state-controlled enterprises, political party officials, officials of public international organizations, and others.2
Critical to Geneva is the very broad definition of “instrumentality,” which includes state-owned or controlled enterprises, including the government ownership of large investment funds, or so-called sovereign wealth funds. In many instances, employees of such entities may not be thought of as government officials. Under the FCPA, however, they may be Foreign Officials. Any questions relating to whether an individual is a Foreign Official should be directed to Geneva’s Chief Compliance Officer (“CCO”).
Cash and Non-Cash Payments: “Anything of Value”
Requests by Foreign Officials for payments that would violate the FCPA could arise in many settings and are likely to be more subtle than a direct request for a kickback or bribe. The FCPA prohibits the provision of “anything of value” to a Foreign Official for improper purposes. This term is very broad, and can include any item of pecuniary value, including, for example:
•	Gifts
•	Solicitor or consultant fees or expenses
•	Medical, educational, or living expenses
•	Travel, meals, lodging, shopping or entertainment expenses
Prohibited Payments
As a practical matter, the FCPA's prohibition against improper payments to “obtain or retain business” or to “secure any other improper advantage” covers virtually any improper payment made in a business context. For example, Geneva employees and agents must not pay or give things of value to Foreign Officials, directly or indirectly:

1 The term “public international organization” includes such organizations as the United Nations, the World Bank, the International Finance Corporation, the International Monetary Fund, and the Inter-American Development Bank. The CCO should be contacted if there is a question as to whether an organization should be treated as a public international organization for the purpose of this Policy.
2 Under this policy, “Foreign Officials” also include spouses and other immediate family members of foreign officials. Payments to other relatives must also be scrutinized in advance, and safeguards imposed, to protect against the risk that the relatives could act as conduits to the official.

•	to manage assets;
•	to obtain confidential information about business opportunities, finals presentations or the activities of competitors;
•	to prevent some governmental action, such as the cancellation of an existing advisory contract or the imposition of a large tax or fine;
•
to obtain a license or other authorization from a government (such as a license or authorization to manage assets) where the issuance involves the foreign official’s or his/her government’s discretion;

•	to obtain the right to open an office; or
•	to secure any improper advantage.
Third Party Payments
The FCPA prohibits both direct and indirect payments to Foreign Officials. Thus, Geneva can face FCPA liability based on improper payments made by its agents or other business partners, whether or not Geneva knew of the payments.
In those circumstances where Geneva desires to enter into a relationship to solicit or retain business from foreign clients, Geneva must carefully choose who it works with. Therefore, prior to entering into an agreement with any agent, consultant, solicitor, or other representative who will act on Geneva’s behalf of to obtain or retain advisory business from foreign entities, Geneva’s CCO will initiate and/or perform appropriate FCPA-related due diligence and impose prudent safeguards against improper payments. Contracts with such representatives must be reviewed by Geneva’s CCO.
Once any third-party relationship has been entered into, Geneva must be vigilant in monitoring the relationship. Any questions regarding this policy or its applicability to proposed third parties, should be directed to the CCO.
Guidelines for Permitted Payments
The FCPA does not prohibit all payments to or on behalf of Foreign Officials. Under an affirmative defense to the FCPA, certain payments that are directly related to: (i) the promotion or demonstration of Geneva’s products or services; or (ii) the performance of a particular advisory contract with a foreign government or instrumentality, may be permissible. To be consistent with the FCPA and Geneva policy, such payments must be bona fide, reasonable, fully documented, supported by receipts. Any unusual situations or questions should be brought to the CCO for guidance and resolution.
Generally, modest entertainment, meals, Geneva promotional items, gifts of a nominal value and other business courtesies are permissible and may be made subject to the limitations and requirements found in JHI’s Anti-Bribery and Corruption Policy and Procedures, Global Travel and Expense Policy and other corresponding policies and procedures.
Employees are required to comply with the FCPA. Employees who violate the FCPA may be dismissed. If an employee should have contact with a foreign official, any questions should be directed to the CCO.

Geneva’s accounting department is responsible for monitoring and reviewing for unusual reimbursements and payments in accordance with its normal expense reimbursement policies and procedures and is required to make and keep books and records that accurately and fairly reflect the transactions of Geneva, and devise and maintain an adequate system of internal accounting controls.
Policy Date: 2016-10-01
Revised: 2017-08-01
2019-05-28
2020-03-18

GENEVA CAPITAL MANAGEMENT
Computer and Information Systems Usage Policy
This policy sets forth a guideline for the proper use of the computer systems, electronic mail, Internet, mobile devices, and other related technology provided by Geneva Capital Management LLC (the “Company”) and applies to all employees, independent contractors and consultants (“Users”). The Company reserves the right to change this policy at any time.
General Policy
In order to help employees and other individuals more effectively perform their jobs in this age of technology, the Company provides business computers, electronic mail (e-mail), Internet access, and related technology. Business computers are all Company-owned workstations that are the property of the Company which include desktops, servers, laptops, notebooks, handheld devices, and other computers. All Users are responsible for ensuring that these resources are used in accordance with Company policy and applicable laws and regulations.
In addition to business computers, all e-mail messages and electronic files created or stored on such business computers, or on Company-provided hard disks or any other removable media, are Company property and, along with use of the Internet, may be subject to Company monitoring, restrictions and auditing. The Company may monitor these devices for inappropriate use, security violations, network management and other business reasons. Users may also be subject to limitations on their use of computer-related resources at the discretion of the Company.
The Company’s Information Security Policy incorporates guidelines for personal use of computer systems and those applicable guidelines are summarized herein. Users do not have a personal privacy right in any material created, sent, received, and/or stored on Company-owned technology and or third party service providers engaged by the Company. All such material is the sole property of the Company.
The distribution of any information through the Company’s information systems or the storage of any information on a Company computer is subject to review. The Company has and reserves the right to archive, access, enter, search, inspect, monitor, and disclose the contents of any User’s computer files or e-mail messages at any time and for any reason without notice to the User. Among the reasons that may warrant accessing a User’s computer files or use of electronic media is a need to investigate activity which may constitute misconduct, represent a potential conflict of interest, violate criminal or civil law, and/or adversely affect the Company’s interests, and/or the interests of the Company’s customers, partners, subsidiaries or the interests of any employee of the Company as well as generally monitor and test for compliance with the foregoing, as well as the Company’s policies and applicable laws and regulations.
This policy also applies in circumstances where Users are accessing the Company’s systems from a remote location (e.g., home). Use of a business computer or Company system constitutes consent to all of the terms and conditions of this policy.
Specific Provisions
Prohibited Uses of the Company’s Computer, Internet and E-Mail
It shall be a violation of this Policy for any User to:

GENEVA CAPITAL MANAGEMENT
Computer and Information Systems Usage Policy
•
Send messages that contain obscene, hateful or derogatory language, or that violate in any way the Company’s equal employment opportunity or non-discrimination and anti-harassment policy, including the transmission of improper or offensive material relating to race, sex, age, religion, nationality, sexual orientation, disability or any other characteristic protected by law.

•	Send messages that are defamatory or intended to annoy, harass or intimidate.
•	Solicit business for personal gain or profit.
•
Send solicitations (for any cause or concern, such as a political campaign) or advertisements for personal gain or profit without obtaining prior written approval from the Company’s Chief Compliance Officer (“CCO”). Limited communications with people with whom an individual has a personal relationship are permitted for this purpose.

•	Send chain letters or any message knowingly containing a system/virus notification.
•	Send SPAM e-mail to more than the permitted number of persons without proper authorization. (See the Company’s Information Technology Security Policy for limitations.)
•
Intentionally access any Internet sites that contain adult-oriented, pornographic, obscene, indecent, racist, or otherwise inappropriate material, and/or download, print, or copy such material unless there is a specific, definable business function associated with such participation.

•
Participate in social networking sites in any manner that reflects and/or represents the Company unless there is a specific, definable business function associated with such participation and such participation is authorized by the CCO. See the Company’s Electronic Communications policy.

•	Make or post indecent, inappropriate remarks, photos, and/or media that are in any way associated with the Company.
•
Send (upload), receive (download), stream, reproduce or distribute commercial software/media or any copyrighted materials, trade secrets, proprietary financial information or similar materials (e.g., MP3 files, video files, audio files, shareware, etc.) without appropriate authorization.

•
Send confidential or proprietary Company information to persons not authorized to receive it. Such information includes, but is not limited to: financial information, new business ideas, marketing strategies and plans, customer lists, confidential client information, technical product information, computer source codes and information about business relationships. (See the Company’s Privacy and Confidential Information Policy for more information.)

•	Knowingly input any false or inaccurate information into the Company system.
•	Examine, change or use another person’s files, messages or User name without appropriate authorization (except for authorized System Administrators).
•	Use another person’s User I.D. or password without authorization.
•	Use Company equipment to perform work for another entity.

GENEVA CAPITAL MANAGEMENT
Computer and Information Systems Usage Policy
•	Install software on the Company’s business computers without proper authorization.
•	Disable or circumvent any type of anti-virus program or other Company-provided tools or utility that is installed on all business computers or servers connected to the Company’s computer networks.
•	Intentionally introduce and/or execute a computer virus or a similar type of malicious code with the intent of disrupting Company operations.
•
Knowingly establish or allow suppliers, vendors or contractors local or remote access to the Company’s business computers, electronic media systems or other network resources without appropriate authorization.

•
Install any sharing software programs such as DropBox, GoogleDrive, iCloud, on a company computer or device without written authorization from the CCO and the Information Technology Officer or his designees.

•	Install any remote access solution such as GotomyPC, LogMeIn or similar tool that would provide remote access without authorization of the Information Technology Officer or his designees.
•	Upload without authorization, any company data to and/or cloud-based data repository resource such as Dropbox, GoogleDrive, etc.
•	Intentionally allow a Company-provided computer to be used as a vehicle to gain unauthorized access to other systems or resources.
•	Attempt to monitor or tamper with another User's electronic communications.
•
Read, copy, change, or delete another User's files or software without authorization. Note: All requests for Company access to the contents of a User’s computer files and/or electronic media systems should be addressed to the Information Security Officer.

•	Deliberately use Company owned computing or network resources that are not consistent with this policy.
Any employee who discovers or becomes aware of a violation of this policy should report the violation to his/her manager, or the Information Security Officer. All instances of suspected disclosure of confidential information must also be reported to the CCO. Users who violate this Policy may be subject to disciplinary action, up to and including termination. The Company also reserves the right to report any illegal conduct to the appropriate authorities. See also the Company’s Electronic Communications Policy.
Company E-Mail and Instant Messaging (IM) Usage
The Company provides e-mail capabilities for Users and recognizes that e-mail often substitutes for telephone communications and can therefore elicit less formal communications than are typically found in paper memoranda. Therefore, the Company encourages Users to write e-mails with care, judgment and responsibility that each communication is representing the Company.
All e-mail messages that are sent and received are stored on a central company server as well as a central back-up system. In the normal course of data management, e-mails may be

GENEVA CAPITAL MANAGEMENT
Computer and Information Systems Usage Policy
recovered at a later date – even if deleted by the User. Further, all e-mails and Instant Messages (inbound and outbound) are archived for at least six years at a third party per SEC requirements and can be retrieved and reviewed at any time, even if they were immediately deleted from a User’s mailbox.
Confidential material should never be e-mailed unless specific encryption methods are used to protect the e-mail and/or the attachments. Never assume e-mails sent to or via your Company e-mail account are confidential or private - they are neither.
Due to the SEC monitoring and archive requirements associated with Instant Messaging (IM), the Company has elected to prohibit all IM except for Bloomberg IM, Global Relay Messenger and Company owned and authorized iPhones. Bloomberg IM, Global Relay Messenger IMs and applicable iPhone messages are archived per SEC requirements.
General Security Precautions
The following security precautions should be utilized where applicable:
•	Sensitive and/or confidential documents should not be displayed on monitors when anyone other than an authorized User is present.
•	Confidential and/or sensitive documents should not be stored in folders where unauthorized persons can access them.
•	After a period of no activity, online sessions will be suspended automatically and re-authentication may be required (e.g., screen saver password protection).
•
All information system User IDs must have an associated password per standards outlined by the Company to ensure that only the authorized User is able to use the User ID. Users are responsible for all activity that takes place with their User ID and password or other authentication mechanism. Users must change their passwords immediately if they suspect that passwords have been discovered or used by other persons. Users must notify the Information Security Officer if other access control mechanisms are broken or if they suspect that these mechanisms have been compromised.

•
Users must choose difficult-to-guess passwords. Regardless of the system and/or document to be protected, all passwords should include TWELVE or more alphanumeric characters, including at least one number and/or one meta-character (e.g., !@#$%^&*:?><). This minimum length will be enforced automatically where systems support it.

•
Users must not share passwords with co-workers (although they may be required by IT support from time to time). All default passwords set the hardware or software vendor must be changed before the involved system can be used for Company business activities.

•
A wide variety of third parties have entrusted their information to the Company for business purposes, and all individuals at the Company must do their best to safeguard the privacy and security of this information.

GENEVA CAPITAL MANAGEMENT
Computer and Information Systems Usage Policy
•
Users must not e-mail or send any sensitive information such as client account information, credit card numbers, passwords, or any confidential information unless the connection and/or the file is encrypted per the standards of the Company.

•
Users must not misrepresent, obscure, suppress, or replace their own or another User’s identity on the Internet or on any other Company information system. In all instances, the User name, electronic mail address, organizational affiliation, and related contact information must reflect the actual originator of a message or posting. The use of anonymous re-mailers or other identity-hiding mechanisms is forbidden.

•
When printing, faxing or copying confidential or highly restricted information, the User or another appropriate person should be present during the transmission to prevent the information from being inadvertently revealed to unauthorized parties. Similarly, when receiving confidential or highly restricted information via fax, e-mail, or other electronic device, the User or an authorized person should be present to receive it, or it should be directed to a location where only authorized Users can view it.

•
Information that is confidential, private or otherwise sensitive in nature must be restricted to those with a legitimate business need for access. Unauthorized disclosure of this information to people without a business need for access may be against laws and regulations, and may cause significant problems for the Company, its clients, or its business partners. Information that is considered confidential, private or otherwise sensitive in nature must not leave Company offices. If it is necessary to remove such computer-readable information from Company offices, this information must be protected with encryption facilities approved by the Information Security Officer. If such information is transmitted over public computer networks such as the Internet, this transmission must take place with encryption facilities approved by the Company.

•	All mobile devices and remote systems storing Company information and/or Company emails must have both password and screen saver protection enabled as per the Company Security Policy.
•	Users, contractors, vendors, or other third parties must not connect their own computers with Company computers or networks without prior authorization from the Company.
•
Personally-owned systems must not be used to process any Company information unless the systems have been approved for use by the Company of any information that is classified as confidential is prohibited on non-Company computers unless specifically approved by the Company. Exceptions include company provided remote access (Citrix).

•
The Company’s Users shall employ encryption technologies whenever confidential, private or otherwise sensitive information is transmitted via publicly accessible means or when such information is stored electronically on servers or facilities that may be accessible to parties not authorized to access this information.

•
Users are not permitted to attach wireless network access points to any Company network or infrastructure under any circumstances unless prior authorization is provided in writing by the Information Security Officer.

GENEVA CAPITAL MANAGEMENT
Computer and Information Systems Usage Policy
Virus & Malware Protection
Protection from viruses, spyware, and other malicious software is paramount to the overall security of the Company’s systems. It is the responsibility of everyone who uses the Company’s computers, network and related system infrastructure to take reasonable measures to protect that network from virus infections.
Viruses, Spyware and other “malware” can enter the Company's network in a variety of ways:
•	Browsing - Spyware frequently enters the computer via browsing to websites that are leverage JavaScript, Active X, and executables that can take advantage of security and configuration holes.
•
E-mail Attachments/Links - These attachments or “web links “could be working documents or spreadsheets, or they could be viruses disguised as pictures, jokes, etc. Also, malicious embedded web links will open your browser and install a virus merely by clicking on the link. These attachments/links may have been knowingly sent by someone wanting to infect the Company's network or by someone who does not know the attachment/link contains a virus. However, once some viruses are opened, they automatically e-mail themselves, and the sender may not know his or her computer is infected. DO NOT CLICK ON LINKS IN AN EMAIL UNLESS YOU ARE SURE OF WHAT IT’S FOR.

•
Thumb Drives or other media - Viruses can also spread via various types of storage media. As with e-mail attachments, the virus could hide within a legitimate document or spreadsheet or simply be disguised as another type of file.

•
Software downloaded from the Internet - Downloading software via the Internet can also be a source of infection. As with other types of transmissions, the virus could hide within a program or other type of file.

•	Instant Messaging (IM) or Social Media attachments - Viruses also take advantage of IM software. IM and/or Social Media (Facebook, etc.) attachments work the same as e-mail viruses.
The IT consulting staff will work to implement the most appropriate tools, filters, firewalls and other devices and services to filter out malware. However, it is almost impossible to stop all malware from entering into a computer system on a continual basis. As such, it is the responsibility of all Users to take reasonable steps to help prevent malware outbreaks. The following guidelines are to be followed:
•	Do not open unexpected e-mail attachments - even from coworkers.
•	Never open an e-mail or IM attachment from an unknown or suspicious source.
•	Never “Click” on links in an email unless you are sure of where they will take you.
•	Never download freeware or shareware from the Internet without express permission of the Information Security Officer.

GENEVA CAPITAL MANAGEMENT
Computer and Information Systems Usage Policy
•	Never click on web site banners, pop ups or ads, especially those that would indicate that you have a virus that needs to be cleaned.
•	If a file you receive contains macros that you are unsure about, disable the macros. Laptop/Notebook/iPad and Wifi Protection
When attaching Company provided laptops to public Wi-Fi services, please note that these “Open Networks” can often provide a means by which hackers can gain access to information stored and/or transmitted on the device. As such, Company laptops should not contain confidential information unless this information is specifically encrypted. This is especially important when traveling with Company devices internationally. Users should always inform the Information Security Office before/after such an International trip and the device should NOT be reconnected to the Company network until it has been properly “cleaned” by the IT group.
Phishing Schemes and/or Fraudulent Requests for Access or Information
Phishing refers to a method used by hackers to gain confidential information and/or access to systems. This often occurs via email and are often crafted to seem very legitimate. They may even come from an email address of someone you know or from appear to come from a government agency, such as the Internal Revenue Service. If you receive an “unsolicited” request for information, account numbers, balances, wiring instructions, other confidential information, or a request to click on a link from a suspicious source, always confirm the request via phone or other separate means. Hackers can often acquire access to a client’s email account and then use them to make requests from banking and related financial institutions. This is VERY common. DO NOT provide such information unless the requesting party is verified and report the request to the Information Security Office.
If you suspect your computer/device has been exposed to or has contracted any virus,  spyware or malware, please inform the Information Security Officer immediately.
Policy Date: 2020-04-01
Revised:

GENEVA CAPITAL MANAGEMENT
Computer and Information Systems Usage Policy
CERTIFICATION
I have read and understood the policies outlined in this Computer and Information Systems Usage Policy.
Employee Name

Signature
Date